UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.)

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Definitive Proxy Statement
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Soliciting Material Pursuant to §240.14a-12
COLUMBIA BANKING SYSTEM, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COLUMBIA BANKING SYSTEM

Annual Meeting of Shareholders

PROXY STATEMENT 2025

COLUMBIA BANKING CENTER

Columbia Banking System, Inc.
1301 A Street
Tacoma, Washington 98402-4200
April 3, 2025
To our Shareholders:
It has been two years since completion of the merger of Columbia Banking System, Inc. ("Columbia") and Umpqua Holdings
Corporation ("Umpqua"). With 2024 marking our first full year of combined performance, our Board of Directors (the "Board")
determined to remove certain merger-related provisions from our Bylaws to better reflect the governance of the combined company.
As a result, Columbia’s Bylaws no longer require that the Board be comprised of seven pre-merger Columbia directors and seven pre-merger Umpqua directors, nor do they require that the Lead Independent Director be a pre-merger Columbia director. In light of this progress and with the integration comfortably behind us, the Board also determined that the Executive Chair role served by
Cort O'Haver was no longer needed, and his service with the Company concluded on March 31, 2025.
The Board has nominated 11 individuals for re-election at this year’s annual meeting of shareholders, which will be held on
Thursday, May 15, 2025, at 10:00 a.m. Pacific Time. Directors Craig Eerkes and Peggy Fowler have not been nominated due to their desire to retire from the Columbia Board as of the annual meeting, having served, respectively, as Chair of Columbia’s
Board and Chair of Umpqua’s board of directors prior to the merger closing. Since that time, Mr. Eerkes has served as the Lead
Independent Director of Columbia, and Ms. Fowler has served as the Chair of Columbia’s Nominating and Governance Committee.
Their many years of service and their leadership in our first years of operation as a combined company are deeply appreciated.
The annual meeting on May 15, 2025, will be conducted exclusively via live webcast. We believe this format enables engagement with our shareholders regardless of size, resources or physical location. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/COLB2025.
To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., and you should allow ample time for the check-in procedures. If you experience any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page starting at 9:45 a.m. on the date of the meeting.
At the meeting, in addition to voting on the matters set forth in the proxy statement, you will have the opportunity to hear management discuss developments in our business and industry in the past year and to ask questions pertinent to the meeting.
You will find additional information concerning our company and its operations, including its audited financial statements, in the
Annual Report for the year ended December 31, 2024, which is available on our website at www.columbiabankingsystem.com in the “Quarterly Results” section.
Whether or not you plan to attend the virtual meeting, please take the time to vote online, by telephone or by completing and mailing the proxy card (if you received one) as soon as possible. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting online if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

Maria M. Pope	Clint E. Stein
Chair, Board of Directors	President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

Time and Date
10:00 a.m. Pacific Time on Thursday, May 15, 2025
Virtual Meeting
www.virtualshareholdermeeting.com/COLB2025
How To Participate
Visit www.virtualshareholdermeeting.com/COLB2025 and enter the control number found on your Notice, proxy card or instruction form.
Record Date
You are entitled to vote at the annual meeting and at any adjournments or postponements of the meeting if you were a shareholder at the close of business on March 17, 2025.

Items of Business
The purposes of the meeting are as follows:	Board Recommendation	Page Reference
(1) To elect the 11 nominees for director named in the accompanying Proxy Statement to serve on the Board of Directors until the 2026 annual meeting of shareholders or until their successors have been elected and have qualified.	FOR	9
(2) To approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR	32
(3) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR	84
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Voting
By Internet:	By Telephone:	By Mail:
To vote before the meeting, visit www.proxyvote.com	By Toll Free Number: 1-800-690-6903	Follow the instructions on your proxy card
To vote at the meeting, visit www.virtualshareholdermeeting.com/COLB2025

By Order of the Board of Directors,	Dated: April 3, 2025

Kumi Yamamoto Baruffi
EVP, General Counsel and Corporate Secretary / Tacoma, Washington

Proxy Summary	1	Compensation Tables	57
Annual Meeting Business	1	Compensation Arrangements With Named Executive Officers	58
2024 Performance Highlights	2
Governance and Compensation Quick Facts	6	CEO Pay Ratio	74
Director Nominees at a Glance	8
		Pay Versus Performance	74
Proposal 1 – Election of Directors	9
Information About the 2025 Nominees	10	Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information	79

Corporate Governance	16
Governance Practices and Framework	16	Information About Executive Officers	79
Board Leadership and Director Independence	16
Director Qualifications	18	Stock Ownership	81
Operating Responsibly for the Long Term	19	Beneficial Ownership of Directors and Executive Officers	81
Code of Ethics and Corporate Governance Documents	21	Beneficial Owners of More Than Five Percent	82
Compensation Committee Interlocks and Insider Participation	21	Delinquent Section 16(A) Reports	83
Shareholder Engagement	21
Communicating with the Board	23	Audit Committee Report	83

Board Structure And Compensation	24	Proposal 3 – Ratification of Appointment of Independent Registered Accounting Firm	84
2024 Board Meetings	24
Board Committees	24
Board Risk Oversight	27	Independent Registered Public Accounting Firm	85
Compensation of Directors	28
2024 Director Compensation Table	31	Certain Relationships And Related Transactions	86

Proposal 2 – Advisory Vote On Executive Compensation	32	Annual Report To Shareholders And Form 10-K	86

Compensation Discussion and Analysis	33	Questions and Answers About Voting and The Meeting	87
Executive Summary	34	When are proposals and director nominations for the 2026 Annual Meeting due?	91
Compensation Philosophy and Process	38
Compensation Decisions	43
Other Compensation Information	52	Appendix A – Non-GAAP Financial Measures	A-1

Compensation Committee Report	56

Columbia Banking System  I  2025 Proxy Statement          1

Proxy Statement
The Columbia Board of Directors (the “Board”) is soliciting proxies for this year’s Annual Meeting of Shareholders (the “Annual
Meeting”). This Proxy Statement (the "Proxy Statement") contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully. In this Proxy Statement, the terms the “Company,”
“Columbia,” “we,” “us” or “our” refer to Columbia Banking System, Inc.

Important Notice Regarding The Availability Of Proxy Materials For The Annual Meeting:
This Proxy Statement, the Notice of Internet Availability of Proxy Materials (the “Notice”) and our annual report to shareholders for the year ended December 31, 2024 (the “2024 Annual Report”) are available at www.columbiabankingsystem.com.*

*References in this Proxy Statement to our website address are provided only as a convenience and do not constitute, and should not be viewed as, an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this Proxy Statement.

Proxy Summary
This summary does not contain all the information you should consider, and you should carefully read the entire Proxy Statement before voting. For information about voting and the virtual Annual Meeting please see the "Questions and Answers About Voting and the Meeting" section. Your vote is very important. The Board is requesting that you allow your common stock to be represented at the Annual Meeting by proxy.
Annual Meeting Business

Proposal	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
1.Election of Directors	Majority of Votes Cast*	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect
2. To approve, on an advisory basis, the compensation of the Company’s named executive officers	Votes cast “FOR” exceed votes cast “AGAINST”	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect
3. To ratify the appointment of the independent registered public accounting firm	Votes cast “FOR” exceed votes cast “AGAINST”	No effect; not treated as a vote cast, except for quorum purposes	Yes	No Effect
*Voting standard for uncontested director elections.
Columbia Banking System  I  2025 Proxy Statement          2

Columbia Overview
For additional information, please visit our website at www.columbiabankingsystem.com or see our Annual Report on Form 10-K
for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the "SEC") and available on our website. Such information is not part of or incorporated by reference into this Proxy Statement.
Columbia Banking System  I  2025 Proxy Statement          3

Our Strategy

"Business Bank Of Choice" In The West

Columbia, through its principal subsidiary, Umpqua Bank, seeks to bank businesses of all sizes, along with their owners, executives, and employees, in addition to the residents of the communities we serve. We focus on expanding full relationship banking services through our "Business Bank of Choice" in the West strategy.

Community Banking at Scale

- We seek to provide our customers with the financial sophistication and product depth of a regional banking company while retaining the appeal and service level of a community bank.
- Our bankers and operations teams support individuals and small businesses through larger corporations living and operating in low-population rural markets through the largest metropolitan areas in the United States.
- Our Community Banking at Scale business model drives a granular, low-cost core deposit base.
- Our loan portfolio is diversified by product, customer, industry, and geography, mitigating risk and supporting a diverse customer base.

Balanced Growth in Loans, Deposits, and Sustainable Core Fee Income

- Our approach is a concentrated focus on full banking relationships, bringing together collaborative teams from commercial and consumer banking as well as wealth management, and leveraging our retail branch network.
- Our scaled franchise and offerings, talented associate base, and customer-focused business model enable us to provide comprehensive financial services through relationship banking in the communities we serve.
- We place the highest priority on customer service and assist our customers in making informed decisions when selecting from the products and services we offer.
- We offer tailored financial solutions to meet our customers' needs in support of balanced growth in loans, deposits, and sustainable core fee income.

Our Culture Aligns our Business Objectives to Support our Primary Stakeholders. Our "Do Right Together" Culture Fosters an Environment Where:

Associates Thrive

We intentionally create the kind of place where associates care about one another, root for the customer down the street, and participate in making their community a better place to live and work.

Shareholders Invest

We are committed to running our business in a way that reinforces shareholder confidence, including risk-based decision-making and managing our capital responsibly, all with the goal of ensuring continued investment from our shareholders.

Customers Grow

We combine national-level sophistication and expertise with unparalleled community bank service to provide the best personalized relationship banking experiences in the West.

Communities Prosper

We take an active leadership role in helping our communities prosper. By drawing on our strengths, our people, and our values, we aim to make a meaningful difference and set a high bar for social impact wherever we do business.

Columbia Banking System  I  2025 Proxy Statement          4

2024 Performance Highlights
Improved Operational Efficiency
▪Columbia completed an enterprise-wide evaluation of our operations in early 2024, which resulted in consolidated positions, simplified reporting and organization structures, and an improved profitability outlook.
▪We achieved gross annualized savings of $82 million from improved operational efficiency, which supports $12 million of ongoing reinvestments in people, locations, and technology enhancements.
▪Inclusive of gross savings related to our merger with Umpqua Holdings Corporation (the "Merger"), Columbia has realized
$270 million in gross savings, representing 25% of the combined company's pre-Merger cost base.
Added Strategic Locations
▪We opened our first two branches in Arizona in 2024, and strategically relocated offices in other markets, with our net branch count declining by four given other consolidations.
▪We also announced our intention to open five additional branches in 2025 in support of strategic growth markets throughout our footprint.
Made Key Technology Enhancements
▪Our customer-focused technology stack incorporates resilient, scalable, and secure systems to support our Business Bank of Choice strategy. We embrace technology to not only create operational efficiencies, but also to support an elevated customer experience and to drive additional revenue opportunities.
▪We continued our investment in new payment technologies, including Real Time Payments, integrated receivables and payables, and Zelle for Business.
▪We rolled out a new Customer Relationship Management tool to enhance our bankers' ability to provide exceptional service and generate additional core fee income through needs-based solutions for our customers.
Columbia Banking System  I  2025 Proxy Statement          5

Financial Performance Summary

	2023	2024	Q1 2024	Q4 2024	Notable Items
Operations
Net interest margin	3.91%	3.57%	3.52%	3.64%
Net income increased in 2024 compared
to 2023 due to a decline in Merger-related
expense and the initial provision on certain
loans acquired through the Merger in
2023. The benefit was partially offset by
lower net interest income. Our deposit
costs accelerated notably during the fourth
quarter of 2023, driving net interest margin
contraction and lower net interest income
in 2024 compared to 2023. Proactive
initiatives stabilized core deposit
contraction and improved deposit pricing,
both before and after fed funds interest
rate reductions. These actions
contributed to improved financial
performance between the first and
fourth quarters of 2024.

Efficiency ratio	65.59%	57.14%	60.57%	54.61%
Net income	$349 million	$534 million	$124 million	$143 million
Earnings per share - diluted	$1.78	$2.55	$0.59	$0.68
Return on average assets	0.70%	1.03%	0.96%	1.10%
Return on average common equity	7.81%	10.55%	10.01%	10.91%
Return on average tangible common equity*	11.46%	15.31%	14.82%	15.41%
Operating return on average tangible common equity*	17.13%	16.30%	16.12%	16.11%
Credit
Net charge-offs to average loans and leases (annualized)	0.27%	0.34%	0.47%	0.27%	Overall credit performance remained strong and stable.
Non-performing assets to total assets	0.22%	0.33%	0.28%	0.33%
Capital
Common equity tier 1 risk-based capital ratio	9.64%	10.54%	9.77%	10.54%	Organic capital generation outpaced our regular quarterly dividend and balance sheet growth, driving ratios higher.
Total risk-based capital ratio	11.86%	12.75%	11.95%	12.75%
Growth
Commercial and owner-occupied commercial real estate loan balances	$14,892 million	$15,238 million	$14,974 million	$15,238 million	Our Business Bank of Choice strategy focuses on remixing our balance sheet into relationship-based commercial loans, which, inclusive of owner-occupied commercial real estate loans, grew 2% in 2024.
Customer deposit balances	$35,375 million	$35,566 million	$35,551 million	$35,566 million	Customer deposit balances stabilized and began to grow in 2024 after declining during 2023.
* Non-GAAP financial measures. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.
Columbia Banking System  I  2025 Proxy Statement          6

Governance and Compensation Quick Facts

Board Composition and Operations

Voting Standard	Majority in uncontested elections
Annual Elections	Yes
Mandatory Retirement Age	Yes (75)
Director Term Limits	No
Independent Directors	All except for President and Chief Executive Officer
Standing Board Committee Membership Independence	100%
Annual Board and Committee Self-Evaluations	Yes

Shareholder Rights

One Share, One Vote	Yes
Cumulative Voting	No
Vote Standard for Charter Amendment	66 2/3%
Shareholder Right to Call Special Meeting	Yes
Shareholder Right to Act by Written Consent	Unanimous
Board Authorized to Issue Blank-Check Preferred Stock	Yes
Poison Pill	No

Other Governance Practices

Code of Conduct for Directors, Executive Officers, and Associates	Yes
Year-Round Shareholder Engagement	Yes
Percentage of Shareholders Contacted and Engaged During Off-Season Engagement	Approximately 80% contacted; approximately 48% engaged
Chief Executive Officer and Senior Management Succession Planning	Yes
Stock Ownership Guidelines	Yes
Anti-Hedging and Anti-Pledging Policies	Yes
Information Security, Cybersecurity and Data Privacy Oversight	Yes, led by Enterprise Risk Management Committee
Board-Level Corporate Responsibility Oversight	Yes, led by Nominating and Governance Committee
Annual Corporate Responsibility Report	Yes, posted on website
Operational Greenhouse Gas Emission Reporting per GHG Protocol	Yes, posted on website

Compensation Practices

CEO Pay Ratio	82 to 1
Clawback Policies	Yes
Employment Agreements for Executive Officers	No, other than for the President and Chief Executive Officer and former Executive Chair
Repricing of Underwater Options	No
Excessive Perks	No
Pay-for-Performance	Yes
Frequency of Say-on-Pay Advisory Vote	Annual
Double-Trigger Change-in-Control Provisions	Yes
Independent Compensation Consultant	Yes
Columbia Banking System  I  2025 Proxy Statement          7

Governance and Leadership
The Board believes that it is important to its members to, as a whole, represent a robust mix of experiences, perspectives, and backgrounds. The following charts summarize some of the characteristics of the 11 nominees standing for election at the Annual
Meeting (with tenure determined by service on either the Columbia Board or the Umpqua board of directors, prior to the Merger).
Columbia Banking System  I  2025 Proxy Statement          8

Director Nominees at a Glance

Name	Age	Director Since	Primary Occupation	Committee Assignments	Independence
Maria M. Pope	60	2014	President and Chief Executive Officer - Portland General Electric Company	▪Compensation Committee ▪Enterprise Risk Management Committee ▪Nominating and Governance Committee	Yes
Mark A. Finkelstein	66	2014	Director - Christensen, Inc.	▪Compensation Committee ▪Enterprise Risk Management Committee ▪Nominating and Governance Committee	Yes
Eric S. Forrest	57	2017	Co-President and co-owner - Bigfoot Beverages	▪Audit Committee ▪Nominating and Governance Committee ▪Umpqua Bank Trust Committee	Yes
Randal L. Lund	67	2017	Former Partner - KPMG	▪Audit Committee (Chair) ▪Enterprise Risk Management Committee ▪Umpqua Bank Trust Committee	Yes
Luis F. Machuca	67	2010	Former President and Chief Executive Officer - Enli Health Intelligence Corporation	▪Compensation Committee (Chair) ▪Enterprise Risk Management Committee ▪Nominating and Governance Committee	Yes
S. Mae Fujita Numata	68	2012	Founder - Numata Consulting PLLC.	▪Umpqua Bank Trust Committee (Chair) ▪Audit Committee ▪Enterprise Risk Management Committee	Yes
John F. Schultz	60	2015	Executive Vice President and Chief Operating Officer - Hewlett Packard Enterprise	▪Audit Committee ▪Compensation Committee ▪Nominating and Governance Committee	Yes
Elizabeth W. Seaton	64	2014	Former President and Chief Executive Officer - Saltchuk Aviation	▪Enterprise Risk Management Committee (Chair) ▪Audit Committee ▪Compensation Committee	Yes
Clint E. Stein	53	2020	President and Chief Executive Officer - Columbia; Chief Executive Officer - Umpqua Bank	None	President and Chief Executive Officer
Hilliard C. Terry, III	55	2010	Former Executive Vice President and Chief Financial Officer - Textainer Group Holdings Limited	▪Audit Committee ▪Enterprise Risk Management Committee ▪Nominating and Governance Committee ▪Financial Pacific Leasing, Inc. board of directors (subsidiary of Umpqua Bank)	Yes
Anddria Varnado	39	2018	Former GM and Head of the Consumer Business as member for the Executive Management Team - Kohler Company	▪Audit Committee ▪Compensation Committee ▪Umpqua Bank Trust Committee	Yes
Columbia Banking System  I  2025 Proxy Statement          9

Proposal 1 – Election of Directors
Vote Required And Board Recommendation
The election of each of the Board nominees named in this Proxy Statement requires the affirmative vote FOR by a majority of the votes cast on this proposal. Brokers do not have discretion to cast a vote for the election of Board nominees without your direction.
Therefore, if your shares are in street name and you do not instruct your broker how to vote, your shares will not be voted on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
The Board of Directors unanimously recommends a vote
“FOR” each of the nominees named in this Proxy Statement.
Board Composition
Our Bylaws were amended in connection with the Merger in 2023 to provide for the post-Merger composition of the Board, including a requirement that for three years following the closing of the Merger, the Board would be comprised of seven pre-Merger
Umpqua directors and seven pre-Merger Columbia directors. Effective November 4, 2024, the Board approved amendments to our
Bylaws (the "Bylaw Amendments") including:
▪Removing the requirement that the Board be comprised of seven pre-Merger Umpqua directors and seven pre-Merger
Columbia directors; and
▪Removing the requirement that the Lead Independent Director of the Board be a pre-Merger Columbia director.
Our Bylaws continue to require that for three years following the closing of the Merger, the approval of at least 75% of the entire Board must be obtained in order to remove Mr. Stein from the Board or from the board of directors of Umpqua Bank.
Elimination of Executive Chair Role
On March 1, 2023, pursuant to a letter agreement executed in connection with the Merger, Mr. O'Haver became the Executive
Chair of the Board, to serve in that capacity for three years following the Merger to help ensure a successful integration of the two companies. With completion of the integration ahead of schedule, the Board determined that the Company's governance no longer required the role of an Executive Chair and eliminated the position. Mr. O'Haver's service was thus terminated effective
March 31, 2025, at which time Mr. O'Haver resigned from the Board. Mr. O'Haver's contributions to the Company are widely recognized and appreciated by the Board.
Size of the Board
Our Bylaws now provide that the number of directors to be elected by the shareholders will be not less than eight nor more than
15 persons. In light of the fact that Mr. Eerkes and Ms. Fowler will be leaving the Board as of the Annual Meeting, the Board has accordingly fixed the number of directors to be elected at the Annual Meeting at 11. The Board would like to thank Mr. Eerkes and
Ms. Fowler for their service, leadership and valuable contributions as directors.
Director Retirement Age
Our Bylaws provide that any person who has or will attain the age of 75 prior to a meeting of shareholders may not stand for election at such meeting.
Columbia Banking System  I  2025 Proxy Statement          10

Nominee Independence
As discussed under the “Board Leadership and Director Independence” section, the Board has determined that all of the nominees for election to the Board, other than Mr. Stein who serves as President and Chief Executive Officer, are independent.
Replacement Nominees
If a nominee refuses or is unable to stand for election, the Board will designate a replacement nominee in accordance with the terms of the Bylaws. If the Board designates a substitute, shares represented by a proxy will be voted FOR the substitute nominee.
The Board presently has no knowledge that any of the nominees will refuse or be unable to serve.
Information About The 2025 Nominees
Information regarding each of the nominees is provided below, including each nominee’s name, age as of the Record Date, principal occupation during the past five years, public company directorships, and the year first elected or appointed a director of Columbia or Umpqua, as applicable. All of the nominees are presently directors of Columbia. There are no family relationships among any of our directors or executive officers, nor are any of the corporations or organizations referenced in the biographical information a parent, subsidiary or affiliate of Columbia.

CHAIR OF THE BOARD (Effective April 1, 2025) Maria M. Pope Independent Age: 60 Director Since: 2014
Experience:
Ms. Pope is President and Chief Executive Officer of Portland General Electric Company ("PGE").
She was appointed President on October 1, 2017 and Chief Executive Officer on January 1, 2018.
From March 2013 to January 2018, Ms. Pope served as Senior Vice President, Power Supply,
Operations, and Resource Strategy for PGE. She joined PGE in 2009 as Vice President, Chief
Financial Officer and Treasurer and previously served as the chief financial officer of two publicly traded companies in the high tech and natural resources industries. She is the board chair of the
Oregon Business Council and the Edison Electric Institute, the past board chair of the Energy Power
Research Institute, and serves on the San Francisco Federal Reserve Bank, Portland Branch.
Reason for Nomination:
Ms. Pope’s extensive leadership and business management experience, her perspective as an active public company executive, as well as her experience as the chief financial officer of three publicly traded companies, provide the Board with valuable expertise.
Committee Assignments: Compensation Committee, Enterprise Risk Management Committee,
Nominating and Governance Committee
Education: Bachelor's Degree, Georgetown University; M.B.A., Stanford Graduate School
of Business
Other Public Board Directorships: Portland General Electric Company (NYSE: POR; 2018-present)

Columbia Banking System  I  2025 Proxy Statement          11

Mark A. Finkelstein Independent Age: 66 Director Since: 2014
Experience:
Mr. Finkelstein is a director of Christensen, Inc., a solutions provider for the fuel, lubricants and propane industries. He is a member of the Board of Directors of the Northwest Chapter of the
National Association of Corporate Directors ("NACD") and a former member of the Governance,
Audit and Compliance Committee of the Board of Trustees of Seattle Children’s Healthcare System.
Previously, he served as Chief Legal and Administrative Officer and Secretary of Blucora, Inc.
from September 2014 through June 2017. Prior to joining Blucora, he served as EVP-Corporate
Development, General Counsel, and Corporate Secretary of Emeritus Corporation and as a
strategy advisor for private investment management firms in the United States and Europe.
Reason for Nomination:
Mr. Finkelstein has extensive legal background and experience with financial institutions and public companies generally as well as expertise with respect to corporate governance, mergers and acquisitions and other types of corporate transactions. He is also an NACD Board Leadership Fellow.
Committee Assignments: Compensation Committee, Enterprise Risk Management Committee,
Nominating and Governance Committee
Education: Bachelor's Degree with High Honors in Economics, The University of Michigan; J.D.,
The University of Michigan Law School
Other Public Board Directorships: None

Eric S. Forrest Independent Age: 57 Director Since: 2017
Experience:
Mr. Forrest is co-President and co-owner of Eugene-based beverage distributor, Bigfoot Beverages, overseeing the company’s Pepsi franchises and malt beverage distribution throughout Oregon and managing its day-to-day operations, warehousing and fleet. He is a partner in Fast Track Car Wash, also based in Eugene, Oregon. He currently chairs the Oregon Beverage Recycling Board, which he also co-founded, serves on the boards of directors of the Ford Family Foundation, the Pepsi Cola
Bottler's Association, and the Oregon Business Council, and was formerly the President of the
Oregon Beer and Wine Distributors Association. Mr. Forrest served as a director of Pacific
Continental Corporation (Nasdaq: PCBK) prior to its acquisition by Columbia in November 2017.
Reason for Nomination:
Mr. Forrest has strong ties within Umpqua Bank’s Eugene, Oregon market, as well as deep management and operational experience. He brings an entrepreneur’s and business owner’s perspective to the Board.
Committee Assignments: Audit Committee, Nominating and Governance Committee, Umpqua Bank
Trust Committee
Education: Bachelor's Degree in Communications, Oregon State University; M.B.A., Willamette
University's Atkinson School of Management
Other Public Board Directorships: None

Columbia Banking System  I  2025 Proxy Statement          12

Randal L. Lund Independent Age: 67 Director Since: 2017
Experience:
Mr. Lund served as a partner for 37 years with the accounting firm KPMG and is a retired member of the American Institute of Certified Public Accountants. He is also an NACD Board Leadership Fellow.
He is a past member, Advisory Board, Portland Chapter of the NACD as well as a past member of the
Program Committee for the Portland Chapter of Financial Executives International. He is a past board member of Software Association of Oregon, the Oregon Society of Certified Public Accountants, and
Metropolitan Family Services. Mr. Lund has served as the Chair of Columbia’s Audit Committee since 2019.
Reason for Nomination:
Mr. Lund has extensive accounting and operational experience with public companies, as well as deep expertise in the auditing and governance of public companies. He is one of the Board’s designated audit committee financial experts.
Committee Assignments: Audit Committee (Chair), Enterprise Risk Management Committee,
Umpqua Bank Trust Committee
Education: Bachelor's Degree in Accounting, Montana State University
Other Public Board Directorships: None

Luis F. Machuca Independent Age: 67 Director Since: 2010
Experience:
Mr. Machuca served as President and Chief Executive Officer of Enli Health Intelligence Corporation,
a healthcare applications company that activates collaborative care, from January 2002 until its sale on December 31, 2020. He serves on the Board of Directors of Cambia Health Systems, a nonprofit health care company based in Portland, Oregon. He served as the Chair of Umpqua’s Compensation
Committee until the Merger, at which time he was appointed the Chair of Columbia's
Compensation Committee.
Reason for Nomination:
Mr. Machuca brings strong business operations and leadership experience to the Board, together with extensive civic and community ties.
Committee Assignments: Compensation Committee (Chair), Enterprise Risk Management
Committee, Nominating and Governance Committee
Education: Bachelor's Degree in Electrical Engineering, Purdue University; Master of Science in
Industrial Engineering, Purdue University
Other Public Board Directorships: UpHealth, Inc. (NYSE: UPH; December 2022-present)

Columbia Banking System  I  2025 Proxy Statement          13

S. Mae Fujita Numata Independent Age: 68 Director Since: 2012
Experience:
Ms. Numata is the founder of Numata Consulting PLLC., a consulting business through which she has provided interim executive leadership services to privately owned companies in Washington,
Oregon and Montana. Ms. Numata is a former partner with a national consulting firm, a former chief financial officer in the media industry for 11 years, and a former banker for 24 years. She is the incoming Board Chair for GeoEngineers, Inc., their Finance Committee Chair and member of three other committees. She is the Lead Director of Uwajimaya, Inc. Ms. Numata was also the Board Chair of the Girl Scouts of Western Washington until her tenure expired in February 2021.
Reason for Nomination:
Ms. Numata’s extensive accounting and banking background provide the Board and Audit Committee with valuable expertise, and she is one of the Board’s designated audit committee financial experts.
Committee Assignments: Umpqua Bank Trust Committee (Chair), Audit Committee, Enterprise Risk
Management Committee
Education: Bachelor's Degree in Business Administration/Accounting, University of Washington
Other Public Board Directorships: None

John F. Schultz Independent Age: 60 Director Since: 2015
Experience:
Mr. Schultz serves as Executive Vice President and Chief Operating Officer of Hewlett Packard
Enterprise (NYSE: HPE), a position he has held since 2020. Prior to that, he served as HPE’s
Executive Vice President, Chief Legal and Administrative Officer and Secretary from December 2017 to July 2020, and served as HPE’s Executive Vice President, General Counsel and Secretary from
November 2015 to December 2017. He serves on the boards of Albright College, National Legal Aid
& Defender Association, and Children’s Beach House, on the Finance Committee of Beebe Hospital,
and on the advisory board of The Anti-Slavery Collective.
Reason for Nomination:
In his work at HPE, Mr. Schultz has led transformation, information technology and risk management functions, including HPE’s transformation office, IT and cybersecurity organizations, eCommerce team, ethics and compliance, legal, sustainability, global resilience and security functions. He also has deep corporate governance expertise as a result of his experience as HPE’s General Counsel and Secretary.
Committee Assignments: Audit Committee, Compensation Committee, Nominating and
Governance Committee
Education: Bachelor’s Degree, Albright College; J.D., University of Pennsylvania Law School
Other Public Board Directorships: None

Columbia Banking System  I  2025 Proxy Statement          14

Elizabeth W. Seaton Independent Age: 64 Director Since: 2014
Experience:
Ms. Seaton is the former President and Chief Executive Officer of Saltchuk Aviation, an air cargo and aviation services company headquartered in Seattle, Washington. She served as Senior Vice
President of Operations for Saltchuk Resources Inc., a family of diversified transportation and fuel distribution companies, headquartered in Seattle, Washington from 2014 to 2018. She spent over 20 years at Weyerhaeuser in strategic planning, capital investments and business leadership positions, and was a Principal at Boston Consulting Group in Los Angeles, California. She is currently a member of the Planned Parenthood Federation of America Board of Directors, serving as Secretary and as a member of the Federation Governance, Finance and Executive Committees.
Reason for Nomination:
Ms. Seaton has broad experience in business leadership, turnarounds and change management, strategic development, mergers and acquisitions, and enterprise risk management.
Committee Assignments: Enterprise Risk Management Committee (Chair), Audit Committee,
Compensation Committee
Education: Bachelor's Degree in Economics, History, Princeton University; J.D./M.B.A., University of
Chicago Business and Law Schools
Other Public Board Directorships: None

Clint E. Stein Age: 53 Director Since: 2020
Experience:
Mr. Stein is the President and Chief Executive Officer of Columbia and Chief Executive Officer of
Umpqua Bank. He was President and Chief Executive Officer of Columbia State Bank ("Columbia
Bank") from January 2020 until its merger with Umpqua Bank in February 2023. He joined Columbia in December 2005 as Senior Vice President, Chief Accounting Officer and Controller and was
appointed Executive Vice President and Chief Financial Officer in 2012. He continued to serve as
Chief Financial Officer until May 2018, following his appointment in 2017 as Chief Operating Officer, a position he held until being appointed President and Chief Executive Officer.
Reason for Nomination:
Mr. Stein has a deep understanding of the Company's strategic goals and operational challenges.
His proven leadership and clear vision for the Company's future enable him to make decisions that support long-term growth and sustainability. He also has strong industry and community ties, serving on the Federal Reserve Bank of San Francisco Board of Directors, Executive Council For A Greater
Tacoma and the boards for the Washington Bankers Association and Pacific Coast Banking School.
Committee Assignments: None
Education: Bachelor’s Degree in Accounting and Business Administration, University of Idaho
Other Public Board Directorships: None

Columbia Banking System  I  2025 Proxy Statement          15

Hilliard C. Terry, III Independent Age: 55 Director Since: 2010
Experience:
Mr. Terry serves as a director of public and private companies. He has served on the boards of directors of privately held Fabletics, Inc., an active-wear retailer, since January 2021, and of Fundbox,
Ltd., a financial platform for small businesses, since May 2021. He has served on the board of directors of publicly held Asbury Automotive Group since February 2022, and of Upstart, Inc. since
February 2019. Previously, Mr. Terry served as Executive Vice President and Chief Financial Officer
of Textainer Group Holdings Limited (NYSE: TGH), an intermodal marine container management and leasing company, from 2012 to 2018. Before joining Textainer, he was Vice President and Treasurer of Agilent Technologies, Inc. (NYSE: A), a diversified technology company, which he joined in 1999 and headed Investor Relations during Agilent's spin-off from Hewlett-Packard and subsequent IPO.
Reason for Nomination:
Mr. Terry is a former public-company chief financial officer and has senior leadership and business management experience with small and large-cap companies as well as broad-based accounting, treasury, and cash management expertise from his chief financial officer roles. He is one of the
Board’s designated audit committee financial experts.
Committee Assignments: Audit Committee, Enterprise Risk Management Committee,
Nominating and Governance Committee, Financial Pacific Leasing, Inc. board of directors
(subsidiary of Umpqua Bank)
Education: Bachelor's Degree in Economics, University of California, Berkeley; M.B.A.,
Golden Gate University
Other Public Board Directorships: Upstart, Inc. (Nasdaq: UPST; February 2019-present); Asbury
Automotive Group, Inc. (NYSE: ABG; February 2022-present)

Anddria Varnado Independent Age: 39 Director Since: 2018
Experience:
Ms. Varnado served as GM and Head of the Consumer Business as member for the Executive
Management Team at Kohler Company, a global leader in home products, hospitality destinations and systems, from 2020 to 2024. From 2019 to 2020, Ms. Varnado served as Vice President,
Strategy & Business Development, at Macy’s, Inc. (NYSE: M), where she was responsible for strategic evaluation, including analysis, development, transformation and innovation in the consumer market. Prior to this, Ms. Varnado was Vice President and Head of Strategy and Business
Development and Executive Leadership Team Member at Williams-Sonoma, Inc. (NYSE: WSM),
where she was directly responsible for mergers and acquisitions, new business, and brand development across the multi-brand portfolio. Ms. Varnado has held additional prior positions including management consultant at ZS Associates, product leadership at New York Life Insurance
Company, and corporate banking at Citigroup.
Reason for Nomination:
Ms. Varnado has senior leadership and strong business management experience with focal areas in business transformation, digital strategy, strategic development, mergers and acquisitions, and consumer financial insights. Additionally, Ms. Varnado has direct industry experience from the
Financial Institutions Group within a Corporate & Investment Banking division.
Committee Assignments: Audit Committee, Compensation Committee, Umpqua Bank
Trust Committee
Education: Bachelor's Degree in Business Administration, Clark Atlanta University; M.B.A., Harvard
Business School
Other Public Board Directorships: Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB; March
2021-present)

Columbia Banking System  I  2025 Proxy Statement          16

Corporate Governance
Governance Practices and Framework
The Board is committed to sound business practices, transparency in financial reporting, and high standards of corporate governance. We operate within a comprehensive plan of corporate governance with the purpose of defining responsibilities, setting high standards of professional and personal conduct, and ensuring compliance with such responsibilities and standards.
We regularly monitor developments in the area of corporate governance and our corporate governance policies, practices and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices.
The Nominating and Governance Committee of the Board has the authority and responsibility to monitor and review the appropriateness of the Company’s principles and practices of corporate governance in light of emerging standards and best practices and the needs of the Company and its shareholders, and make such recommendations to the full Board as the
Nominating and Governance Committee considers appropriate.
Board Leadership and Director Independence
Our Corporate Governance Policy provides that a majority of the directors serving on the Board must be independent under the rules of the Nasdaq Stock Market. An overwhelming majority of the Board has been comprised of outside directors for many years.
The Board annually reviews director independence under applicable law, the listing standards of Nasdaq and our Corporate
Governance Policy. The Board has affirmatively determined that all directors, other than Mr. Stein who serves as President and
Chief Executive Officer, are independent. In determining the independence of directors, the Board considered responses to
Director and Officer questionnaires, as well as the lack of any reported conflicts of interests and transactions with the Company, which directors are required to report pursuant to the Corporate Governance Policy.
Board Leadership Structure
Elimination of Executive Chair Role
Prior to the Merger, it had been the practice of Columbia to separate the duties of Board Chair and Chief Executive Officer. With the Merger, Umpqua’s former President and Chief Executive Officer, Mr. O’Haver, was appointed to the newly created position of
Executive Chair, and Columbia’s Board Chair, Mr. Eerkes, was appointed to the newly created position of Lead Independent
Director. The Board believed that having an independent director provide leadership and objectivity separate from the Executive
Chair and Chief Executive Officer was the appropriate leadership structure for the Company during the post-Merger integration phase. With the termination of the Executive Chair role, the Board believes at this time that a structure that continues to separate the roles of Board Chair and Chief Executive Officer is appropriate for the Company because it allows our Chief Executive Officer to focus on executing Columbia's strategic plan and managing our operations and performance.
Independent Board Chair
The Board elected Ms. Pope as the Board Chair effective April 1, 2025, in connection with the termination of Mr. O'Haver's service as Executive Chair. Ms. Pope had previously been recommended by the Nominating and Governance Committee and approved by the Board to succeed Mr. Eerkes as the Lead Independent Director through a selection process facilitated by an independent consultant. In that process, the Board aligned on the desired characteristics of the next Lead Independent Director, including leadership qualities, communication skills, independence and objectivity, and time commitment. With the elimination of the
Executive Chair role, the Board determined these qualities and Ms. Pope to be well suited to the role of an independent, non-executive Board Chair.
The Board reserves the right to determine the appropriate leadership structure for the Company’s board of directors on a case-by-case basis, taking into account at any particular time the Board’s assessment of its and the Company’s needs, as well
Columbia Banking System  I  2025 Proxy Statement          17

as the people and situation involved. If in the future the Board, after considering relevant facts and circumstances at that time, appoints the Chief Executive Officer as Chair, it will promptly publicly disclose such appointment.
The Company’s Corporate Governance Policy provides that if the Board Chair is not an independent director, then the Board will designate a Lead Independent Director from among the independent directors. In light of Ms. Pope being an independent director, no Lead Independent Director is necessary at this time. In the event the Board Chair is no longer independent, we expect that the
Board would appoint a Lead Independent Director to have the responsibilities delineated in the Corporate Governance Policy.
Director Commitment
In order to identify potential conflicts of interest and to monitor and preserve independence, our Corporate Governance Policy provides that:
▪Prior Consultation - Directors should consult the Chair of the Nominating and Governance Committee and the Chair of the Board
before accepting membership on other boards or other significant commitments involving affiliation with other businesses or governmental entities; and
▪Limitation on Paid Board Service - Directors may not serve on more than three boards for which they receive compensation as a director, in addition to Columbia’s Board, unless such service preceded the adoption of the Corporate Governance Policy.
Executive Sessions
Typically, the Company's independent directors meet in executive session without management at the quarterly scheduled Board meetings. In addition, the Company's standing committees regularly meet in executive session.
Annual Board and Board Committee Evaluations
The Nominating and Governance Committee of the Board facilitates an annual self-assessment by the Board and each of its committees. The Nominating and Governance Committee develops and implements a process for such self-assessment, which is designed to encourage open and candid feedback on both the effectiveness of the Board as a whole, as well as each of its committees. All feedback is reviewed by the Nominating and Governance Committee, which considers the self-assessment results in its consideration of leadership roles, committee assignments and potential Board refreshment. Each committee reviews and discusses the results of its self-assessment, and the Board reviews and discusses the results of the Board self-assessment.
Policies and practices at the Board and committee levels are updated as appropriate, as a result of director feedback.
Columbia Banking System  I  2025 Proxy Statement          18

Director Qualifications
The matrix below represents some of the qualifications, skills and experience of our director nominees. The varied perspective and depth and breadth of their qualifications, skills and experience are valuable to the effective oversight of the Company and the execution of our strategy.

Qualifications, Skills, Experience	Finkelstein	Forrest	Lund	Machuca	Numata	Pope	Schultz	Seaton	Stein	Terry, III	Varnado	Total
Banking/Financial Services	•	•	•	•	•	•			•		•	8
President/CEO Leadership	•	•		•		•		•	•			6
Public Company Director				•		•				•	•	4
Senior Executive Officer	•			•	•	•	•	•		•	•	8
Technology/InfoSec				•		•	•			•		4
Risk Management		•	•			•	•	•	•			6
Professional Corporate Governance	•	•		•	•		•	•			•	7
Public Company Strategy				•		•	•	•			•	5
M&A/Capital Markets	•		•	•	•				•	•	•	7
Audit Committee Financial Expert Qualifications			•		•	•				•		4
Selecting and Nominating Director Candidates
The Nominating and Governance Committee is responsible for the oversight and nomination process for director nominees.
The committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board. The Nominating and Governance Committee has not adopted, nor does it anticipate adopting, specific minimum qualifications for committee-recommended nominees. Nominees are evaluated on a case-by-case basis, including assessment of their business experience, involvement in the communities served by Columbia, whether their skills are complementary to existing Board members’ skills, and the Board’s need for operational, management, financial, technological or other expertise.
Board Refreshment - The Nominating and Governance Committee periodically reviews the appropriate size and composition of the Board. In November 2024, the committee recommended and the Board approved the Bylaw Amendments, which provided that the Board is no longer required to consist of seven pre-Merger Columbia directors and seven pre-Merger Umpqua directors.
In anticipation of Mr. Eerkes' retirement from the Board, the committee then undertook a process by which a new Lead
Independent Director was selected from among the directors, resulting in the selection of Ms. Pope as the independent Board
Chair. The committee's continued assessment of Board composition and evaluation of priorities for the Company is foundational to the Board renewal and refreshment process.
Shareholder Nominees - The Nominating and Governance Committee will consider nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under the
“When are proposals and director nominations for the 2026 Annual Meeting due?” section. The Nominating and Governance
Committee evaluates all candidates, including shareholder-proposed candidates, using generally the same methods and criteria.
Columbia Banking System  I  2025 Proxy Statement          19

Qualifications - The biographical information set forth under the “Information About the 2025 Nominees” section summarizes the experience, qualifications, attributes and skills that Columbia believes qualifies each director to serve on the Board. The Nominating and Governance Committee and the Board believe each respective director’s professional and business acumen and board experience, and the total mix of all directors’ experience and skills, are beneficial to the Company and the Board. The experience and skills typically sought by the Nominating and Governance Committee in director candidates includes, but are not limited to, the following areas:
▪Banking/Financial Services: Current or former senior executive of regional/superregional bank or role in public sector economic/monetary policy development or other experience in commercial or consumer banking and financial services industry
▪President/CEO Leadership: Current or former president or chief executive officer
▪Public Company Director: Excluding Columbia or pre-Merger entities, current or former public company director
▪Senior Executive Officer: Excluding Columbia or pre-Merger entities, current or former senior executive of public company or large/national private company
▪Technology/InfoSec: Professional experience with or oversight of innovative technology, AI, fintech, cybersecurity, privacy, information systems/data management
▪Risk Management: Experience in identifying, assessing and managing business and financial risk factors, including liquidity risk management
▪Professional Corporate Governance: Professional experience in corporate governance matters, policies and best practices
▪Public Company Strategy: Excluding Columbia or pre-Merger entities, experience developing strategy
▪M&A/Capital Markets: Current or former role in investment banking, funds management; professional experience with M&A or capital raising
▪Audit Committee Financial Expert Qualifications: Experience in accounting, financial report or audit processes, to oversee our financial position and reporting
Operating Responsibly For The Long Term
The Board is committed to overseeing the Company’s community development strategy, and the Nominating and Governance
Committee is chartered with providing oversight of the Company’s corporate responsibility strategy. The Company publishes a separate report on these topics that includes alignment with the Global Reporting Initiative (GRI), the Sustainability Accounting
Standards Board (SASB), and the Task Force on Climate-related Financial Disclosures (TCFD). Such information is not part of or incorporated by reference into this Proxy Statement.
Building long-term value for customers, communities, associates and shareholders is underpinned by the Company’s Do Right
TOGETHER culture and its commitment to community prosperity. We receive feedback in a variety of ways. Customers can share feedback directly with our bankers and through surveys and social media, while our Client Advisory Board and Umpqua
Bank Business Barometer Report allow us to meaningfully engage with our customers and prospects to understand their needs.
We engage with our communities through board service, sponsorships, charitable donations, fundraising and volunteerism.
Our Community Advisory Panel, which partners with us and helps to guide our efforts related to our $8.1 billion Community
Benefits Plan, is comprised of a variety of nonprofit leaders across our footprint. Internal newsletters keep associates up-to-date with company news and engagement surveys provide the opportunity to share honest feedback. Finally, through earnings calls, public disclosures and industry conferences, shareholders have the opportunity to hear directly from Columbia executives and ask questions about long-term strategy.
Further commitment to serving the community is evidenced through Umpqua's “Satisfactory” rating on its most recent
Community Reinvestment Act examination. This reflects the Company’s dedication and responsiveness to meeting the credit needs of its communities by lending to, investing in, and serving a broad range of customers, including low- and moderate-income neighborhoods.
Additional information about our community development activities can be found in the “About Us - Our Impact” section at
www.umpquabank.com, in the “Our Impact” section at www.columbiabankingsystem.com, or by writing to: Columbia Banking
System, Inc., Attn: Corporate Secretary, 1301 A Street, Tacoma, Washington 98402-4200. Such materials, information, website addresses and references to additional materials found on those websites, as well as third party-materials are not part of or incorporated by reference into this Proxy Statement.
Columbia Banking System  I  2025 Proxy Statement          20

Climate
Fundamental to our Do Right TOGETHER culture is a commitment to understand the needs of our communities and customers.
As climate-related impacts evolve across our footprint, we think it is responsible to assess the climate-related risks that exist for our stakeholders and to our business.
We are committed to evaluating climate-related risk within our overall business and strategy. Our evaluations include both physical and transition risk, as further discussed in our annual sustainability reporting.
These climate risk-related efforts, in addition to overall risk management, are led by our Corporate Risk Committee (CRC), which is chaired by our Chief Risk Officer and includes members of executive and senior leadership. The CRC reports to the Board’s
Enterprise Risk Management Committee, which is responsible for overseeing, among other risks facing the Company, climate risk.
The Enterprise Risk Management Committee provides governance of our overarching risk objectives through risk policies, risk limits and the Risk Appetite Statement, in addition to providing an approved risk framework which is monitored by the CRC.
Support For Belonging
We strive to be a company that serves everyone and embrace our role as a community leader. The Company’s culture starts with providing a great place to work where appreciation for different experiences, cultures and perspectives builds a sense of belonging that attracts an associate base that reflects our communities.
▪Our goal is to recruit the best qualified associates regardless of gender, ethnicity or other protected traits, and it is our policy to comply with all laws applicable to discrimination in the workplace. Our talent acquisition efforts are designed to engage and attract a broad pool of talent.
▪We believe we are stronger when we have people at the table who represent the different life experiences and perspectives that reflect those of our customers and community. Our culture of belonging is created through a comprehensive support system led by the Company’s executive team and supported by our Belonging Council.
▪We seek to create safe environments that encourage our associates and clients to be themselves while developing a deeper sense of belonging. In support of this, training designed to address workplace harassment, discrimination, retaliation and certain types of other inappropriate workplace conduct is required for all associates with an additional level of training required for supervisors and managers.
▪Our current Board, led by an independent female Board Chair, is composed of 38% women and 31% people of color, with women chairing three, or 60%, of the Columbia or Umpqua Bank board committees. Our team of executive officers is comprised of 25% women and 17%
people of color.
▪Further information can be found in the “About Us - Our Impact” section at www.umpquabank.com, or by writing to: Columbia Banking
System, Inc., Attn: Corporate Secretary, 1301 A Street, Tacoma, Washington 98402-4200. Such materials, information, website addresses and references to additional materials found on those websites, as well as third-party materials are not part of or incorporated by reference into this Proxy Statement.
Columbia Banking System  I  2025 Proxy Statement          21

Code Of Ethics and Corporate Governance Documents
The Company has adopted a code of conduct, referred to as the Business Ethics and Conduct Statements. We require all associates to adhere to this code of conduct in addressing legal and ethical issues that they encounter in the course of doing their work. This code of conduct requires our associates to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. Annually, each associate is expected to read the code of conduct and to certify that the associate is in compliance and is not aware of any non-compliance with the code.
In addition, Columbia has adopted a Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer,
Chief Financial Officer, and Principal Accounting Officer, and other designated officers serving in finance, accounting, tax, treasury, and investor relations roles.
Our Business Ethics and Conduct Statements and our Code of Ethics for Senior Financial Officers, as well as the documents listed below, are located in the “Overview - Governance Documents” section at www.columbiabankingsystem.com, or by writing to:
Columbia Banking System, Inc., Attn: Corporate Secretary, 1301 A Street, Tacoma, Washington 98402-4200:
▪Bylaws;
▪Charters of the Board’s Audit, Compensation, Enterprise Risk Management, and Nominating and Governance committees;
▪Corporate Disclosure Policy;
▪Corporate Governance Policy;
▪Insider Trading Policy; and
▪Whistleblower reporting (via EthicsPoint).
Such information is not part of or incorporated by reference into this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
In 2024, the following Board members served on the Compensation Committee: Mr. Machuca (Chair), Mr. Eerkes, Mr. Finkelstein,
Ms. Fowler, Ms. Pope, Mr. Schultz, Ms. Seaton and Ms. Varnado.
During 2024, none of our executive officers served on the compensation committee (or equivalent body) or board of directors of another entity whose executive officer served on the Compensation Committee. For information about related person transactions involving members of our Compensation Committee, see the “Certain Relationships and Related Transactions” section.
Shareholder Engagement
We value the insight and views of our shareholders and welcome feedback from them regarding a variety of topics, including corporate strategy, financial and operating performance, risk management, corporate governance and executive compensation.
We regularly engage with shareholders throughout the year, including by attending investor conferences, roadshows and tours hosted by research firms and others. In addition, management, which includes the Investor Relations department, routinely reaches out to current and prospective institutional shareholders to discuss topics of interest.
By regularly engaging with our shareholders, we provide perspective on our business practices and policies. Seeking input from shareholders also helps to ensure we are addressing their questions and concerns. Feedback received from shareholder engagement is shared with senior executives and the Board, as appropriate. This feedback is taken into consideration when planning future Company policies, practices and disclosures in public filings. Moreover, senior management and the Board endeavor to listen, consider and respond to shareholders in shaping the goals and objectives of the Company.
Columbia Banking System  I  2025 Proxy Statement          22

2024 Total Shareholder Engagement

In 2024, management engaged with representatives from approximately 120 separate investment firms that represented current, former, and prospective shareholders. Conversations were conducted through in-person conferences and similar events, virtual meetings and phone calls. Columbia's top 50 shareholders represent over 80% of our outstanding common shares according to available records, and management engaged with 66% of this group in fiscal 2024, representing approximately 69% of our outstanding shares.

Top 50 Shareholder Engagement

66% by investment firm count

Top 50 Shareholder Engagement

69% of total outstanding shares

Topics discussed with Columbia's shareholders and other stakeholders during 2024 included:

- Macroeconomic environment
- Competitive banking landscape
- "Business Bank of Choice" strategy
- Operational effectiveness initiatives
- 2023's Merger integration activities
- Balance sheet mix and growth
- Credit quality conditions
- Financial performance
- Corporate governance
- Executive compensation program
- Human capital management
- Community engagement

In the year-to-date period through March 17, 2025, management has engaged with approximately 65 separate investment firms.
Recent topics align with those discussed during 2024.
The Board and management are committed to ongoing and proactive engagement with our shareholders, and in 2024 we enhanced our outreach efforts to include a robust off-season engagement targeted toward our larger shareholders to conduct governance-related discussions with those who wished to engage. Going forward, this practice will be a component of our shareholder activity each year.
For more information, please see the "Compensation Discussion and Analysis" section.
Columbia Banking System  I  2025 Proxy Statement          23

Communicating With The Board
Shareholders and other interested parties may communicate with the Board by writing to the Board Chair at: Columbia Banking
System, Inc., Attn: Corporate Secretary, 1301 A Street, Tacoma, Washington 98402-4200. The Corporate Secretary will relay appropriate questions or messages to the Board Chair. Only items related to the duties and responsibilities of the Board will be forwarded.

Anyone interested in raising a complaint or concern regarding accounting issues or other compliance matters directly with the Audit Committee may do so anonymously and confidentially by contacting EthicsPoint:

By Telephone
1-866-EthicsP (1-866-384-4277)
By Internet
Visit 24/7 www.ethicspoint.com

Columbia Banking System  I  2025 Proxy Statement          24

Board Structure and Compensation
2024 Board Meetings
The Board met seven times during 2024. Each director attended at least 75% of the total number of meetings of the Board and committees on which they served. Columbia directors are expected to attend the annual shareholder meeting. Last year, all of our directors attended the virtual annual meeting of shareholders with the exception of Mr. Schultz. During 2024, the independent directors held three meetings without management present.
Board Committees
The Board’s primary standing committees are the Audit, Compensation, Enterprise Risk Management, and Nominating and
Governance committees. The Board has determined that all of the members of such committees qualify as “independent” under applicable laws, the listing standards of Nasdaq and our Corporate Governance Policy. Each committee operates under a formal written charter, copies of which are available in the “Overview - Governance Documents” section of our website at
www.columbiabankingsystem.com. Such information is not part of or incorporated by reference into this Proxy Statement.
The following table shows the membership of these committees during 2024, as well as the Umpqua Bank Trust Committee.

Name	Audit Committee	Compensation Committee	Enterprise Risk Management Committee	Nominating and Governance Committee	Umpqua Bank Trust Committee
Craig D. Eerkes		•		•
Mark A. Finkelstein		•	•	•
Eric S. Forrest	•			•	•
Peggy Y. Fowler		•		C	•
Randal L. Lund	C		•		•
Luis F. Machuca		C	•	•
S. Mae Fujita Numata	•		•		C
Maria M. Pope		•	•	•
John F. Schultz	•	•		•
Elizabeth W. Seaton	•	•	C
Hilliard C. Terry, III	•		•	•
Anddria Varnado	•	•			•
C = Committee Chair
Columbia Banking System  I  2025 Proxy Statement          25

The current membership and the key functions of each primary standing committee are identified below.

Audit Committee
Current Members:

R. Lund (Chair)*
The Audit Committee is responsible for the oversight of the quality and integrity of Columbia’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, the performance of its internal audit function and independent auditors, and other significant financial matters. In discharging its duties, the committee is expected to, among other things:
▪Have the sole authority to appoint, compensate, retain, oversee, evaluate and replace the independent auditors;
▪Review and approve the engagement of the independent auditors to perform audit and non-audit services and related fees;
▪Review the financial reports and disclosures submitted to appropriate regulatory authorities;
▪Oversee disclosure controls and procedures related to cybersecurity;
▪Review and provide oversight over procedures for the receipt, retention and treatment of complaints regarding financial matters; and
▪Review and approve related party transactions.

E. Forrest
S. Numata*
J. Schultz
E. Seaton
H. Terry, III*
A. Varnado

Meetings In 2024: 8	*The Board has determined that these members are “audit committee financial experts” within the meaning of the SEC’s regulations and are “financially sophisticated” within the meaning of Nasdaq rules.

Compensation Committee
Current Members:

L. Machuca (Chair)
The Compensation Committee is charged with the responsibility of reviewing the performance of our
Chief Executive Officer and other key executives and evaluating the elements of their compensation and long-term equity based incentives. In discharging its duties, the committee also, among other things:
▪Administers the Company’s benefit and incentive plans;
▪Oversees executive and director compensation;
▪Oversees policies and strategies relating to human capital management; and
▪Appoints and oversees the independent compensation consultant, and annually reviews the consultant’s independence.

C. Eerkes
M. Finkelstein
P. Fowler
M. Pope
J. Schultz
E. Seaton
A. Varnado

Meetings In 2024: 6
Columbia Banking System  I  2025 Proxy Statement          26

Enterprise Risk Management Committee
Current Members:

E. Seaton (Chair)
The Enterprise Risk Management Committee is responsible for the oversight of Columbia’s policies, procedures, and practices related to liquidity, market, compliance, credit, strategic, reputational and operational risk positions as they impact the strategic plan. The committee is responsible for reporting risk issues and events to the Board and providing the Board with necessary oversight and advice to set risk tolerances. In discharging its duties, the committee also, among other things:
▪Oversees the Company’s risk management framework and processes, making recommendations to the Board concerning the Company’s risk appetite, and assesses the Company’s strategy in light of its risk appetite;
▪Assesses and provides oversight to management related to the identification and evaluation of major enterprise-wide risks;
▪Approves certain policies and monitors compliance with those policies; and
▪Oversees risks from cybersecurity threats.

M. Finkelstein
R. Lund
L. Machuca
S. Numata
M. Pope
H. Terry, III

Meetings In 2024: 4

Nominating and Governance Committee
Current Members:

P. Fowler (Chair)
The Nominating and Governance Committee oversees the Company’s corporate governance principles and practices. It is also responsible for evaluating overall Board composition, assessing the skills, backgrounds and experience that are represented on the Board, and making recommendations for
Board nominees accordingly. In discharging its duties, the committee also, among other things:
▪Provides oversight of key corporate responsibility matters;
▪Manages the Board and committee self-evaluation process; and
▪Periodically reviews management development activities and succession plans.

C. Eerkes
M. Finkelstein
E. Forrest
L. Machuca
M. Pope
J. Schultz
H. Terry, III

Meetings In 2024: 4
Columbia Banking System  I  2025 Proxy Statement          27

Board Risk Oversight
The Board has ultimate authority and responsibility for overseeing risk management at Columbia. This includes, as part of our regular Board and committee meetings, general oversight of executive leadership's management of risks relevant to the Company, which is informed by regular reports from our management team that are designed to provide visibility into our key risks and our risk mitigation strategies.
While the full Board has primary responsibility for risk oversight, its committees, as appropriate, monitor and address risks that may be within the scope of a particular committee's expertise or charter. Our Board uses its standing committees to assist in risk oversight as follows.
Standing Committees

Audit

The Audit Committee oversees financial, accounting and internal control risk management, as well as disclosure controls and procedures related to cybersecurity. To support independence, the head of the Company's internal audit function reports directly to the Audit Committee.

Compensation

Enterprise Risk Management

The Enterprise Risk Management Committee is responsible for the oversight of Columbia's policies, procedures, and practices related to business, market, and operational risks as they impact the strategic, operational, reporting, and compliance objectives of its strategic plan. The Enterprise Risk Management Committee approves the Company's overarching risk framework. The Chief Risk Officer reports directly to the Chair of the Enterprise Risk Management Committee and the Chief Executive Officer.

Nominating and Governance

The Nominating and Governance Committee oversees the general operations of the Board of Directors. Its key risk responsibilities include board succession planning, compliance with our Corporate Governance Policy and related applicable laws and regulations, and oversight of corporate governance-related risk.

Risk Appetite Framework
We have a Risk Appetite Framework that is reviewed by the Enterprise Risk Management Committee at least annually.
This framework is designed to evaluate the spectrum of potential risks to our business and the realization of our strategic priorities. Our Risk Appetite Framework is premised on actively monitoring the Company's risk profile, ensuring the involvement of management, the Board and key associates in evaluating and addressing risk, and maintaining effective policies, controls and procedures to manage risk and pursue our strategic priorities. The Enterprise Risk Management Committee, which is responsible for overseeing the Company's adherence to its Risk Appetite Framework, regularly receives reports from management on credit quality and concentrations, liquidity, capital adequacy, regulatory compliance, fraud, business continuity planning and disaster recovery, and information security and cybersecurity as well as any emerging risks. The risk reports are available to the full Board.
Columbia Banking System  I  2025 Proxy Statement          28

Cybersecurity
Cybersecurity risk oversight is an essential and integral part of our corporate risk management program, and we have a cybersecurity-specific risk assessment process.
Our corporate risk professionals collaborate with subject matter specialists, as appropriate, and we employ a range of tools and services to help safeguard our systems and data, including:
▪Regular network and endpoint monitoring
▪Vulnerability assessments
▪Penetration testing
▪Regular cybersecurity training/awareness for all associates and all contractors with access to corporate systems
▪Annual training for associates on customer data handling and use requirements
▪Risk-based third-party service provider oversight
The Enterprise Risk Management Committee is responsible for the oversight of risks from cybersecurity threats, the support for which includes:
▪At least annually, an overview from management of the Company's cybersecurity threat risk management and strategy processes
▪Discussions with our Chief Information Security Officer, Chief Information Officer, and Chief Privacy and Information Risk Officer
regarding current and emerging cybersecurity threat risks and the Company's ability to mitigate those risks
For additional information on our cybersecurity risk management, strategy and governance, see the section entitled
"Item 1C. Cybersecurity" on pages 33-36 of our 2024 Annual Report.
Compensation of Directors
Directors receive compensation in the form of cash and restricted stock. We do not pay directors who are also employees of
Columbia or its subsidiaries additional compensation for their service as directors. Compensation for non-employee directors is generally set for a 12-month period commencing after each annual meeting of the Company’s shareholders.
With the completion of the Merger, the Board approved certain increases to non-employee director compensation that took effect in May 2023 and was unchanged for the remainder of the 2023-2024 year of service. On recommendation of the Compensation
Committee, the Board determined not to change the amount of compensation for the Company's non-employee directors for the
2024-2025 year of service. Non-employee director compensation for the 2023-2024 year of service and for the 2024-2025 year of service is set forth below.
Columbia Banking System  I  2025 Proxy Statement          29

Non-Employee Director Compensation

Annual Cash Compensation ($)
Board Member Annual Retainers
Lead Independent Director	54,700
Board Member	57,000
Committee Chair Annual Retainers
Audit Committee	18,200
Compensation Committee	14,500
Other standing committees*	10,900
Committee Member Annual Retainers
Audit Committee	9,700
Compensation Committee	7,300
Other standing committees*	4,800
Annual Equity Compensation ($)
Board Member Annual Retainer	85,000
*Includes service on Umpqua Bank's Trust Committee and Financial Pacific Leasing, Inc. board of directors (subsidiary of Umpqua Bank).
Cash Compensation
Annual cash compensation is as set forth above for the 2023-2024 and 2024-2025 years of service.
Equity Compensation
For the 2023-2024 year of service, non-employee directors received a restricted stock award valued at $85,000 that vested on
May 18, 2024. All such equity grants consisted of restricted stock awards pursuant to the 2018 Equity Incentive Plan of Columbia
Banking System, Inc., as amended (the "2018 Equity Plan"). For the 2024-2025 year of service, non-employee directors received a restricted stock award valued at $85,000 that will vest on May 10, 2025. All such equity grants consisted of restricted stock awards pursuant to the Columbia Banking System, Inc. 2024 Equity Incentive Plan (the "2024 Equity Plan").
The restricted stock awards vest at the end of the applicable Board service year. Resignation from the Board will result in a forfeiture of all unvested restricted stock awards at the time of such resignation unless otherwise determined by the Compensation
Committee. However, unvested restricted stock awards will automatically vest upon the occurrence of any of the following events:
(a) death of the director; (b) disability of the director, as defined in the 2024 Equity Plan; or (c) a “change in control” as defined in the 2024 Equity Plan.
Columbia Banking System  I  2025 Proxy Statement          30

Other
The Company maintains the Umpqua Bank Nonqualified Deferred Compensation Plan (the “UB DCP”) for a select group of management or highly compensated employees as well as non-employee members of the Board. The UB DCP generally provides for the deferral of certain taxable income earned by participants in such plan. Non-employee directors may elect to have any portion, up to 100%, of their director’s fees deferred. The Company and Umpqua Bank have also maintained other deferred compensation plans that no longer accept contributions but from which balances will be distributed in accordance with their respective terms.
Stock Ownership Guidelines, Insider Trading Policy And Restrictions On Hedging/Trading
The Company’s Stock Ownership Guidelines require non-employee directors to hold shares equal in value to five times the
Board annual cash retainer. As of year-end 2024, all non-employee directors satisfied the requirements of the Stock Ownership
Guidelines. See the “Stock Ownership Guidelines” section for additional details.
Our Insider Trading Policy prohibits directors and other insiders from engaging in any hedging or monetization transactions or similar arrangements with respect to Company stock and prohibits directors and other insiders from pledging Company securities as collateral for a loan. It also imposes certain pre-clearance requirements and quarterly restrictions on directors' and certain other insiders' transactions in Company stock. See the "Insider Trading Policy" section for additional details.
Columbia Banking System  I  2025 Proxy Statement          31

2024 Director Compensation Table
The following table shows compensation paid or accrued for the last fiscal year to our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Craig D. Eerkes	102,392	84,999	—	—	—	5,800	193,191
Mark A. Finkelstein	67,742	84,999	—	—	—	5,800	158,541
Eric S. Forrest	69,942	84,999	—	—	1,767	5,800	162,508
Peggy Y. Fowler	77,733	84,999	—	—	—	5,800	168,532
Randal L. Lund	86,625	84,999	—	—	—	5,800	177,424
Luis F. Machuca	81,033	84,999	—	—	—	5,800	171,832
S. Mae Fujita Numata	79,933	84,999	—	—	25,023	5,800	195,755
Maria M. Pope	68,967	84,999	—	—	—	5,800	159,766
John F. Schultz	72,233	84,999	—	—	—	5,800	163,032
Elizabeth W. Seaton	82,225	84,999	—	—	—	5,800	173,024
Hilliard C. Terry, III	74,342	84,999	—	—	—	5,800	165,141
Anddria Varnado	71,008	84,999	—	—	—	5,800	161,807
(1)Represents a restricted stock award of 4,183 shares granted on May 10, 2024 at the grant date fair value, comprising the 2024-2025 year of service annual equity retainer that will vest on May 10, 2025. The fair value of these awards was determined in accordance with the Compensation—Stock Compensation topic of the FASB
ASC 718. Assumptions used to calculate these amounts are set forth in Note 18 to the Company’s audited financial statements for the fiscal year ended 2024, included in the Company’s 2024 Annual Report.
(2)Represents above-market earnings on Mr. Forrest’s and Ms. Numata’s Deferred Compensation Accounts, the material terms of which are described under the
“Deferred Compensation Plans” section.
(3)Amounts shown for each director reflect dividends received upon the vesting of equity awards that were granted on May 18, 2023.
Columbia Banking System  I  2025 Proxy Statement          32

Proposal 2 – Advisory Vote On Executive Compensation
The Board and management are committed to excellence in governance and recognize the interest our shareholders have expressed in the Company’s executive compensation program. As a part of that commitment, and in accordance with SEC rules, we ask our shareholders to approve an annual advisory resolution on the compensation of the named executive officers ("NEOs"), as reported in this Proxy Statement. This proposal, commonly known as “say-on-pay,” gives shareholders the opportunity to approve or not approve our fiscal year 2024 compensation for NEOs. Our shareholders previously voted in favor of an annual say-on-pay vote, and our Board determined to hold an annual vote.
This vote is not intended to address any specific item of compensation, but rather to address the compensation paid to our NEOs as disclosed in this Proxy Statement, which we believe reflects our overall compensation policies and procedures relating to the
NEOs. While your vote is advisory and will not be binding on the Compensation Committee or the Board, we strive to align our governance policies and practices with the interests of our shareholders. The Compensation Committee and the Board considers the outcome of the say-on-pay vote when considering future compensation plans.
We are requesting your non-binding vote on the following resolution:
“RESOLVED, that the shareholders approve the compensation of the named executive officers as described in the Compensation
Discussion and Analysis and the tabular and accompanying narrative disclosure of named executive officer compensation in the
Proxy Statement for the 2025 Annual Meeting of Shareholders.”
We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders.
Columbia’s compensation program is guided by the philosophy that total executive compensation should vary based on achievement of both individual and corporate goals and objectives, and should be focused on long-term strategies to build shareholder value. We invite you to consider the details of our executive compensation provided under the “Compensation
Discussion and Analysis” section. That section provides you with information about the structure of our executive compensation and the objectives that our compensation program is intended to achieve.
Vote Required and Board Recommendation
Approval of the proposal on the advisory (non-binding) vote to approve executive compensation requires that the votes cast "FOR"
the proposal exceed the votes cast "AGAINST" at the virtual Annual Meeting or by proxy and voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
The Board of Directors unanimously recommends a vote “FOR” approval of the resolution approving compensation of named executive officers.
Columbia Banking System  I  2025 Proxy Statement          33

Compensation Discussion and Analysis
This Compensation Discussion and Analysis ("CD&A"), describes the material elements of the compensation of our NEOs and describes the objectives and principles underlying our executive compensation programs, the compensation decisions made last year under those programs and the factors we considered in making those decisions. Please read this CD&A as you consider our say-on-pay resolution.
Our NEOs for 2024 are:

Name	Title
Clint E. Stein	President and Chief Executive Officer
Ron L. Farnsworth	Executive Vice President, Chief Financial Officer and Principal Financial Officer
Christopher M. Merrywell	Senior Executive Vice President and Umpqua Bank President of Consumer Banking
Torran B. Nixon	Senior Executive Vice President and Umpqua Bank President of Commercial Banking
Cort L. O’Haver	Former Executive Chair*
*The Executive Chair role was eliminated, and Mr. O'Haver's employment terminated, effective March 31, 2025.
Our CD&A is organized into four sections:

01

Executive Summary

Includes a letter from our Compensation Committee and provides an overview of the Company's 2024 results, the governance features of our compensation program, and our key compensation decisions.

02

Compensation Philosophy and Process

Details our philosophy, the role of the Compensation Committee and its consultant, design of our peer group and other important features of the Compensation Committee's review and approval of NEO compensation.

03

Compensation Decisions

Details the elements of executive compensation and decisions made with respect to base salary, annual incentives and individual executive performance, and equity awards.

04

Other Compensation Information

Reviews our equity award timing, clawback policies, stock ownership requirements, and other governance features and compensation practices.

Columbia Banking System  I  2025 Proxy Statement          34

Executive Summary
Letter From The Compensation Committee
Dear Fellow Shareholders,
As you consider your vote on our annual say-on-pay resolution, we encourage you to review the CD&A, which contains important information that may inform your voting decision and we believe supports voting in favor of our say-on-pay resolution. The
Compensation Committee continues to believe that our executive compensation program attracts, retains, and motivates key executives of superior ability who are critical to our success, and achieves the goal of positioning the Company for long-term success. We maintain a strong pay for performance philosophy that links executive compensation to achieving the operating and financial goals set by the Board. We are focused on delivering sustained, long-term financial performance for our shareholders.
The Compensation Committee considers the results of the annual say-on-pay vote, together with feedback received through ongoing shareholder engagements, as it reviews the effectiveness and competitiveness of the executive compensation program, taking into account business context and market practices. Our say-on-pay proposal at last year’s annual meeting received a favorable vote from 55% of the shares voted, compared to over 97% the prior year.
After the 2024 say-on-pay advisory vote result, the Compensation Committee discussed the factors impacting the vote results.
The Compensation Committee and the Board reviewed our existing investor outreach program and worked with management to enhance our efforts to specifically understand what drove that vote result and to receive additional, compensation-focused feedback. From our 2024 enhanced outreach program we received insightful questions and feedback about our executive compensation program and the 2024 annual meeting say-on-pay vote. Below are answers to representative questions we received from investors:
Q: What steps did you take to enhance your shareholder engagement program?
A: We substantially increased our shareholder engagement. In the third and fourth quarters of 2024, we contacted 44 institutional shareholders collectively representing more than 80% of our outstanding shares, offering to discuss our executive compensation program and corporate governance matters, an increase from our 2023 outreach to shareholders collectively representing approximately 50% of our outstanding shares. We contacted all shareholders that we could determine owned at least 0.33% of our outstanding shares and voted against the 2024 say-on-pay resolution, updating our outreach to ask specific questions to help us identify how best to be responsive to the 2024 results.
Twelve shareholders representing 50% of our outstanding shares accepted our offer to engage, while shareholders representing
10% of our outstanding shares passed on engagement and shareholders representing 19% of our outstanding shares did not respond. We have six shareholders representing an aggregate 3% of our outstanding shares that we were unable to contact.
We included an independent director from our Nominating and Governance Committee or Compensation Committee in ten of
the twelve discussions, including with our top five shareholders, while our previous engagement included only management representatives. We met with shareholders from November 2024 through February 2025. We plan to continue our robust shareholder engagement program in 2025, offering investors the opportunity to engage on compensation-related and corporate governance matters.
Q: What did you hear from shareholders with respect to the 2024 say-on-pay vote?
A: Overwhelmingly, we heard that our shareholders support our overall approach to, and the components of, our executive compensation, but took issue with the Merger-related compensation granted to our former Executive Chair under the October 2021
Executive Chair agreement, especially in light of 2023 Company performance, which did not meet expectations. Some considered the October 2021 Executive Chair agreement as providing a payout for severance despite no loss of employment
(i.e., a single trigger).
Q: How are you addressing the compensation-related concern raised by shareholders?
A: We have not entered into any arrangements similar to the October 2021 Executive Chair agreement, and we plan to continue the enhanced 2024 shareholder engagement program.
Columbia Banking System  I  2025 Proxy Statement          35

We discussed with shareholders that the pre-Merger Umpqua and Columbia boards realized that the Executive Chair role would be critical to the success of the combined company, and that the terms were consistent with similar transformative merger precedents and were essential for retention. Looking back, we believe that the Merger-related compensation decisions have been very effective in achieving Company goals related to Merger synergy targets, ensuring an effective transition of the Board, retaining critical executive leadership team talent, and developing a combined company strategy focused on generating long-term shareholder value. This effectiveness is reflected in the completion of the post-Merger integration ahead of schedule, which facilitated the Bylaw
Amendments and the elimination of the Executive Chair role in 2025. Many shareholders acknowledged the uniqueness of the
Merger opportunity and indicated go-forward support for our compensation program provided we enhance and discuss our investor outreach and shareholder engagement efforts in light of the 2024 vote.
Our new executive change-in-control plan, effective beginning in 2025, includes "double trigger" provisions, meaning any benefits are payable only if the executive experiences a qualifying termination of employment in connection with a change in control. All of our existing severance, employment and change-in-control arrangements only provide benefits upon qualifying termination of employment. We will perform appropriate shareholder engagement regarding future severance arrangements or changes to existing arrangements, if any, that vary from our "double trigger" standard.
In light of the overall support from shareholders for our approach to compensation, our program for 2024 consisted of competitive base salary, short-term cash incentives tied primarily to objective financial metrics and long-term incentives in the form of equity with at least 50% of executive awards tied to performance metrics, with no major structural changes.
Q: What actions did you take to address concerns over financial performance?
A: The executive team conducted an enterprise-wide evaluation of our operations during the first quarter of 2024. The full-scale review resulted in consolidated positions, simplified reporting and organizational structures, and an improved profitability outlook.
The operating efficiency initiative resulted in significant cost savings, which also provided funds for targeted reinvestment in line with our strategic initiatives, including in support of new locations in targeted growth markets, the addition of experienced bankers throughout our footprint, and products and technologies that create operational efficiencies and revenue growth opportunities.
Please see the "2024 Company Milestones" section for additional information.
Sincerely,
The Compensation Committee

Luis F. Machuca (Chair)	Maria M. Pope
Craig D. Eerkes	John F. Schultz
Mark A. Finkelstein	Elizabeth W. Seaton
Peggy Y. Fowler	Anddria Varnado
2024 Company Milestones
2024 initiatives contributed to financial performance improvement:
▪In early 2024, we completed an enterprise-wide evaluation of our operations that resulted in consolidated positions, simplified reporting and organizational structures, and contributed to improved profitability. We achieved gross annualized savings of $82 million from improved operational efficiency, which supports $12 million of ongoing reinvestment in people, locations, and technology enhancements.
▪In the first quarter of 2024, we conducted a comprehensive review related to the evaluation and approval of deposit pricing, which resulted in enhanced pricing visibility that contributed to stability in interest-bearing core deposit rates and net interest margin improvement through 2024.
Our net interest margin improved to 3.64% in the fourth quarter of 2024 from 3.52% in the first quarter of 2024.
We invested and grew in new markets:
▪We reduced our branch count by four on a net basis in 2024, as opportunistic consolidations and strategic relocations funded expansion in newer markets.
Columbia Banking System  I  2025 Proxy Statement          36

▪Our first two branches in Arizona, which we opened in the Phoenix metropolitan area during 2024, advance our strategy to add retail locations in markets with established commercial banking teams, as we did in the Salt Lake City metropolitan area when we opened our first branch in
Utah during 2023.
▪We announced our plans to open five branches during 2025, and locations include Denver, Colorado and Los Angeles, California.
We made key technology enhancements in support of our customers and associates:
▪We introduced a new platform for consumer online account openings to improve efficiency and enhance vendor support.
▪We added a new business online banking platform designed specifically to meet the needs of our small business customers.
▪We rolled out a new Customer Relationship Management tool to enhance our bankers' ability to provide exceptional service, improve organizational efficiency, and increase opportunities to generate revenue through needs-based solutions for existing and prospective customers.
We supported our communities:
▪We awarded $1.25 million in community grants to 212 nonprofits across our eight-state Western footprint as part of our 2024 Community
Grants Program.
▪We were selected as the primary partner to administer a Matched Savings Program in partnership with Washington Workforce Association and Financial Beginnings to offer low-income and under-employed job seekers access to financial coaching and matched savings accounts.
▪We raised nearly $350,000 to help families and individuals struggling with homelessness in communities across the Northwest as part of our annual Warm Hearts Winter Drive.
We maintained a robust dividend payout as our capital ratios expanded:
▪During 2024, we declared and paid a cash dividend of $0.36 per common share for all four quarters, equating to $1.44 and representing a
56% payout of our earnings per diluted common share of $2.55 for the year ended December 31, 2024.
▪Organic capital generation outpaced our dividend payments and balance sheet growth. As a result, our total risk-based capital ratio expanded by approximately 100 basis points during 2024, to 12.8% as of December 31, 2024.
2024 Financial Results
The following is a summary of our 2024 financial performance:
▪Net income of $533.7 million and operating pre-provision net revenue ("PPNR")* of $870.7 million
▪Diluted earnings per share ("EPS") of $2.55
▪Efficiency ratio of 57.14%
▪Net charge-offs as a percentage of average loans and leases of 0.34%
▪Return on average assets of 1.03% and PPNR return on average assets* of 1.59%
▪Return on average common equity of 10.55%
▪Return on average tangible common equity* of 15.31%
▪Loan balances of $37 billion and deposit balances of $42 billion at December 31, 2024, which reflect increases of 1% and 0%, respectively, over December 31, 2023, balances
▪Continued strong credit quality
* Non-GAAP financial measures. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.
The Company’s total shareholder return (“TSR”) was 8.0% for 2024, compared to the KBW Regional Banking Index (“KRX”)
performance of 13.2% and the peer group performance of 27.5%. A shift in the Company’s funding mix toward higher-cost wholesale sources in late 2023 drove net interest margin contraction, differing from analyst and investor expectations. When the
Company released its 2023 earnings results in January 2024, the consensus forward EPS estimate adjusted to reflect this margin contraction and the Company's stock significantly underperformed. The subsequent execution of cost-saving and other operational initiatives, publicly disclosed in the spring of 2024, was received favorably and the stock recovered some of the underperformance
Columbia Banking System  I  2025 Proxy Statement          37

through the second and third quarters of the year. In the final quarter of 2024, however, our stock again underperformed, which we believe stemmed from the Company’s liability-sensitive balance sheet amid diminishing expectations for additional rate cuts by the
Federal Reserve. We paid regular quarterly cash dividends of $0.36 per share in February, May, August, and November 2024.
The annualized dividend yield at year-end 2024 was 5.49%.
Strong Governance Features
The Compensation Committee regularly reviews best practices in executive compensation and governance and seeks to enhance our policies and practices, which include the following:

What We Do	What We Don't Do
Independent Compensation Committee that engages its own advisors	x	No single trigger change-in-control provisions
Stock ownership requirements for executive officers	x	No tax gross-ups on severance or change-in-control benefits
Clawback provisions applicable to all incentive compensation	x	Hedging and pledging of Company stock is prohibited
Annual review of peer group	x	Dividends on equity awards paid only upon vesting
Annual best practices review and competitive assessment of compensation with independent consultant	x	No significant perquisites
Annual risk focused review of Company-wide incentive plans	x	Equity plans prohibit repricing, reload or exchange of any stock options without shareholder approval
Proactive engagement with shareholders and consideration of investor feedback in compensation decisions	x	No guaranteed executive bonuses
2024 Compensation Decisions
Our decisions regarding 2024 NEO compensation were based on the Compensation Committee's annual process of:
▪Assessing and approving a peer group for competitive market analysis by the independent compensation consultant
▪Reviewing the components of compensation and total compensation compared to the peer group
▪Evaluating Company and individual executive performance
▪Considering feedback from shareholders
The Compensation Committee did not change the primary components of executive compensation, which include a mix of fixed and variable compensation with a focus on performance elements, and did not grant any one-time or off cycle bonuses or equity awards in 2024. For 2024, the Compensation Committee approved:
Chief Executive Officer compensation including:
▪No change in annual base salary
▪No change in target incentive opportunity and an annual incentive plan with 80% corporate and 20% individual components
▪Individual goals primarily tied to improved operating efficiency with 50% of the individual component based on reducing non-interest expense
▪Significant performance-based components with 80% of Mr. Stein’s total direct compensation opportunity (assuming target achievement levels) being variable or at-risk and over half in the form of equity awards
▪Equity awards consisting of 60% performance-based and 40% service-based awards
Columbia Banking System  I  2025 Proxy Statement          38

Compensation for our Chief Financial Officer and Umpqua Bank Presidents including:
▪2024 market competitive target pay
▪An annual incentive plan with 80% corporate and 20% individual components with the Umpqua Bank Presidents' individual goals tied to objective measures aligned to our strategic plan
▪Equity awards consisting of 60% performance-based and 40% service-based awards
Executive Chair compensation including:
▪No change in annual base salary
▪No change in target incentive opportunity and an annual incentive plan approved by the independent directors tied to individual goals
▪Equity awards consisting of 60% performance-based and 40% service-based awards
Incentive plan conditions:
▪Operating PPNR to budget as the corporate metric in our annual cash incentive plan
▪Chief Financial Officer individual goals tied to improved operating efficiency and strategic initiatives
▪Umpqua Bank President of Consumer Banking and President of Commercial Banking individual components based on objective metrics to advance our strategy including commercial and industrial ("C&I") loan growth, core deposit growth, fee income growth as a percentage of revenue, and reducing non-interest expense
▪Performance-based equity awards utilizing the following two metrics relative to the peer group's performance for the 2024-2026 performance period: return on average tangible common equity ("ROTCE") and total shareholder return ("TSR"), with a requirement that a minimum level of performance be achieved in order for any awards to vest
In January 2025, the Compensation Committee (along with the Board and Mr. Stein, where applicable) reviewed and approved the Company’s and individual NEOs’ performance under the 2024 short-term incentive plan including:
▪Operating PPNR* of $870.7 million, resulting in a payout level of 125% for the primary corporate performance component of the short-term incentive plan
▪Goal achievement resulting in payout levels ranging from 100% - 120% for the individual performance component
▪Total NEO payouts in the first quarter of 2025 ranging from 100% - 124% of target
* Non-GAAP financial measure. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.
Other key actions and additional detail with respect to salary and annual and long-term incentives are discussed in the
“Compensation Decisions” section.
Compensation Philosophy and Process
Our executive compensation program is designed to attract, engage, and retain qualified executives and to reward actions and results that the Compensation Committee and Board believe will increase the Company’s value and maximize shareholder return.
Special attention is given to ensuring that compensation plans do not encourage NEOs or other executives to take excessive risks.
Our executive compensation program is performance-based and closely aligns total compensation with achievement of financial and strategic goals. A meaningful portion of total compensation is variable and tied to future shareholder return.
Executive Compensation Philosophy
The Company has adopted the following written statement of its executive compensation philosophy: “Our executive compensation philosophy guides our compensation approach, with the objective of aligning the interests of our executives with those of our shareholders. It is designed to motivate and recognize superior performance, in keeping with our long-term goal to consistently increase shareholder value, and to attract and retain a high performing executive team, while ensuring the safety and soundness of Umpqua Bank."
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The Compensation Committee is guided by the following key principles in determining the compensation of our executives:

Market Competitive Compensation	Our executive compensation programs and practices are designed to be competitive with market compensation levels. This allows us to attract, motivate, and retain talented and experienced executives who have the skills and capabilities to effectively operate as stewards of Company assets. We pay competitive base salaries, with consideration of individual performance, experience, qualifications, and executive leadership capabilities. Total compensation opportunities reward strong performance while remaining reasonable to market standards.
Accountability for Business Performance	To ensure our executive compensation packages align the interests of our executives with those of our shareholders, variable compensation is strongly tied to Company performance, with stated performance conditions. Target variable pay is within range of market median. Actual payouts may scale up or down from target, based on performance relative to Company as well as individual performance goals, and peer performance.
Alignment with Shareholder Interests	The structure of the executive compensation program is balanced between fixed and variable, cash and equity, and short- and long-term components. Long-term awards are subject to multi-year vesting. At least 50% of equity awards are performance-based, to link a significant portion of total compensation to shareholder value.
Management of Undue or Excessive Risk	Compensation policies and practices align with sound risk management principles and are structured so as not to create incentives that subject the Company to excessive risk. Adherence to strong risk-management practices, including regulatory compliance, are factored into compensation decisions. Such policies and practices reinforce a healthy balance between contributing to the Company’s growth while promoting responsible risk management.
Independent Oversight	The Compensation Committee, comprised solely of independent directors, is responsible for reviewing and establishing compensation for the executives and directors. The Compensation Committee periodically receives advice from an independent compensation consultant who has been retained by and reports directly to the Compensation Committee.

Roles And Responsibilities Of The Compensation Committee
The Compensation Committee carries out the Board’s overall responsibilities with respect to executive compensation. The Board reviews the President and Chief Executive Officer’s performance with respect to individual goals, leadership of the organization, and the Company’s financial performance and successful execution of the Company’s strategic plan. The President and Chief
Executive Officer is not present during discussions regarding any decisions on his compensation. During the time that the Company employed an Executive Chair, the Board's review included the performance of the Executive Chair, who, like the President and
Chief Executive Officer, was not present during such discussions.
All Compensation Committee members are required to meet the Nasdaq and SEC independence requirements. The Compensation
Committee operates under a written charter, which is posted on our website. The Compensation Committee annually reviews its charter and recommends changes to the Board. The Compensation Committee Chair sets the Compensation Committee’s meeting agenda and calendar. As authorized by its charter, the Compensation Committee has hired an independent consultant for advice on compensation matters.
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Each year the Compensation Committee engages in extensive executive compensation discussions in multiple meetings with its independent consultant. The Compensation Committee reviews and approves each of the elements of executive officer compensation and assesses whether compensation programs and practices carry undue risk.
The annual cycle of executive compensation discussions and decisions that the Compensation Committee typically follows is:
Role of the Compensation Consultant / Evaluation of Independence
The Compensation Committee reviews information provided by a recognized, independent compensation consultant including survey or “benchmarking” data, peer group recommendations, compensation and governance best practices, and plan design suggestions. The Compensation Committee uses this information to understand prevailing market practices and aggregate, as well as component, compensation packages provided by financial services companies similar in size and scope. The Compensation
Committee has full authority to retain and terminate the services of the compensation consultant. Each year, the Compensation
Committee conducts an independence review of its compensation consultant pursuant to SEC and Nasdaq rules.
For 2024, the Compensation Committee confirmed the independence of, and engaged, Mercer as its consultant.
The Compensation Committee received a letter from Mercer assessing its independence under the SEC’s six factor test.
The Compensation Committee also conducted its own assessment of Mercer’s independence and concluded that no conflict of interest existed in connection with the services provided. For 2024, fees paid to Mercer for executive and director compensation consulting totaled $100,000. The Compensation Committee considered fiscal year 2024 fees paid to Mercer and its Marsh &
McLennan Companies affiliates for services other than executive and director compensation provided to the Company, which totaled $891,337 and consisted of health and welfare plan administration, management and consulting. The 2024 fees paid were approximately 0.004% of Marsh & McLennan Companies’ fiscal year 2024 revenue.
Role of Management
Our President and Chief Executive Officer is actively engaged in recommending the compensation of our other executive officers
(except the former Executive Chair). At the end of each fiscal year, the President and Chief Executive Officer reviews with the
Compensation Committee the performance of each such executive officer and makes base salary, annual incentive compensation target and payout, and equity award recommendations. The Compensation Committee reviews those recommendations and compares them with peer group information to ensure that executive compensation is competitive, and that the President and
Chief Executive Officer is exercising appropriate discretion. The Compensation Committee reviews, and ratifies or approves, all components of the compensation for executive officers covered by Nasdaq requirements, including salary, annual incentives and long-term incentive compensation.
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Our Chief Human Resources Officer works with our President and Chief Executive Officer, Compensation Committee, business unit executives, General Counsel and, as appropriate, outside counsel and the Compensation Committee’s independent consultant to recommend and design the overall structure of the Company’s incentive and benefit plans.
Considerations In Determining Compensation
Peer Group: The Compensation Committee, with assistance from its independent compensation consultant and input from management, establishes the Company’s peer group. The selection process begins with a list of potential peer companies, which is filtered using various criteria described below to determine the final list of peer companies. The following outlines the process utilized by the Compensation Committee in initially selecting the peer group in 2023, and in reviewing the peer group in 2024.

Step 1

Consider initial list of companies.

Identified companies with the same or adjacent sub-industry as the Company using Standard & Poor's Capital IQ industry groups and utilized a starting point for the peer group of companies within the same industry or with a comparable business orientation. As a result, the starting point consisted of regional banks and bank holding companies operating in the United States.

Step 2

Utilize a set of objective screens to create the list of potential peers.

Used an initial screen for banks and bank holding companies of asset size between 0.5x ($25 billion) and 2.0x ($100 billion) the Company's post-Merger asset size of approximately $50 billion. A disproportionately high number of banks in the 0.5x ($25 billion) to 0.75x ($37.5 billion) category lowered the median asset size and were therefore excluded. Additional screens included market capitalization and operating income performance.

Step 3

Secondary screening to determine business orientation.

Screened potential peers to determine comparability of companies in terms of complexity and business model. Aimed to establish a peer group consisting of approximately twenty companies to mitigate year-over-year volatility in size and related compensation reference.

Peer Group

Final peer group.*

- Banc of California, Inc.
- BOK Financial Corporation
- Cadence Bank
- Comerica Incorporation
- Cullen/Frost Bankers, Inc.
- East West Bancorp, Inc.
- First Horizon Corp.
- F.N.B. Corporation
- New York Community Bancorp, Inc.
- Pinnacle Financial Partners, Inc.
- Prosperity Bancshares, Inc.
- SouthState Corporation
- Synovus Financial Corp.
- UMB Financial Corporation
- Valley National Bancorp
- Western Alliance Bancorporation
- Wintrust Financial Corporation
- Zions Bancorporation, NA

* In 2024, the Compensation Committee reviewed the peer group adopted in 2023 and decided to remove one peer (First Citizens Bancshares) based on a significant acquisition and increase in size. For compensation decisions made in the first quarter of 2024 the Compensation Committee used market comparison and benchmarking data gathered in 2023 that included First Citizens Bancshares.
The Compensation Committee relies on the peer group analysis to provide relevant market data and trend information but does not consider the peer group analysis to be a substitute for its collective business judgment.
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Compensation Risk Assessment and Regulatory Requirements
The Compensation Committee oversees the management of risks that may be posed by the Company’s compensation practices and programs. As part of this process, the Compensation Committee has been responsible for reviewing the incentive compensation policies and practices for all associates, not just executive officers.
The Company develops and implements compensation plans that provide strategic direction to the participant and engages them in the Company’s success, which we believe contributes to shareholder value. In addition to the strong governance features highlighted in the CD&A “Executive Summary” section, the following features of our corporate governance and compensation program help to mitigate any excessive risk-taking that could harm Company value or reward poor judgment:
▪Goal setting tied to strategic initiatives
▪Establishing targets with payouts at multiple levels of performance and including maximum payout levels in most incentive plans
▪Evaluation of performance results and the ability to exercise negative discretion in the payout of incentives
▪Industry / market benchmarking
▪Mix of cash and equity, supporting an appropriate balance of short-term and long-term risk and rewarding decision-making
▪Overarching governance structure which includes a code of ethics and Board committees’ focus on risk management
The Compensation Committee regularly reviews all of the Company’s incentive compensation plans to assess whether the plans present risks that are reasonably likely to have a material adverse effect on the Company.
When evaluating risk, the Compensation Committee noted that operating PPNR, which is based on audited financial results, is the primary financial component of annual incentive compensation. The Compensation Committee and the Board receive regular reports about operating PPNR, the key drivers impacting operating PPNR, and the steps taken by management to address operating efficiencies, deposit prices, loan yields and growth initiatives. The degree of oversight devoted to operating PPNR is a strong risk control.
Annual Say-On-Pay Vote
Our say-on-pay resolution at last year’s annual meeting received a favorable vote from 55% of the shares voted.
The Compensation Committee considers the results of the annual vote in making compensation decisions. Please refer to the "Letter From The Compensation Committee" section for additional information.
Internal Pay Equity
In 2024, the Compensation Committee considered internal pay equity when it reviewed the total compensation paid to the President and Chief Executive Officer, as compared to the NEOs and other executive officers that report to the President and Chief Executive
Officer. Based on its review, the Compensation Committee was satisfied that the comparative relationship between the compensation of the President and Chief Executive Officer and other executive officers is appropriate.
Impact of Tax Treatment of Compensation
Section 162(m) of the Internal Revenue Code generally imposes a $1 million limit on the amount a public company may deduct for compensation (including performance-based compensation) paid to a company’s “covered employees,” which includes our NEOs.
The Compensation Committee considers the deductibility of the compensation paid to our NEOs as one of several factors in compensation decisions but believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Compensation Committee may pay or provide, and has paid or provided in the past, compensation that is not tax deductible or is otherwise limited as to tax deductibility.
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Compensation Decisions
Elements of 2024 Compensation

Component			Features	Link to Strategy and Performance
Fixed	Short-Term	Base Salary (Cash)
Salaries are determined based on prevailing market levels with adjustments for individual factors including performance, scope of responsibility, years of experience, and skills. Annual salary is the only fixed component of the executive compensation program.
Provide competitive baseline compensation to attract and retain executive talent.
Variable		Annual Incentive Plan (Cash)
The key corporate metrics are objective measures and constitute the majority of the incentive opportunity. For 2024, operating PPNR was the sole corporate metric and constituted 80% of the target annual incentive opportunity for all NEOs, excluding the former
Executive Chair. Individual goals tied to the Company’s strategy and key objective constituted 20% of the target annual incentive opportunity for all NEOs excluding the former Executive Chair, and
100% for the former Executive Chair.

Consistent with competitive practices,
executives should have a significant portion of
their target annual total cash compensation at
risk,  contingent upon Company performance.
The Annual Incentive Plan motivates and rewards
executives for achieving and exceeding personal
and company-wide goals. Financial metrics and
goals are set in relation to business drivers in our
strategic plan. A minimum level of operating
PPNR performance is required for an NEO,
other than the former Executive Chair, to receive
any payout.

	Long-Term	Restricted Stock Units	Service-based equity awards that vest ratably over three years. Dividends are paid only on vested restricted stock units at the time of vesting.
Equity awards motivate and reward long-term
performance and executive focus on generating
long-term shareholder value. Service-based,
long-term awards provide a retention incentive in
addition to aligning executives with
shareholder interests.

Performance Stock Units
Performance-based awards that cliff vest after a three-year
performance measurement period. Dividends are paid only on
vested performance stock units at the time of vesting. Vesting is based on Company performance on pre-defined metrics,
measured over a three-year performance period compared to
peer performance. Performance stock units utilize the same peer group as the Compensation Committee selects for the competitive assessment. Performance stock units constitute a minimum of
50% of our NEO equity awards. Performance metrics for 2024
performance stock units were:
▪ROTCE, which rewards achieving long-term profitable
growth and returns; and
▪TSR, which directly links executive compensation to
shareholder returns, and emphasizes the need for long-
term financial and stock price performance.

Equity awards motivate and reward long-term
performance and executive focus on generating
long-term shareholder value. Performance stock
units focus executives on the achievement of
specific long-term financial performance goals
directly aligned with our operating and
strategic plans.

In setting base salaries and incentive targets for 2024, the Compensation Committee referred to and considered the data and recommendations contained in the executive compensation competitive assessment provided by Mercer. Total compensation for each of the NEOs was within market competitive range for their role, scope of responsibility, and experience, and for 2024 was set at or near the median of the peer group.
The charts below show total direct compensation established for 2024 for our President and Chief Executive Officer and the
average total direct compensation for our other NEOs, excluding our former Executive Chair. The charts include salary paid, annual cash incentive opportunities at target achievement, and equity awards granted in 2024 at the fair value reflected in the "2024
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Summary Compensation Table" section. A significant majority of our executive pay program is at-risk based on the level of achievement of annual and long-term performance goals or our stock price performance.
Total Direct Compensation
The table below shows the 2024 total direct compensation opportunities for our NEOs, assuming performance-based compensation at target (100%) achievement. The Compensation Committee and the Board considered total direct compensation as a factor in making annual compensation decisions, and also reviewed the individual components compared to the peer group.

Name	Base Salary	Annual (Cash) Incentive	Long-Term (Equity) Incentive	Total*
Clint E. Stein	$1,150,000	$1,380,000	$3,334,000	$5,864,000
Ron L. Farnsworth	$605,000	$514,250	$850,000	$1,969,250
Christopher M. Merrywell	$715,000	$715,000	$1,100,000	$2,530,000
Torran B. Nixon	$715,000	$715,000	$1,000,000	$2,430,000
Cort L. O’Haver	$1,250,000	$1,250,000	$2,500,000	$5,000,000
*The amounts reported above differ from the amounts determined under SEC rules as reported in the "2024 Summary Compensation Table" section. The above table is not a substitute for the "2024 Summary Compensation Table" section.
Base Salary
Base salary provides a secure base of cash compensation for executives that is competitive with the market. Executive salary increases do not follow a preset schedule or formula; the following are considered when determining appropriate salary levels:
▪The individual’s current and sustained performance results and the methods utilized to achieve those results
▪Non-financial performance indicators, including strategic developments for which an executive has responsibility (such as merger integration, product development, expansion of markets, increase in organic loan or deposit growth and acquisitions) and managerial performance
(such as service quality, sales objectives and regulatory compliance)
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▪Company financial performance
▪Peer data through competitive assessment reports
Mr. Stein's and Mr. O'Haver's contracts with the Company entered into in October 2021 in connection with the Merger, set base salary at $1,150,000 and $1,250,000, respectively, with future increases at the discretion of the Compensation Committee.
For 2024, the Compensation Committee recommended no adjustments to Mr. Stein's or Mr. O'Haver's salaries and the
Board did not change their salaries from 2023 levels. The Compensation Committee approved increased base salaries for
Messrs. Farnsworth, Merrywell, and Nixon that were competitive within the peer group with adjustments based on peer data, performance and internal equity. Based on such review, including the internal equity analysis, Mr. Stein recommended increasing
Mr. Merrywell's salary to the same level as Mr. Nixon's, who also serves as an Umpqua Bank President. Mr. Merrywell's compensation was harmonized over two pay cycles with Mr. Nixon's given their joint roles as Umpqua Bank Presidents.

Name	Base Salary	Increase Over Salary at Prior Year-End %
Clint E. Stein	$1,150,000	—%
Ron L. Farnsworth	$605,000	6%
Christopher M. Merrywell	$715,000	16%
Torran B. Nixon	$715,000	4%
Cort L. O’Haver	$1,250,000	—%
Annual Incentive Plan
At the beginning of each year, we approve the terms of a short-term, cash incentive plan for our executive officers. The
Compensation Committee sets the target incentive as a percentage of base salary based on peer and market data for similar positions, total direct compensation, internal groupings of executives and, if applicable, executives’ employment agreements.
For 2024, the Compensation Committee increased Mr. Farnsworth's target from 80% to 85%, which was competitive within the peer group based on market data, and maintained target incentives at 2023 levels for other NEOs after reviewing market data and internal equity.

Name	Target Incentive as a % of Base Salary	Increase Over Prior Year Target %
Clint E. Stein	120%	—%
Ron L. Farnsworth	85%	5%
Christopher M. Merrywell	100%	—%
Torran B. Nixon	100%	—%
Cort L. O’Haver	100%	—%
The Compensation Committee uses primarily objective elements for annual incentive plans. Achievement of the target incentive is generally based on the success of the Company and the individual executive in performance areas specific to their role and
Company initiatives. The Compensation Committee also establishes a maximum payout above the target incentive, as well as a minimum performance requirement with respect to the Company performance measure in order to receive any payout. Our annual incentive plans expressly provide the Compensation Committee authority to apply “negative discretion” to reduce awards and to apply risk modifiers prior to payout. Our 2024 Annual Incentive Plan, which for NEOs other than Mr. O’Haver, was weighted 80%
based on corporate performance measured by our operating PPNR performance, and 20% on individual goals. Mr. O’Haver’s annual incentive was weighted 100% based on individual goals, consistent with the separation of Board Chair and Chief Executive
Officer duties and the Compensation Committee’s desire to have Mr. O’Haver focus on strategic planning and Board matters.
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The Compensation Committee selected operating PPNR due to its:
▪Focus on the core profitability of the Company (in part due to its insulation from volatility in loan loss provision expense caused by CECL accounting requirements, which may create increased loss provision expense based on economic forecasts that may or may not actually create problem loans)
▪Wide use by investors and analysts to measure profitability
Financial Performance – Operating PPNR
The Compensation Committee set an operating PPNR* target of $852 million for 2024 and established the following achievement levels:

Threshold – 50% payout	75% payout	90% payout	Target – 100% payout	125% payout	150% payout	Maximum – 200% payout
> $426.2 million –	> $554.0 million –	> $724.5 million –	> $809.7 million –	> $852.3 million –	> $937.5 million -	> $1,022.8 million
$554.0 million	$724.5 million	$809.7 million	$852.3 million	$937.5 million	$1,022.8 million
We believe operating PPNR at target (100% payout) level for 2024 was a challenging but achievable goal that advanced our strategic initiatives. The target varies from year to year, and compared to 2023, our Compensation Committee determined to set a lower operating PPNR target for 2024 due to external economic factors, primarily the Federal Reserve's decision to increase interest rates in 2023 in order to slow economic activity and tighten liquidity. The Federal Reserve's actions adversely impacted projected 2024 funding balances and costs, as well as the anticipated prepayment speeds that affect purchasing accounting accretion and amortization. Our 2024 budget therefore assumed lower prepayment speeds and a higher cost of funds given the market conditions. Offsetting these impacts, the 2024 budget also reflected other key strategic initiatives, including targeted relationship-driven loan and customer deposit growth to bolster and stabilize interest income, plans to increase non-interest income, and operating efficiency targets aimed at achieving reductions in non-interest expense in select areas.
Operating PPNR is calculated on the basis of the Company’s operating earnings less the amount of the provision for credit losses.
Operating earnings means the Company’s after-tax net income adjusted to exclude the following items due to their one-time nature or relationship to market externalities:
▪Exit or disposal costs and other charges related to business combinations such as Merger expense, goodwill impairment charges or bargain purchase gains
▪Gains or losses from the change in fair value:
▪Due to model inputs of the Company’s mortgage servicing rights
▪Of the hedge on the Company’s mortgage servicing rights
▪Of swap derivatives
▪Of loans carried at fair value
▪Net gains or losses on investment securities
▪Other special, unusual or non-recurring items as determined by the Compensation Committee in its sole discretion, which for 2024 included an FDIC special deposit insurance assessment to replenish the Deposit Insurance Fund following certain large bank closures earlier in 2024
The Compensation Committee reviewed and approved achieved operating PPNR* at $870.7 million for 2024, resulting in a payout level of 125% for the corporate performance component of the NEOs’ annual incentives other than Mr. O’Haver.
*Non-GAAP financial measure. Please refer to Appendix A and the table below for additional information and reconciliation to the most directly comparable GAAP financial measure.
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The following tables reconcile our reported net income to Operating PPNR:

Net Income to Operating PPNR Reconciliation	$ (in thousands)
Net income (loss)	$533,675
Exit and disposal costs	3,993
Merger-related expense	23,713
FDIC special assessment	5,732
Mortgage servicing rights hedge loss	8,603
Change in fair value of mortgage servicing rights due to valuation inputs or assumptions	(5,229)
Change in fair value of certain loans held for investment	10,476
(Gain) loss on swap derivatives	(1,667)
Loss (gain) on investment securities	368
Goodwill impairment	—
Tax effect of adjustment	(11,497)
Operating earnings	568,167
Provision (recapture) for credit losses	105,924
Provision for income taxes (excluding tax effect of adjustments above)	196,572
Operating PPNR	$870,663
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Individual Performance
The individual performance component of the 2024 Annual Incentive Plan comprised 20% of annual NEO incentives, other than
forMr. O’Haver, whose incentive was entirely based on performance against individual goals. Consistent with the Company’s past separation of duties of the Board Chair and the Chief Executive Officer, the Compensation Committee selected individual goals for
Mr. O’Haver that focused his efforts on strategic planning and engaging individual Board members. The 2024 individual goals consisted of:
Mr. Stein
▪Continue to drive operational efficiencies through enhanced technological tools, simplified policies and processes, and organizational alignment, measured against target annualized expense savings of $50 million, a target non-interest expense to average assets ratio of under 2.05% for the fourth quarter of 2024 and verified improvement in processes and / or the utilization of appropriate technology tools (50%)
▪Develop and implement a comprehensive performance improvement plan that reflects the Board and shareholder preference for consistent top tier performance, measured by quarterly performance consistent with consensus expectations, balance sheet optimization strategies, and the reduction of redundancy and inefficiencies across the company (40%)
▪Improve the Company’s Net Promoter Score, measured against strategic target with an expected 20% increase in 2024 (10%)
Mr. Farnsworth
▪Work with the executive team to execute efficiency initiatives driving our fourth quarter 2024 operating non-interest expense to average assets ratio to under 2.05% (50%)
▪Enhance our investor relations reporting process, measured by improved shareholder engagement and communications (25%)
▪Improve operational efficiency within our information technology and data management functions, measured by these groups advancing efforts to achieve our strategic goals combined with reduced expense levels for fourth quarter 2024 as compared to fourth quarter 2023 (25%)
Messrs. Merrywell and Nixon
▪Increase C&I loan growth by 2-5% and C&I share of the loan portfolio by 1% by 2024 fiscal year-end (15%)
▪Achieve core deposit growth to match loan growth, where non-interest bearing demand deposits as a percent of total deposits is at least
33% at 2024 fiscal year-end (35%)
▪Achieve non-interest income as a percent of operating revenue at a minimum of 12% by 2024 fiscal year-end (20%)
▪Manage fourth quarter 2024 operating non-interest expense to average assets ratio to under 2.05% (30%)
Mr. O’Haver
▪Long-range strategic planning including regular review of current strategic objectives and progress toward top quartile returns, and an annual review of the strategic plan (40%)
▪Board management including assessment of Board skills and qualifications (20%)
▪Chief Executive Officer advisory (20%)
▪Chair duties including effective Board meetings, Board training, Chief Executive Officer evaluation, risk and opportunity identification and developing meeting agendas, as well as active engagement of Board members (20%)
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For the individual performance component of the award, the Compensation Committee and Mr. Stein (in the case of Messrs.
Farnsworth, Merrywell and Nixon) and the Compensation Committee and the Board (in the case of Messrs. Stein and O’Haver)
considered the following:

NEO	Individual Performance Factors
Clint E. Stein
▪Leading the Company through the achievement of operational efficiencies, which resulted in
$82 million of annualized expense savings and opportunities for strategic reinvestment to advance the Company's strategy

▪Managing consistent financial performance improvement with EPS growth each quarter
▪Significant focus on customers and improved customer service, evidenced by improvement in Net Promoter Score
Ron L. Farnsworth	▪Contributing to the cost savings initiatives
▪Improving communications to investors and expanded outreach with a focus on clear strategic messaging
Christopher M. Merrywell and Torran B. Nixon	▪Contributing to the cost savings initiatives including over-achievement of goal to fund key strategic initiatives moving forward
▪Improvement in core fee income results, exceeding budget and nearing the 2024 target of 12% of operating revenue
▪C&I loan growth improving but falling short of target and paying out at 50% achievement
▪Core non-interest bearing deposits exceeding targeted percentage of total deposits and funding loan growth
Cort L. O'Haver	▪Leading strategic planning session at the 2024 Board retreat and continuing the Board's focus on monitoring critical strategic initiatives and metrics
▪In coordination with the Chair of Nominating and Governance Committee, assessing current skills of the Board, and developing strategy for go-forward Board size and mix of qualifications and skills
The Compensation Committee determined that Mr. Stein had met his individual goals, exceeding the targeted cost savings goal, and recommended approval of a 120% payout on the individual component. The Compensation Committee determined that
Mr. O’Haver met his individual goals and recommended approval of a 100% payout on his annual incentive plan opportunity.
The Board approved Messrs. Stein’s and O’Haver’s awards at the levels recommended by the Compensation Committee.
Mr. Stein assessed each of the other NEOs' performance in recommending the individual goal achievement level. He presented his assessment to the Compensation Committee and discussed his compensation recommendations for each NEO. After considering
2024 performance, the Compensation Committee approved the achievement of the individual performance component of the annual incentive awards at the following percentages of target: 100% for Mr. Farnsworth and 119% for Messrs. Merrywell and
Nixon. The Compensation Committee placed significant weight on Mr. Stein's incentive award recommendations but independently reviewed and approved those recommendations.
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Final Annual Incentive Payouts
Based on the 2024 corporate financial and individual performance results and decisions described above, the Compensation
Committee (as well as the Board in the case of Messrs. Stein and O’Haver) approved final annual incentive award payouts to the NEOs for 2024 as follows:

Name	Total Paid	Target	Total as a % of Target
Clint E. Stein	$1,711,200	$1,380,000	124%
Ron L. Farnsworth	$617,100	$514,250	120%
Christopher M. Merrywell	$885,170	$715,000	124%
Torran B. Nixon	$885,170	$715,000	124%
Cort L. O’Haver	$1,250,000	$1,250,000	100%
Equity Awards
Our 2024 Equity Plan provides for the grant of restricted stock, incentive stock options, nonqualified stock options, restricted stock units, and stock appreciation rights. We believe executive officers and other key management positions should have a meaningful portion of their competitive total compensation opportunity linked to shareholder return, which is directly tied to our long-term vision of growth, stability, asset quality and our commitment to a personalized relationship banking approach. Long-term incentives take the form of equity awards that are intended to align the interests of the executive with those of our shareholders by encouraging ownership of our common stock and tying value to the long-term market value of the Company’s stock. These awards also serve to promote an executive’s continued service to the organization by vesting over a period of years and encourage sound risk management by providing a balanced view of performance and aligning awards with the longer-term time horizon of risk outcomes.
Our 2024 long-term incentive compensation consisted of a combination of (i) performance-based restricted stock units
(“Performance Stock Units” or “PSUs”) that are earned and vest at the end of a three-year performance period and (ii) service-
based restricted stock units (“Restricted Stock Units” or “RSUs”). The March 2024 PSUs vest at the end of the three fiscal year performance period ending December 31, 2027, based on achievement levels of our TSR and our ROTCE compared to the peer group. The NEOs also received RSUs in March 2024 that vest ratably over three years subject to continued service.
The Compensation Committee set these long-term incentive targets based on peer and market data for similar positions.
The mix of equity awards in 2024 was:

Name	PSUs	RSUs
Clint E. Stein	60%	40%
Ron L. Farnsworth	60%	40%
Christopher M. Merrywell	60%	40%
Torran B. Nixon	60%	40%
Cort L. O’Haver	60%	40%
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The following table presents grant date fair value of equity awards (with PSUs at target performance) granted in 2024 by the
Company as a percentage of base salary for each of the NEOs:

Name	PSUs as a % of 2024 Base Salary	RSUs as a % of 2024 Base Salary	Total Opportunity as a % of 2024 Base Salary
Clint E. Stein	160%	116%	276%
Ron L. Farnsworth	78%	56%	134%
Christopher M. Merrywell	85%	62%	146%
Torran B. Nixon	77%	56%	133%
Cort L. O’Haver	110%	80%	190%
The Compensation Committee selected two performance metrics for the PSUs with half of the awards to vest based on ROTCE and half based on TSR performance, both relative to the peer group approved by the Compensation Committee and discussed in the “Considerations in Determining Compensation – Peer Group” section. We believe TSR directly links executive compensation to the returns realized by our shareholders, and that a measure based on return on equity links executive compensation to the creation of long-term value for shareholders. The combination of metrics ensures that our awards are not advantaged or penalized by general market conditions.
The vesting of PSUs will be determined based on the Company’s achievement of Threshold, Target or Maximum levels of TSR
Performance and ROTCE Performance as follows:

Performance Goals	Relative TSR/Relative ROTCE Performance	Percentage of Target Award Earned
Minimum	Below 50%	—%
Threshold	At 50%	50%
Target	At 100%	100%
Maximum	At or above 150%	150%
Award achievement in the event of performance at levels between Threshold and Target and between Target and Maximum will be based on straight-line interpolation between such levels. For example, performance of 80% or 111% will result in 80% or 111%, respectively, of the award vesting.
ROTCE Performance is equal to the quotient resulting from dividing Company Average ROTCE by the Peer Group Average
ROTCE. Company Average ROTCE is calculated by dividing the sum of the Company’s ROTCE for 2024, 2025 and 2026 by three.
Peer Group Average ROTCE is the sum of each peer company’s Peer ROTCE divided by the number of peers. Peer ROTCE is calculated in the same manner as the Company’s ROTCE: the sum of a peer’s 2024, 2025 and 2026 ROTCE divided by three.
TSR Performance is equal to the quotient resulting from dividing Company TSR by the Peer Group TSR. Company TSR is the sum
of TSR for the Company as determined on each of the last 20 trading days of the performance period (January 1, 2024, through
December 31, 2026), with each TSR measured from the grant date divided by 20. Peer Group TSR is the median of the TSR for all peers based on each Peer Company TSR. Peer Company TSR is calculated in the same manner as Company TSR: the sum of
TSR for a peer as determined on each of the last 20 trading days of the performance period, with each TSR as measured from the
Grant Date, divided by 20. TSR is the cumulative total shareholder return, assuming dividend reinvestment and expressed as a percentage return, as applied to the Company or any peer, and meaning stock price appreciation from: (A) the beginning of the performance period using the initial closing price to (B) a trading day in the 20 trading day period preceding the end of the performance period using the closing price of such company’s common stock.
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For example, if the Company’s Average ROTCE is 15% and the Peer Group Average ROTCE is 16%, for the 2024-2026 period,
ROTCE Performance is equal to 93.75% (15 divided by 16), resulting in 93.75% award vesting. If over the same performance period the Company TSR is 20% and the Peer Group TSR is 16%, TSR Performance is 125%, resulting in 125% award vesting.
When ROTCE Performance or TSR Performance matches the peer group performance, awards vest at target, or 100%.
2021 Performance-Based Equity Awards
As previously disclosed, each Umpqua equity award that was outstanding prior to the closing of the Merger was converted into a corresponding award with respect to Columbia common stock. Each such converted Umpqua equity award continued to be subject to the same terms and conditions, except that for awards granted prior to fiscal year 2023 that were subject to performance-based vesting, such awards converted into service-based vesting awards, with the number of shares of common stock underlying such awards calculated and fixed immediately prior to the closing of the Merger. Umpqua equity awards for the 2021-2023 performance period with a relative TSR performance condition were converted based on performance at the 115.75% level, and Umpqua equity awards for the 2021-2023 performance period with a relative ROTCE performance condition were converted based on performance at the 100% (target) level (collectively, “Umpqua 2021 Awards”). Messrs. Farnsworth, Nixon and O’Haver held Umpqua 2021
Awards, which vested on January 1, 2024.
In addition, each Columbia performance-based equity award that was outstanding prior to the closing of the Merger and granted prior to fiscal year 2023 was converted into a service-based vesting award, with the number of shares of common stock underlying such award calculated and fixed immediately prior to the closing of the Merger. Columbia performance-based equity awards for the
2021-2023 performance period were converted based on performance at the 100% (target) level (collectively, “Columbia 2021
Awards”). Messrs. Stein and Merrywell held Columbia 2021 Awards, which vested on January 1, 2024.
Other Compensation Information
Equity Compensation Practices
In general, we issue long-term equity incentives to our NEOs at the following times:
▪Upon initial employment with the Company
▪In the first quarter of each year, in connection with establishing the long-term incentive compensation component of their compensation
▪In connection with a significant advancement or promotion or other significant change in compensation arrangements
Clawback Policies
Historically, the Company maintained a comprehensive clawback policy that applied in the event of a required accounting restatement, the grant or payment of incentive compensation based on materially inaccurate performance metrics, or certain misconduct or risk failures by a covered officer. Effective December 1, 2023, the Board adopted a new clawback policy, the Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation (as amended on October 22, 2024, the “Dodd-Frank
Clawback Policy”), to comply with Section 10D-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)
and the applicable exchange listing standard and amended and restated its existing policy to account for adoption of the
Dodd-Frank Clawback Policy.
Under the Dodd-Frank Clawback Policy, which is applicable to our current and former executive officers and is required by Nasdaq listing standards, the Company must reasonably promptly recover the amount of erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, including any accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
Columbia Banking System  I  2025 Proxy Statement          53

The recoverable amount is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to taxes paid. The recovery requirement applies to any compensation received in the three-year period preceding the accounting restatement and to any current or former executive officer who was serving as such during the performance period applicable to the incentive-based compensation.
The Company also maintains a Clawback Policy, which covers the Company’s current and former executive officers and applies to
(i) any equity-based compensation and (ii) any cash compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, which includes stock price, TSR and measures that are determined and presented in accordance with the accounting principles used in preparing the Company financial statement and any measures that are derived wholly or in part from such measures. The Clawback Policy provides that, to the full extent permitted by law, in the event that a
“triggering event” occurs, the Compensation Committee may require the forfeiture and/or repayment of any earned but unpaid incentive compensation (whether vested or unvested) and any incentive compensation paid in the three-year period preceding such event.
For purposes of the Clawback Policy, a “triggering event” is any of the following events:
▪The executive engages in conduct detrimental to the Company insofar as it causes material financial or reputational harm to the Company or its business activities
▪The grant or payment of incentive compensation was based on materially inaccurate performance metrics or a material misrepresentation by the executive
▪The executive improperly or with gross negligence failed to identify, raise or assess, in a timely manner and as reasonably expected, risks and/or concerns material to the Company or its business activities
▪The executive engages in a fraudulent act or knowing and willful misconduct related to the executive’s employment
▪The executive violates restrictive covenants or employment restrictions to which the executive is subject
Stock Ownership Guidelines
We expect our directors and executive officers to accumulate a meaningful position in Company shares to align their focus and decisions with creating shareholder value. Our Corporate Governance Policy (posted on our website) requires directors and executive officers to own shares of Company common stock calculated in accordance with the following schedule:
Columbia Banking System  I  2025 Proxy Statement          54

Share ownership is determined from the totals on Table I and Table II of SEC Forms 3, 4 and 5, and includes any unvested stock awards not yet reported on such forms. The value of an individual’s holdings is based on the average closing price of the
Company’s common stock over the 200 trading days preceding December 31 of the applicable calendar year. Compliance with share ownership guidelines is reviewed annually by the Nominating and Governance Committee. At year-end 2024, Messrs. Stein,
Farnsworth, Merrywell, Nixon and O'Haver complied with the ownership requirements.
No Hedging Or Pledging
Our NEOs, other executive officers, directors and other persons designated from time to time as being subject to the
Company’s pre-clearance procedures, together with their family members (“Access Persons”), are prohibited from:
▪Trading in any interest or position relating to the future price of Company securities, such as a put, call or any other derivative securities
▪Engaging in any hedging or monetization transactions or similar arrangements with respect to the Company’s securities
▪Engaging in short sales of the Company’s securities
▪Holding the Company’s securities in a margin account or otherwise pledging Company securities as collateral for a loan
▪Making any purchases, sales or transfers in the Company’s securities during a pension fund blackout period, which exists whenever
50% or more of plan participants are unable to conduct transactions in their accounts for more than three consecutive business days
Insider Trading Policy
Our directors, executive officers and associates may engage from time to time in transactions involving our securities (other than the transactions described in the "No Hedging and Pledging" section, which are prohibited for Access Persons (i.e., our directors,
Section 16 officers, Umpqua Bank's Regulation O Officers and certain other persons designated by our Chief Financial Officer or
General Counsel)). Transactions in our securities by our directors, executive officers and associates are required to be made in accordance with our Insider Trading Policy, which, among other things, requires that the transactions be in accordance with applicable U.S. federal securities laws that prohibit trading while in possession of material nonpublic information. Rule 10b5-1 under the Exchange Act provides an affirmative defense that enables pre-arranged transactions in securities in a manner that avoids concerns about initiating transactions at a future date while possibly in possession of material nonpublic information.
Our Insider Trading Policy permits our directors, executive officers and associates to enter into trading plans designed to comply with Rule 10b5-1.
Access Persons must obtain pre-clearance by the Company to engage in non-prohibited transactions involving Columbia stock.
Even if pre-clearance is granted, Access Persons must make an independent determination that they do not possess material nonpublic information. The Insider Trading Policy establishes quarterly restricted trading periods during which Access Persons are prohibited from transacting in Company stock during the periods beginning on the third business day of the fiscal quarter-ending month and ending after the first full trading day after the day on which the Company releases quarterly or annual, as applicable, financial results to the general public or holds its quarterly earnings conference call, whichever is later.
Certain of our directors, executive officers and associates have made elections to participate in, and are participating in, our
Umpqua Bank 401(k) and Profit Sharing Plan (the "401(k) Plan") and have made, and may from time to time make, elections to
(i) have shares withheld to cover withholding taxes or (ii) have dividends from Columbia common stock reinvested into Columbia common stock, (iii) have a portion of their 401(k) Plan account contributions used to purchase Columbia common stock, or (iv)
participate in the Amended and Restated Employee Stock Purchase Plan of Columbia Banking System, Inc., as amended (the
"ESPP"), which may be designed to satisfy the affirmative defense conditions of Rule 10b5-1 under the Exchange Act or may constitute non-Rule 10b5-1 trading arrangements (as defined in Item 408(c) of Regulation S-K).
The Company is also prohibited from trading at any time in its securities on the basis of material nonpublic information, consistent with applicable law.
Columbia Banking System  I  2025 Proxy Statement          55

Severance and Change-In-Control Arrangements
We provide severance and change-in-control benefits to executives that are payable in circumstances the Compensation
Committee believes are appropriate and market-competitive. The occurrence or potential occurrence of a change-in-control transaction can create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the senior executive level. We believe that change-in-control benefits eliminate or at least reduce any reluctance of executive officers to actively pursue potential change-in-control transactions that may be in the best interest of shareholders and are competitive in the industry. Change-in-control benefits are “double-trigger,” meaning they are payable only if the executive experiences a qualifying termination of employment in connection with a change in control of the
Company. A more detailed description regarding payments under these arrangements is set forth under the “Potential Payments
Upon Termination or Change in Control” section.
Other Annual Compensation – Benefits and Perquisites
We strive to assist all of our associates, including our NEOs, in meeting their retirement income, health care, disability income, time off and other needs through competitive, cost-effective, Company-sponsored programs that provide individuals with reasonable flexibility in the context of their individual circumstances. The NEOs participate in these and other benefits to the same extent as other associates. These benefits include medical, vision, dental, and disability insurance, and the 401(k) Plan.
Retirement Benefits and Deferred Compensation
Our NEOs are eligible to participate in the 401(k) Plan on the same terms and conditions as other associates. For 2024, the
Company provided a match of 50% on the first 8% of pre-tax and Roth contributions (a maximum of 4%). The participation in our
401(k) Plan for these individuals is limited under federal income tax rules, and we believe they should have other similar means of saving for retirement.
We provide our NEOs and other highly compensated associates with the opportunity to defer annual base salary and incentive compensation under the UB DCP. Participants can elect to defer up to 50% of their salary or a portion of their annual cash incentive payment into a plan account with investment options like those available under the 401(k) Plan. The Company did not make discretionary contributions to UB DCP accounts in 2024.
As more fully described below under “Post-Employment and Termination Benefits,” for executive officers who were with Columbia prior to the Merger we provided the opportunity to defer compensation through two deferred compensation plans. During 2024, interest paid on the participant deferrals under the Amended and Restated Columbia Banking System, Inc. 2005 401 Plus Plan,
as amended (the “2005 DCP”) and the Columbia Banking System, Inc. 2016 401 Plus Plan, as amended (the “2016 DCP”) was the three-month term Secured Overnight Financing Rate ("SOFR") plus 3.84%.
Starting in 2004, the Company began using long-term compensation agreements (“Unit Plans”) to provide retirement benefits for executive officers instead of Supplemental Executive Retirement Plans ("SERPs"). Since 2004, we awarded a Unit Plan to Mr. Stein and two separate Unit Plans to Mr. Merrywell. The Company did not issue any Unit Plans in 2024. In 2013, the Compensation
Committee approved offering SERPs to replace certain NEOs’ Unit Plans. Accordingly, the Company entered into a SERP with
Mr. Stein, which provides that amounts drawn under the SERP will be reduced by the amount that is attributable to each respective
Unit Plan. This approach provided a retirement benefit that is consistent with our compensation philosophy, while optimally leveraging the expense already incurred in funding the Unit Plans. A more detailed description regarding payments under the
SERPs and Unit Plans is set forth under the “Potential Payments Upon Termination or Change in Control” section.
In 2023, the Company established the Columbia Banking System, Inc. 2023 Deferred Compensation Plan, as amended
(the “2023 DCP”) to govern the deferred compensation provided to certain executive officers in connection with the Merger, including Messrs. O'Haver, Merrywell, and Nixon. During 2024, interest paid on the participant deferrals under the 2023 DCP was the three-month term SOFR plus 3.84%.
Columbia Banking System  I  2025 Proxy Statement          56

Compensation Committee Report
The Compensation Committee of the Board makes the following report which, notwithstanding anything to the contrary set forth in any of Columbia’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.
The Compensation Committee of the Board met and discussed with management the CD&A required by Item 402(b) of Regulation
S-K, and based on that review and discussion, the Compensation Committee recommended to the Board that the CD&A be included as part of this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2024.
Members of the Compensation Committee

Luis F. Machuca (Chair)	Maria M. Pope
Craig D. Eerkes	John F. Schultz
Mark A. Finkelstein	Elizabeth W. Seaton
Peggy Y. Fowler	Anddria Varnado
Columbia Banking System  I  2025 Proxy Statement          57

Compensation Tables
2024 Summary Compensation Table
The following table shows compensation paid or accrued in the years shown for Columbia’s NEOs. As required by SEC rules,
Columbia’s NEOs comprise Columbia’s President and Chief Executive Officer, Columbia's Chief Financial Officer, and the three other most highly paid executive officers who were serving as executive officers at the end of 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
				(1) (2)	(3)	(4)	(5)
Clint E. Stein, President and Chief Executive Officer	2024	1,150,000	—	3,173,878	1,711,200	31,524	274,326	6,340,928
	2023	1,150,000	—	3,042,229	1,269,600	218,435	663,986	6,344,250
	2022	879,962	—	2,068,190	1,602,000	11,270	55,916	4,617,338
Ron L. Farnsworth, Executive Vice President, Chief Financial Officer and Principal Financial Officer	2024	605,000	—	809,160	617,100	—	667,655	2,698,915
	2023	475,000	—	—	419,520	—	652,031	1,546,551

Christopher M. Merrywell, Senior Executive Vice President and Umpqua Bank President of Consumer Banking	2024	715,000	—	1,047,157	885,170	43,503	471,575	3,162,406
	2023	600,000	—	1,009,420	636,000	35,350	1,466,223	3,746,993
	2022	505,481	—	585,026	669,500	—	68,372	1,828,379
Torran B. Nixon, Senior Executive Vice President and Umpqua Bank President of Commercial Banking	2024	715,000	—	951,941	885,170	73,491	651,045	3,276,647
	2023	570,833	—	—	726,100	59,717	1,918,981	3,275,631

Cort L. O’Haver, Former Executive Chair (6)	2024	1,250,000	—	2,379,928	1,250,000	221,741	183,129	5,284,798
	2023	1,041,667	—	4,015,816	1,250,000	180,180	5,328,807	11,816,470
(1)For 2024, amounts shown for Messrs. Stein, Farnsworth, Merrywell, Nixon, and O'Haver include (a) the grant date fair value of RSUs granted on March 1, 2024, that vest one-third each year on March 1, 2025, 2026 and 2027, and (b) the grant date fair value of PSUs granted on March 1, 2024, for the 2024-2026 performance period.
At stretch (maximum) performance, the PSUs’ grant date fair value would be $2,760,440 for Mr. Stein, $703,731 for Mr. Farnsworth, $910,743 for Mr. Merrywell,
$827,918 for Mr. Nixon, and $2,069,895 for Mr. O'Haver.
For 2023, amounts shown for Messrs. Stein and Merrywell include (a) the grant date fair value of RSUs granted on February 21, 2023, that vest one-third each year on
February 15, 2024, 2025 and 2026, and (b) the grant date fair value of PSUs granted on February 21, 2023, for the 2023-2025 performance period (with respect to
Messrs. Stein’s and Merrywell’s annual PSU awards) and March 14, 2023 (with respect to the PSU component of Mr. Stein’s synergy integration award). At stretch
(maximum) performance, the PSUs’ grant date fair value would be $3,183,356 for Mr. Stein and $914,115 for Mr. Merrywell. For Mr. O’Haver, amount shown is the grant date fair value of RSUs granted on March 1, 2023, with one-third vesting on April 19, 2023 with the successful systems conversion and one-third vesting on each of the first and second anniversaries thereof.
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For 2022, amounts shown include (a) the grant date fair value of RSUs granted on February 24, 2022, that vest one-third each year on February 15, 2023, and 2024, and February 14, 2025, and (b) the grant date fair value of PSUs granted on February 24, 2022, for the 2022-2024 performance period. At stretch (maximum)
performance, the PSUs’ grant date fair value would be $1,570,567 for Mr. Stein and $410,044 for Mr. Merrywell.
(2)The grant date fair value of stock awards was determined in accordance with FASB ASC 718. Assumptions used to calculate these amounts are set forth in footnote 4 to “2024 Grants of Plan-Based Awards” and in Note 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the
Company’s 2024 Annual Report. The grant date fair value of the RSUs granted in 2024 is based on the closing price of Columbia’s common stock on Nasdaq on the grant date of March 1, 2024 ($17.87 per share). The grant date fair value of the PSUs granted in 2024 is shown at target performance and is based 50% on the closing price of Columbia’s common stock on Nasdaq on the grant date of March 1, 2024 ($17.87 per share), and 50% on a fair value calculation using a Monte-Carlo simulation for the March 1, 2024 awards ($15.01 per share).
(3)The amounts in this column reflect the annual incentive awards earned under the 2024 Annual Incentive Plan.
(4)For Mr. Stein, includes the change in actuarial present value of the accumulated projected benefit under the SERP, which is a non-cash amount that can vary significantly from year-to-year based upon assumptions underlying the actuarial calculations. Assumptions such as discount rate and retirement age are reviewed annually by the Company and are intended to be individually appropriate. The SERP is discussed in further detail under the “Legacy Supplemental Executive
Retirement Plan” section.
For 2024, amounts shown include for Mr. Stein $0 of change in the actuarial present value of projected benefit under the SERP, in which Mr. Stein is not fully vested, and $31,524 of above-market earnings on his deferred compensation accounts under the 2005 DCP and the 2016 DCP (individually and collectively, “DCA”); and for
Messrs. Merrywell, Nixon, and O’Haver, $43,503, $73,491, and $221,741, respectively, of above-market earnings on DCA or other deferred compensation accounts.
For 2023, amounts shown include for Mr. Stein $192,940 of change in the actuarial present value of projected benefit under the SERP, in which Mr. Stein is not fully vested, and $25,495 of above-market earnings on his DCA; and for Messrs. Merrywell, Nixon, and O’Haver, $35,350, $59,717, and $180,180, respectively, of above-
market earnings on DCA or other deferred compensation accounts.
For 2022, amounts shown include for Mr. Stein, $(719,501) of change in the actuarial present value of projected benefit under the SERP, in which Mr. Stein is not fully vested, and $11,270 of above-market earnings on his DCA. Since the changes in actuarial present value of projected benefit under the SERP for Mr. Stein were negative, they are not reflected in the sums reported in this column in accordance with SEC rules.
(5)The aggregate amount of perquisites and other personal benefits for the NEOs was less than $10,000 and are therefore not disclosed.
For 2024, amount shown for Mr. Stein includes $13,800 in 401(k) Plan matching contributions; $1,436 in split dollar life insurance premiums; $8,571 in split dollar bonus earnings; $234,567 in accrued dividends on unvested PSUs; $890 in Company contributions to his Unit Plan; and $2,207 in tax gross-ups to cover taxes incurred for spousal use of the corporate aircraft. Unit Plans are described in further detail under the “Potential Payments Upon Termination or Change in Control” section.
For 2024, amount shown for Mr. Farnsworth includes the vested portion of a cash retention award granted pursuant to the terms of a letter agreement with Columbia dated March 1, 2023 (the "Farnsworth Letter Agreement"), which equals $594,000 and was paid on April 19, 2024; $13,800 in 401(k) Plan matching contributions;
$1,939 in split dollar life insurance premiums; and $57,795 in accrued dividends on unvested PSUs. The Farnsworth Letter Agreement is described in further detail under the “Letter Agreements With Other Named Executive Officers” section.
For 2024, amount shown for Mr. Merrywell includes the vested portion of a cash retention award granted pursuant to the terms of a letter agreement with the Company dated March 1, 2023 (the "Merrywell Letter Agreement"), which equals $330,000 and was paid on April 19, 2024; $13,800 in 401(k) Plan matching contributions; $3,903 in split dollar life insurance premiums, $1,759 in split dollar bonus earnings; $67,964 in accrued dividends on unvested PSUs; $50,083 in Company contributions to his two Unit Plans; and $1,429 in tax gross-ups to cover taxes incurred for spousal use of the corporate aircraft. The Merrywell Letter Agreement is described in further detail under the “Letter Agreements With Other Named Executive Officers” section.
For 2024, amount shown for Mr. Nixon includes the vested portion of a cash retention award granted pursuant to the terms of a letter agreement with the Company dated March 1, 2023 (the "Nixon Letter Agreement"), which equals $132,000 and was paid on April 19, 2024; the vested portion of an additional cash payment granted pursuant to the terms of the Nixon Letter Agreement, which equals $430,000 and was paid on March 8, 2024; $13,800 in 401(k) Plan matching contributions; $3,125 in split dollar life insurance premiums; and $67,168 in accrued dividends on unvested PSUs. The Nixon Letter Agreement is described in further detail under the “Letter
Agreements With Other Named Executive Officers” section.
For 2024, amount shown for Mr. O’Haver includes $13,800 in 401(k) Plan matching contributions and $169,329 in accrued dividends on unvested PSUs.
(6)The Executive Chair role was eliminated, and Mr. O'Haver's employment terminated, effective March 31, 2025.
Compensation Arrangements With Named Executive Officers
Stein Employment Agreement
Mr. Stein's employment agreement with the Company, entered into October 2021 and effective with the Merger, provides for the following President and Chief Executive Officer compensation through March 1, 2028:
▪Annual base salary of $1,150,000, which will be reviewed for increase annually by the Compensation Committee
▪An annual cash incentive award with a target opportunity of not less than 100% of base salary
▪Annual long-term incentive awards with a target opportunity of not less than 200% of base salary
▪A 2023 synergy integration award
▪Employee benefits on terms that are no less favorable than those provided to other senior executives of the Company
Columbia Banking System  I  2025 Proxy Statement          59

O’Haver Letter Agreement
The letter agreement with Mr. O'Haver (the "O'Haver Letter Agreement"), entered into October 2021 and effective with the Merger, provides for the following Executive Chair compensation through March 1, 2026:
▪Annual base salary of $1,250,000, which will be reviewed for increase (but not decrease) annually by the Compensation Committee
▪An annual cash incentive award with a target opportunity of 100% of annual base salary
▪Annual long-term incentive awards with a target grant date fair value of 200% of annual base salary, with such awards being up to 60%
performance-based
▪A 2023 synergy integration award
▪Employee benefits on terms that are no less favorable than those provided to other senior executives of the Company
Effective March 31, 2025, Mr. O'Haver's employment as Executive Chair was terminated without "cause" as defined in the O'Haver
Letter Agreement. For additional information regarding Mr. O'Haver's entitlements in connection with his termination of employment, see the "Potential Payments Upon Termination or Change in Control" section.
Letter Agreements With Other Named Executive Officers
In 2023, the Company entered into letter agreements with Messrs. Farnsworth, Merrywell, and Nixon (collectively the “Letter
Agreements”). The Letter Agreements set forth the terms of retention awards and payments in lieu of entitlements under change-in-
control or employment agreements in place at the closing of the Merger. The Letter Agreements have the following features:
▪No guaranteed increase in any component of compensation
▪No gross-ups
▪Good reason termination provisions generally limited to:
▪Forced relocation
▪Material diminution in compensation
▪Material diminution in authority, duties or responsibilities
Farnsworth Letter Agreement
The Farnsworth Letter Agreement provides for a cash retention award of $1,800,000 (the “Farnsworth Integration Award”), with
34% of such award vesting in April 2023 with the successful systems conversion and 33% vesting in each of April 2024 and 2025, subject to continued employment through each such date.
Merrywell Letter Agreement
The Merrywell Letter Agreement provides for a cash retention award of $1,000,000 (the "Merrywell Integration Award"), with
34% of such award vesting in April 2023 with the successful systems conversion and 33% vesting in April 2024 and 2025, subject to continued employment through each such date. In addition, in lieu of entitlements under Mr. Merrywell’s prior change-in-control agreement, the Merrywell Letter Agreement also provided for a credit of $1,030,000 to a deferred compensation account, which contribution was made in February 2023, with 50% of such amount vested in each of February 2024 and 2025, subject to continued
employment through each such date. The deferred compensation credit to Mr. Merrywell was reported as part of 2023 compensation.
Nixon Letter Agreement
The Nixon Letter Agreement provides for a cash retention award of $400,000 (the “Nixon Integration Award”), with 34% of such award vesting in April 2023 with the successful systems conversion and 33% vesting in April 2024 and 2025, subject to continued
employment through each such date. In addition, in lieu of entitlements under Mr. Nixon’s prior change-in-control agreement, the Nixon Letter Agreement also provided for an additional cash payment of $860,000 and a credit of $1,740,000 to his deferred compensation account, which contribution was made in February 2023, with 50% of each such amount vested in each of February
Columbia Banking System  I  2025 Proxy Statement          60

2024 and 2025, subject to continued employment through each such date. The deferred compensation credit to Mr. Nixon was reported as part of 2023 compensation.
2024 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(3)(4)
Name	Grant Date	Committee Approval Date	Threshold ($)	Target (#)	Maximum ($)	Threshold ($)	Target (#)	Maximum ($)
Clint E. Stein		1/23/2024	—	1,380,000	2,760,000
	3/1/2024	1/23/2024				55,970	111,940	167,910	74,627	3,173,878
Ron L. Farnsworth		1/23/2024	—	514,250	1,028,500
	3/1/2024	1/23/2024				14,269	28,538	42,807	19,026	809,160
Christopher M. Merrywell		1/23/2024	—	715,000	1,430,000
	3/1/2024	1/23/2024				18,466	36,932	55,398	24,622	1,047,157
Torran B. Nixon		1/23/2024	—	715,000	1,430,000
	3/1/2024	1/23/2024				16,787	33,574	50,361	22,383	951,941
Cort L. O’Haver		1/23/2024	—	1,250,000	2,500,000
	3/1/2024	1/23/2024				41,969	83,938	125,907	55,959	2,379,928
(1)Represents the possible range of cash incentive payouts under the 2024 Annual Incentive Plan. Actual amounts earned, as determined by the Compensation
Committee in the first quarter of 2024, are reflected in the "2024 Summary Compensation Table" section under Non-Equity Incentive Plan Compensation.
See the “Annual Incentive Plan” section.
(2)Represents the possible range of PSUs granted on March 1, 2024 under the 2024 Equity Plan. Actual amounts of PSUs earned will be based on achieving relative
ROTCE and TSR compared to the peer group as determined by the Compensation Committee, in each case over the 2024–2026 performance period. Dividend equivalents equal to the total dollar value of all dividends that would have been paid on the shares of Company common stock covered by the PSUs between the grant date and the settlement date will not be paid until the PSUs vest and are settled. See the “Equity Awards” section.
(3)Represents the number of RSUs granted to Messrs. Stein, Farnsworth, Merrywell, Nixon, and O'Haver on March 1, 2024 that vest one-third each year on March 1,
2025, 2026, and 2027. Dividend equivalents equal to the total dollar value of all dividends that would have been paid on the shares of Company common stock covered by the RSUs between the grant date and the settlement date will not be paid until the RSUs vest and are settled.
(4)Amounts shown represent the grant date fair value of RSUs and PSUs granted on March 1, 2024, determined in accordance with FASB ASC 718. Assumptions used to calculate these amounts are set forth in Note 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the
Company’s 2024 Annual Report. The grant date fair value of the RSUs granted in 2024 is based on the closing price of Columbia’s common stock on Nasdaq on the grant date of March 1, 2024 ($17.87 per share). The grant date fair value of the PSUs granted in 2024 is shown at target performance and is based 50% on the closing price of Columbia’s common stock on Nasdaq on the grant date of March 1, 2024 ($17.87 per share), and 50% on a fair value calculation using a Monte-Carlo simulation for the March 1, 2024 awards ($15.01 per share).
Equity Compensation Plan
The shareholder-approved 2024 Equity Plan provides for the grant of restricted stock, incentive stock options, nonqualified stock options, restricted stock units, and stock appreciation rights. All eligible directors and associates may participate in the 2024 Equity
Plan. As of December 31, 2024, there were 6,823,726 shares remaining available for future grant under the 2024 Equity Plan.
Columbia Banking System  I  2025 Proxy Statement          61

Outstanding Equity Awards at Fiscal Year-End 2024

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(1)	(2)	(3)	(2) (3)
Clint E. Stein	129,931	3,509,436	190,879	5,155,642
Ron L. Farnsworth	33,398	902,080	47,270	1,276,763
Christopher M. Merrywell	42,953	1,160,161	56,430	1,524,174
Torran B. Nixon	42,155	1,138,607	55,038	1,486,576
Cort L. O’Haver	155,139	4,190,304	138,574	3,742,884
(1)For Mr. Stein, represents 4,759 RSUs granted on February 24, 2022, that vested on February 14, 2025; PSUs granted on February 24, 2022, that converted to 30,613
RSUs with the Merger and vested on January 1, 2025; 19,932 RSUs granted on February 21, 2023, that vested 50% on February 15, 2025 and will vest 50% on
February 15, 2026; and 74,627 RSUs granted on March 1, 2024, that vested one-third on March 1, 2025 and will vest one-third on each of March 1, 2026 and
March 1, 2027.
For Mr. Farnsworth, represents 6,047 RSUs granted on February 28, 2022, that vested on February 28, 2025; 8,325 RSUs granted on February 21, 2023, that vested
50% on February 15, 2025 and will vest 50% on February 15, 2026; and 19,026 RSUs granted on March 1, 2024, that vested one-third on March 1, 2025 and will vest one-third on each of March 1, 2026 and March 1, 2027.
For Mr. Merrywell, represents 1,673 RSUs granted on February 28, 2022, that vested on February 1, 2025; PSUs granted on February 24, 2022, that converted to
7,992 RSUs with the Merger and vested on January 1, 2025; 8,666 RSUs granted on February 21, 2023, that vested 50% on February 15, 2025 and will vest 50%
on February 15, 2026; and 24,622 RSUs granted on March 1, 2024, that vested one-third on March 1, 2025 and will vest one-third on each of March 1, 2026 and
March 1, 2027.
For Mr. Nixon, represents 10,233 RSUs granted on February 28, 2022, that vested on February 28, 2025; 9,539 RSUs granted on February 21, 2023, that vested 50%
on February 15, 2025 and will vest 50% on February 15, 2026; and 22,383 RSUs granted on March 1, 2024, that vested one-third on March 1, 2025 and will vest one-third on each of March 1, 2026 and March 1, 2027.
For Mr. O’Haver, represents 19,535 RSUs granted on February 28, 2022, that vested on February 28, 2025; 24,282 RSUs granted on February 21, 2023, that vested
50% on February 15, 2025 and will vest 50% on February 15, 2026; 10,669 synergy PSUs granted on February 21, 2023, that will vest on April 19, 2025; 44,694 synergy PSUs granted on March 1, 2023, that will vest on April 19, 2025; and 55,959 RSUs granted on March 1, 2024, that vested one-third on March 1, 2025 and will vest one-third on each of March 1, 2026 and March 1, 2027.
(2)Amounts shown are calculated using the closing price of Columbia’s common stock on Nasdaq on December 31, 2024 ($27.01 per share).
(3)The amounts shown represent the target number of PSUs that can be earned during the three-year performance period. Actual amounts vested and earned, if any, depend on actual performance against the performance measures for the 2023–2025 and 2024–2026 performance periods that end December 31, 2025, and
December 31, 2026, respectively.
For Mr. Stein, represents 44,848 PSUs granted on February 21, 2023; 34,091 synergy PSUs granted on March 14, 2023; and 111,940 PSUs granted on March 1, 2024.
For Mr. Farnsworth, represents 18,732 PSUs granted on February 21, 2023; and 28,538 PSUs granted on March 1, 2024.
For Mr. Merrywell, represents 19,498 PSUs granted on February 21, 2023; and 36,932 PSUs granted on March 1, 2024.
For Mr. Nixon, represents 21,464 PSUs granted on February 21, 2023; and 33,574 PSUs granted on March 1, 2024.
For Mr. O’Haver, represents 54,636 PSUs granted on February 21, 2023; and 83,938 PSUs granted on March 1, 2024.
Columbia Banking System  I  2025 Proxy Statement          62

2024 Option Exercises and Stock Vested

Name	Stock Awards Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Clint E. Stein	33,031	748,492
Ron L. Farnsworth	25,322	519,737
Christopher M. Merrywell	11,336	246,177
Torran B. Nixon	40,580	836,363
Cort L. O’Haver	146,183	2,918,902
(1)For Mr. Stein, represents the fair market value of 15,720 shares of RSUs granted in 2021 that vested on January 1, 2024; 2,585 shares of RSUs granted in 2021 that vested on February 15, 2024; 4,759 shares of RSUs granted in 2022 that vested on February 15, 2024; and 9,967 shares of RSUs granted in 2023 that vested on
February 15, 2024.
For Mr. Farnsworth, represents the fair market value of 5,351 shares of RSUs granted in 2021 that vested on January 1, 2024; 3,568 shares of RSUs granted in 2021 that vested on March 8, 2024; 6,194 shares of RSUs granted in 2021 that vested on March 8, 2024; 6,046 shares of RSUs granted in 2022 that vested on February 28,
2024; and 4,163 shares of RSUs granted in 2023 that vested on February 15, 2024.
For Mr. Merrywell, represents the fair market value of 4,000 shares of RSUs granted in 2021 that vested on January 1, 2024; 1,329 shares of RSUs granted in 2021 that vested on February 15, 2024; 1,673 shares of RSUs granted in 2022 that vested on February 15, 2024; and 4,334 shares of RSUs granted in 2023 that vested on
February 15, 2024.
For Mr. Nixon, represents the fair market value of 9,057 shares of RSUs granted in 2021 that vested on January 1, 2024; 6,038 shares of RSUs granted in 2021 that vested on March 8, 2024; 10,483 shares of RSUs granted in 2021 that vested on March 8, 2024; 10,232 shares of RSUs granted in 2022 that vested on February 28,
2024; and 4,770 shares of RSUs granted in 2023 that vested on February 15, 2024.
For Mr. O’Haver, represents the fair market value of 44,695 shares of RSUs granted in 2023 that vested on April 19, 2024; 10,669 shares of RSUs granted in 2023 that vested on April 19, 2024; 24,207 shares of RSUs granted in 2021 that vested on January 1, 2024; 6,916 shares of RSUs granted in 2021 that vested on March 8, 2024;
28,020 shares of PSUs granted in 2021 that vested on March 8, 2024; 19,534 shares of RSUs granted in 2022 that vested on February 28, 2024; and 12,142 shares of
RSUs granted in 2023 that vested on February 15, 2024.
2024 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Clint E. Stein	190,440	76,151	—	931,135
Ron L. Farnsworth	—	—	—	—
Christopher M. Merrywell	—	103,855	—	1,213,800
Torran B. Nixon	—	175,444	—	2,050,497
Cort L. O’Haver	—	529,357	—	6,186,843
(1)An amount was deferred in 2024 under the 2016 DCP, which is described under the “Deferred Compensation Plans” section. The amount for Mr. Stein is reflected in the salary and non-equity incentive plan compensation columns of the "2024 Summary Compensation Table" section.
(2)The interest rate is the three-month SOFR rate plus 3.84%. The Company annually reviews for appropriateness the calculation of the rate of interest (the “Interest
Crediting Rate”) that is applied to a participant’s DCA in the applicable deferred compensation plan. The Interest Crediting Rate is adjusted quarterly for fluctuations in the three-month term SOFR rate. Plan participants are notified of any adjustments to the Interest Crediting Rate. The plan administrator shall annually review the
Interest Crediting Rate. For Interest Crediting Rate purposes as of a given calendar quarter, the SOFR rate will be determined as of the later of (i) the 15th day of the calendar month immediately preceding the first day of the calendar quarter or (ii) if such 15th day is not a Trading Day, then the next following Trading Day. For plan purposes, a “Trading Day” means any day on which Nasdaq is open for trading. The DCA maintained for each participant shall be adjusted for interest credits on a daily basis. Interest credits shall be treated as a part of the credit balance of the DCA for all plan purposes.
(3)For Mr. Stein, includes amounts previously reported in the applicable Summary Compensation Table for 2023 ($56,295), 2022 ($31,811), 2021 ($97,786), 2020
($53,789), 2019 ($52,088), 2018 ($56,891), 2017 ($39,323), 2016 ($47,346), 2015 ($41,223), 2014 ($35,132), 2013 ($25,407), and 2012 ($16,005). For Mr. Merrywell,
includes amounts previously reported in the Summary Compensation Table for 2023 ($1,030,000). For Mr. Nixon, includes amounts previously reported in the Summary
Compensation Table for 2023 ($1,740,000). For Mr. O'Haver, includes amounts previously reported in the Summary Compensation Table for 2023 ($5,250,000).
Columbia Banking System  I  2025 Proxy Statement          63

Deferred Compensation Plans
The Board adopted the 2005 DCP for certain directors, a select group of senior management and key associates, as designated by resolution of the Board. The 2005 DCP generally provides for the deferral of certain taxable income earned by participants in the 2005 DCP. In October 2016, the Board and the Compensation Committee amended and restated the 2005 DCP, which froze the 2005 DCP to new participants effective as of October 26, 2016, and approved the 2016 DCP. Following the Merger, the
Company froze contributions to the 2016 DCP and eligible associates, including the NEOs, could participate in the UB DCP.
Effective March 1, 2023, the Company established the 2023 DCP to govern the deferred compensation provided to certain executive officers in connection with the Merger, including Messrs. Merrywell, Nixon, and O’Haver. No further contributions may be made by the participants to the 2023 DCP.
Distribution Election Notice
At the time a participant first makes an election to defer covered compensation, they must deliver to the Company a signed
“distribution election notice” in which they elect to receive distributions in the form of either a single lump-sum payment or monthly installment payments over a period not to exceed 120 months. A participant may change such election from time to time; however, if a distribution election notice is delivered to the Company less than 12 calendar months before the month in which distributions begin, such notice will not be effective and the Company will instead treat the distribution election notice that was last delivered to the Company before such 12 calendar month period as the effective notice.
Distributions Upon Retirement Or Disability
The Company will distribute the credit balance of a deferred compensation account maintained for a participant at the time they retire or becomes disabled as either a single lump sum or monthly installment payments, as elected by the participant. Under the
UB DCP, a participant's benefit is payable within 30 days following (i) the date specified in a distribution election, which can either be a fixed date or the date of separation from service, (ii) death or (iii) disability.
Under the 2005 DCP and 2016 DCP, if the participant has elected a single lump-sum distribution, such distribution will be made within 90 days after the date that a participant retires or becomes disabled. If the participant has elected monthly installment payments, such distribution will be made on the first day of each month, beginning with the first day of the third month following the month in which a participant retires or becomes disabled and continuing until the full amount of the DCA maintained for the participant has been distributed. Until the DCA has been distributed in full, interest will continue to be credited to the DCA.
Notwithstanding any contrary provisions of the plan, if the participant dies after monthly installment payments of the credit balance in the DCA maintained for the participant have begun, then the remaining credit balance in the DCA will be distributed to the participant's designated beneficiary in a single lump sum within 30 days after the Company receives notice that the participant has died.
The 2005 DCP provides that, notwithstanding a participant’s election to receive a distribution of the credit balance in the
DCA maintained for the participant in the form of monthly installment payments, such credit balance will be distributed to the participant in a single lump sum within 90 days after the date on which the participant terminates their services or employment with the Company, if (i) such termination of services or employment is for any reason other than because the participant retires or becomes disabled, or (ii) if the credit balance of the DCA maintained for the participant does not exceed $25,000.
Unlike the 2005 DCP, the 2016 DCP permits participants to elect installment payments for any termination of employment, rather than only on a termination due to retirement or disability. If a participant’s services or employment with the Company is terminated because of the participant's death, the credit balance in the participant’s DCA will be distributed to the participant's designated beneficiary.
Columbia Banking System  I  2025 Proxy Statement          64

2024 Pension Benefits

Name	Plane Name(1)	Number of Years Credited Services (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Clint E. Stein	SERP	19	1,243,074	—
(1)Under the terms of the SERP, executives must, in addition to other conditions, be fully vested to receive benefits. Full vesting is based on a 20-year schedule. Mr. Stein will first become eligible to receive vested benefits upon a voluntary termination at age 55. NEOs must have at least ten years of service with the Company and have reached age 55 in order to receive benefits upon a voluntary termination that occurs prior to reaching the standard retirement age of 65.
(2)The estimated maximum annual retirement benefit payable under the SERP for Mr. Stein upon achieving age 65 is $270,000 assuming a single life annuity. Amount presented is calculated using a discount rate of 5.60%.
Legacy Supplemental Executive Retirement Plan
Columbia maintains a SERP for Mr. Stein and two non-NEO executive officers to provide retirement benefits. Where a participant has 20 years of service and is therefore fully vested, the SERP is designed to provide lifetime retirement benefits with an annual
2% cost of living adjustment to benefit payments.
Each SERP includes a number of restrictions on payment, including a requirement, subject to certain exceptions, that the executive officer attain age 65. Each SERP includes a number of potential adjustments to the date on which retirement payments are initiated and to the amount of the benefit. These potential adjustments include provisions for early retirement subject to the early commencement reduction factor of 5% for each year that the benefit is paid prior to reaching age 65, payable upon reaching age
55, with a minimum of ten years of credited service, and a 2% annual inflation adjustment to benefit payments. Executive officers terminated pursuant to a change in control of Columbia will be vested in the benefit that the executive would have received had the executive officer remained employed by Columbia until reaching the normal retirement age. In the event the executive officer becomes disabled, the executive will be 100% vested, regardless of tenure. Other potential SERP adjustments include an elimination of benefits if the executive officer violates non-competition requirements or if the executive officer is terminated for cause or resigns voluntarily before reaching the normal retirement age and does not have ten years of service or before achieving
100% vesting. Under the terms of each SERP, the executive officer and the Company will cooperate and use all reasonable efforts, in compliance with applicable law, to minimize the amount of any excise tax imposed by Section 4999 of the Internal
Revenue Code.
The SERP is unsecured and unfunded and there are no plan assets. Columbia has purchased Bank-Owned Life Insurance (“BOLI”)
policies on the lives of the executive officers and intends to use income from these policies to offset SERP benefit expenses. The
BOLI policies, through the split dollar life insurance agreements with the executive officers, provide a death benefit equal to three times the executive’s then current base salary and approximately ten times the projected benefit at normal retirement age of the executive’s SERP. The agreements take into account any other life insurance policies purchased by and owned by the Company that pay benefits to the participant’s beneficiary at death. This split dollar benefit is payable to the executive officer’s beneficiaries if the executive dies while employed with the Company, in which case the executive (and the executive's beneficiaries) would not be entitled to any benefits under the SERP. If the executive officer retires or terminates employment for any reason other than death, then the executive and the executive's beneficiaries forfeit any benefits under the split dollar agreement, and all proceeds from the
BOLI policies are instead paid to the Company.
The income generated from the BOLI policies is projected to, on a cumulative basis, substantially offset the ongoing costs of the
SERP program. This projection includes assumptions related to future BOLI policy performance, Umpqua Bank’s cost of funds, and discount rates applicable to the SERP program. Any excess revenue generated from BOLI will be used to offset other employee benefit costs. BOLI is not a permissible bank investment but BOLI may be purchased in order to offset employee benefit expenses pursuant to the authority granted by the “Interagency Statement on the Purchase and Risk Management of Life Insurance,” dated
December 7, 2004 and described for State-Chartered Federal Reserve member banks in Supervisory Letter SR 04-19.
Columbia Banking System  I  2025 Proxy Statement          65

As described below, the Company had entered into a Unit Plan with Mr. Stein in 2008 and gave Mr. Stein $24,996 a year for ten years provided he remained employed through January 2018. Mr. Stein has fully vested in this benefit but elected to delay receipt.
In 2013, the Company entered into a SERP with Mr. Stein, which awarded him 60% of the average three highest years of base salary at normal retirement. For purposes of calculating the benefit, his salary was frozen at $450,000 in 2019. Payments under the
Unit Plan were postponed until benefits are drawn from the SERP (and the SERP benefits will be reduced by the amount that is attributable to the Unit Plan).
Potential Payments Upon Termination or Change in Control
The following is a discussion regarding the post-employment and termination arrangements currently in place for the NEOs.
The amounts are based on the maximum amounts that could be paid under these arrangements.
Long-Term Incentive Awards Change-in-Control Treatment
In the event of a change in control, under the 2018 Equity Plan and the 2024 Equity Plan, all unvested awards will vest in full as of the date of the closing of such change-in-control transaction (for performance-based awards, based on the greater of target or actual performance) unless the awards are replaced or assumed, in which case the awards will continue as replaced or assumed.
Chief Executive Officer Compensation Arrangements
Under Mr. Stein's employment agreement with the Company, as amended (the "Employment Agreement"), if his employment is terminated by the Company for any reason other than for “cause,” “disability” or death, or if Mr. Stein terminates his employment for
“good reason” (as each such term is defined in the Employment Agreement and each, a “qualifying termination”), in each case not within six months prior to, or 24 months following a “change in control” (as defined in the Employment Agreement), Mr. Stein will be entitled to receive:
▪Any accrued obligations and other amounts or benefits owing or eligible for payment
▪Subject to Mr. Stein’s execution and non-revocation of a release of claims:
▪Cash severance equal to two times annual base salary
▪A prorated bonus for the year of termination
▪Accelerated vesting of a prorated portion of any long-term incentive awards not subject to performance-based vesting, with a prorated portion of any awards subject to performance-based vesting to vest on the regularly scheduled vesting date based on actual performance
▪Continued health and welfare benefits for 24 months following termination
If Mr. Stein experiences a qualifying termination within six months prior to, or within 24 months following a change in control,
Mr. Stein will be entitled to receive:
▪Any accrued obligations and other amounts or benefits owing or eligible for payment
▪Cash severance equal to two-and-one-half times the sum of annual base salary and target annual bonus
▪A prorated target bonus for the year of termination
▪Treatment of long-term incentive awards in accordance with their terms as described under the "Long-Term Incentive Awards
Change-in-Control Treatment" section
▪Subject to Mr. Stein's execution and non-revocation of a release of claims, continued health and welfare benefits for 30 months
Under the Employment Agreement, Mr. Stein has agreed to be bound by certain restrictive covenants, including non-competition and non-solicitation covenants during his employment and for two years thereafter. He is also subject to perpetual confidentiality covenants.
Columbia Banking System  I  2025 Proxy Statement          66

If Mr. Stein’s employment is terminated due to his death or disability, Mr. Stein’s legal representatives will be entitled to receive any accrued obligations and other amounts or benefits owing or eligible for payment.
Columbia Bank entered into a Unit Plan with Mr. Stein in 2008 primarily to supplement retirement benefits in lieu of a SERP. Mr.
Stein’s Unit Plan provides that he will begin receiving a monthly payment beginning the first month following the tenth anniversary of the plan, based on an annual aggregate payment of $25,000 per year for ten years. In the event his employment is terminated by
Umpqua Bank without cause, or in the event Mr. Stein is terminated due to disability, he will be entitled to receive a payment based on the prorated portion of his term of employment, payable in monthly payments following the tenth anniversary of the plan. For
Mr. Stein, there is a non-competition clause that provides that his right to receive benefits terminates if he works for a competitor.
As noted above, in 2013, Columbia Bank entered into a SERP with Mr. Stein. Mr. Stein’s base salary for purposes of determining benefits under his SERP is frozen at $450,000. In the event any benefit payments due Mr. Stein pursuant to his SERP are to be made simultaneously with payment amounts due pursuant to his Unit Plan, then any SERP benefit payments will be reduced by amounts to be paid from the Unit Plan. The reduced SERP benefit payment will be determined by deducting the amount of the Unit
Plan payments from the scheduled SERP benefit payments. Once the Unit Plan benefit payment periods expire, retirement benefit payments under the SERP will no longer be reduced. Mr. Stein is currently the only NEO who participates in a SERP.
The table below shows the maximum amounts that could be paid to Mr. Stein under his compensation agreements and plans, which (i) are based on his salary at December 31, 2024, and (ii) assumes the triggering event occurred on December 31, 2024.

	2024 Termination/Change-in-Control Payments – Clint E. Stein
	Death ($)	Disability ($)	Termination w/o Cause (Not Due to CIC) ($)	Termination Due to CIC ($)(1)	Retirement ($)
Cash/Severance(2)	—	—	3,680,000	7,705,000	—
Deferred Compensation	—	—	—	—	—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance(3)	11,500,000*	1,988,669*	1,999,660*	2,104,905*	218,598
Bank-Owned Life Insurance(4)	3,450,000	—	—	—	—
Healthcare and Other Benefit(5)	—	—	51,842	64,802	—
FMV of Accelerated Equity Vesting(6)	8,665,078	8,665,078	3,950,186	8,665,078	—
Total	23,615,078	10,653,747	9,681,688	18,539,785	218,598
* Reflects the lump-sum value of the benefit to be paid out following the triggering event under the terms of the applicable plan.
(1)In the event of a voluntary termination for good reason or termination without cause within six months prior to, or 24 months following a change in control (including the
Merger), upon termination, he would be entitled to receive certain change-in-control termination payments which differ from the termination payments provided in the event of a termination without cause, or voluntary termination for good reason, not in connection with a change in control.
(2)In the event of a voluntary termination for good reason or termination without cause not in connection with a change in control, represents the sum of (a) two times
Mr. Stein’s annual salary in the year of termination, payable in equal installments over two years following termination; and (b) the prorated portion of any annual incentive payment earned during the year of termination, payable in a lump sum at the time annual incentives are paid to other executives of the Company (but no later than March 15 of the year following the fiscal year to which the annual incentive relates). In the event of a voluntary termination for good reason or termination without cause in connection with a change in control, represents the sum of (a) two-and-one-half times the sum of Mr. Stein’s annual salary in the year of termination and target annual incentive opportunity in the year of termination, payable in equal monthly installments over a 30-month period following termination; and (b) a prorated portion of
Mr. Stein’s target annual incentive opportunity, payable no later than March 15 of the year following the fiscal year to which the annual incentive relates.
(3)Reflects the benefits to which Mr. Stein would be entitled under his SERP (or split dollar life insurance benefits calculated based on SERP benefits) and under his Unit
Plan, which reduces the benefits otherwise payable under his SERP (except in the event of death). See the “2024 Pension Benefits” section for more details regarding these benefits. Mr. Stein may elect a single lifetime annuity or a joint and survivor annuity.
Columbia Banking System  I  2025 Proxy Statement          67

Benefits on Death. Death benefits are not payable pursuant to the SERP unless Mr. Stein has selected a joint and survivor annuity; however, in the event of
Mr. Stein’s death while employed, a Split Dollar Agreement provides a one-time lump-sum benefit of a stated dollar amount calculated as ten times his current annual base salary. Amounts also include the benefits that Mr. Stein would be entitled to under his Unit Plan, which would not reduce the benefits payable under his SERP.
Mr. Stein’s Unit Plan provides for $24,996 annually for ten years following death. In the event that Mr. Stein dies after his Unit Plan payments have begun, then any remaining payments in the ten-year benefit stream will be made to his beneficiaries.
Benefits on Disability. In the event that Mr. Stein becomes disabled, the amount represents a one-time lump sum payment calculated as the present value of the projected stream of retirement benefit payments that Mr. Stein would expect to receive had he remained employed until normal retirement age.
Benefits on Termination without Cause or Due to Change in Control (“CIC”). Upon a termination without cause or due to a change in control, benefits are payable in a lifetime annuity.
(4)In the event of death, represents the amount equal to the lesser of three times base salary or net amount at risk as of the date of death that would be due to Mr. Stein’s beneficiaries under a BOLI policy payable by the insurer.
(5)In the event of a voluntary termination for good reason or termination without cause not in connection with a change in control, represents the value of continued
employer-paid health and welfare benefits for two years following termination (or in the event of such a termination in connection with a change in control, for 30 months following termination).
(6)In the event of death, disability or a voluntary termination for good reason or termination without cause in connection with a change in control, represents the fair market value of unvested equity awards with performance deemed achieved at target performance. In the case of a voluntary termination for good reason or termination without cause not in connection with a change in control, represents the fair market value of a prorated portion of the unvested equity awards with performance shown at target performance (such performance awards ultimately vest based on actual performance).
O’Haver Letter Agreement
The O'Haver Letter Agreement provides that if Mr. O’Haver’s employment is terminated by the Company during the employment period for any reason other than for “cause,” "disability" or death, or if Mr. O’Haver resigns his employment for “good reason” (as each such term is defined in the O’Haver Letter Agreement), Mr. O'Haver is entitled to receive any accrued obligations and other amounts or benefits owing or eligible for payment (the “accrued obligations”) and, subject to his execution and non-revocation of a release of claims:
▪A lump sum equal to the product of (A) the sum of annual base salary and target bonus, and (B) the number equal to the quotient of (x) the number of full and partial months remaining in the employment period divided by (y) 12 (provided that, following a change in control of the
Company, excluding the Merger, the severance amount will be no less than two-and-one-half times the sum of base salary and target bonus)
(the “Severance”)
▪A prorated bonus for the year of termination (the “prorated bonus”), provided that, following a change in control of the Company, excluding the
Merger, the prorated bonus will be based on the target incentive opportunity and payable at the time the Severance is paid
▪Payment of COBRA premiums for 24 months (the “COBRA benefits”)
▪Accelerated vesting of any outstanding cash or equity long-term incentive awards, including the synergy integration award, with respect to any service-vesting requirement, with any awards subject to a performance-based condition to remain outstanding and be eligible to be earned in full, based on actual performance (the “LTI benefits”)
▪The fees Mr. O’Haver would have earned during the advisor period described below
The O'Haver Letter Agreement further provides that, for the period beginning on the third anniversary of the closing of the Merger and ending on the fifth anniversary of the closing of the Merger (the “advisor period”), Mr. O’Haver will provide consulting services to the Company and will be entitled to an annual advisor fee of $3,000,000, an executive office, access to administrative support and business expense reimbursement. If Mr. O’Haver dies or becomes disabled during the employment period, he (or his estate)
will receive the accrued obligations, the prorated bonus, the COBRA benefits, the LTI benefits and the fees Mr. O’Haver would have earned during the advisor period. If Mr. O’Haver dies or becomes disabled during the advisor period, he (or his estate) will receive any remaining portion of the annual advisor fee that otherwise would have been paid to him had he served for the full advisor period.
Mr. O’Haver does not receive the Severance, prorated bonus, COBRA benefits, LTI benefits, or advisor fees if he retires or resigns without good reason or he is terminated for cause. The O'Haver Letter Agreement provides that, if the compensation and benefits payable thereunder or any other arrangement would be subject to an excise tax, such amounts will be reduced to the extent such reduction would place Mr. O’Haver in a better after-tax position. Under the O'Haver Letter Agreement, Mr. O’Haver has agreed to be bound by certain restrictive covenants, including non-competition and non-solicitation (of employees, clients and customers)
covenants, for the five-year period following the closing of the Merger. He is also subject to perpetual confidentiality covenants.
Columbia Banking System  I  2025 Proxy Statement          68

The Company terminated Mr. O'Haver's employment without "cause" effective March 31, 2025.
The table below shows the maximum amounts that could be paid to Mr. O’Haver under his compensation agreements and plans, which (i) are based on his salary at December 31, 2024, and (ii) assumes the triggering event occurred on December 31, 2024.

	2024 Termination/Change-in-Control Payments – Cort L. O’Haver
	Death ($)	Disability ($)	Termination w/o Cause (Not Due to CIC) ($)	Termination Due to CIC ($)(1)	Retirement ($)
Cash/Severance(2)	7,250,000	7,250,000	10,166,667	13,500,000	—
Deferred Compensation	—	—	—	—	—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance	—	—	—	—	—
Bank-Owned Life Insurance	—	—	—	—	—
Healthcare and Other Benefit(3)	18,877	40,584	40,584	40,584	—
FMV of Accelerated Equity Vesting(4)	7,933,188	7,933,188	7,933,188	7,933,188	—
Total	15,202,065	15,223,773	18,140,439	21,473,773	—
(1)In the event of a voluntary termination for good reason or termination without cause following closing of a change in control (excluding the Merger), upon termination, he would be entitled to receive certain change-in-control termination payments which differ from the termination payments provided in the event of a termination without cause, or voluntary termination for good reason, not in connection with a change in control.
(2)Represents the sum of (a) (1) in the event of a voluntary termination for good reason or termination without cause not in connection with a change in control, a lump sum payment equal to 14 months of Mr. O’Haver’s annual salary and target annual incentive opportunity in the year of termination, payable within 60 days of termination; or (2) in the event of a voluntary termination for good reason or termination without cause in connection with a change in control, a lump sum payment equal to two-and-one-half times the sum of Mr. O’Haver’s annual salary and target annual incentive opportunity in the year of termination, payable within 60 days of termination); (b) (1) in the event of death, disability or a voluntary termination for good reason or termination without cause not in connection with a change in control, the prorated portion of any annual incentive payment earned during the year of termination, payable in a lump sum at the time annual incentives are paid to other executives of the Company; or (2) in the event of a voluntary termination for good reason or termination without cause in connection with a change in control, the prorated portion of Mr. O’Haver’s target annual incentive opportunity in the year of termination, payable in a lump sum within 60 days of termination; and (c) any advisor fees that would have been payable during an advisor period, payable in a lump sum within 30 days of termination.
(3)In the event of death, disability, or a voluntary termination for good reason or termination without cause (both in connection and not in connection with a change in control), represents the value of continued employer-paid health and welfare benefits for two years following termination, which covers all surviving current participants on his plan in the event of death.
(4)In the event of death, disability, a voluntary termination for good reason or termination without cause (both in connection and not in connection with a change in control), represents the fair market value of unvested equity awards with performance shown at target performance (in the event of a voluntary termination for good reason or termination without cause in connection with a change in control, performance awards are deemed achieved at target performance, but in the event of death, disability or voluntary termination for good reason or termination without cause not in connection with a change in control, performance awards ultimately vest based on actual performance).
Columbia Banking System  I  2025 Proxy Statement          69

Farnsworth Agreements
Mr. Farnsworth's April 2021 employment agreement, which expired on December 31, 2024, included the following provisions:
▪A prohibition on competing with the Company during the time that the executive is receiving payment of a severance or change-in-control benefit, up to a maximum of 18 months
▪Receipt of the change-in-control benefit is subject to a “double trigger” such that there must be a qualifying termination of employment in addition to a change-in-control event
▪A prohibition on solicitation of the Company’s customers or employees for two years following the executive’s departure
Pursuant to Mr. Farnsworth’s employment agreement effective for 2024, in the event of termination without “cause” or for “good reason” not in connection with a change in control, subject to Mr. Farnsworth’s execution and non-revocation of a release, he would have received a severance benefit equal to one times base salary. In the event of termination without “cause” or for “good reason” after the announcement of a proposed change in control or within 18 months following a change in control, subject to
Mr. Farnsworth’s execution and non-revocation of a release, he would have received a severance benefit equal to (i) two times base salary and (ii) 200% of his target annual incentive opportunity.
Upon a termination of Mr. Farnsworth’s employment in 2024, any unvested portion of the Farnsworth Integration Award would have been forfeited, except that, upon a termination of Mr. Farnsworth by Columbia other than for “cause,” by Mr. Farnsworth for “good reason” or due to death or “disability” (as each such term is defined in the Farnsworth Letter Agreement, and each, as such term is defined as in the applicable Letter Agreement with the other NEOs, a “Qualifying Termination”), any unvested portion of the
Farnsworth Integration Award would have vested in full, subject to the execution and effectiveness of a release of claims.
If Mr. Farnsworth’s employment had been terminated by the Company without “cause” in 2024, subject to the execution and effectiveness of a release of claims, any outstanding equity awards granted at or after the closing of the Merger would have vested in full with respect to any service-vesting requirement, and any awards subject to a performance-vesting condition would have remained outstanding and eligible to be earned in full based on the level of performance achieved.
Columbia entered into a Participation Agreement with Mr. Farnsworth, on November 5, 2024, pursuant to the newly adopted
Columbia Banking System, Inc. Executive Change in Control and Severance Plan (the "CIC Plan"). The Participation Agreement
became effective on January 1, 2025, immediately following expiration of Mr. Farnsworth's April 2021 employment agreement.
Under the Participation Agreement and CIC Plan, if Mr. Farnsworth ’s employment is terminated without "cause" or he terminates employment for "good reason" following the effective date of the Participation Agreement (as each such term is defined in the CIC
Plan), in each case not in connection with a change in control, he will be entitled to receive, subject to execution and non-revocation of a release of claims, cash severance equal to one year’s base salary. If he experiences such a termination event within six months prior to, or within 24 months following a change in control, he will be entitled to receive, subject to execution and non-
revocation of a release of claims, (1) cash severance equal to two times the sum of annual base salary and target annual bonus,
(2) a prorated target bonus for the year of termination, (3) continued health and welfare benefits for 18 months, and (4) vesting of any outstanding equity awards granted in full with respect to any service-vesting requirement, and any awards subject to a performance-vesting condition will remain outstanding and eligible to be earned in full based on the level of performance achieved as if he had remained employed for the duration of the performance period. Mr. Farnsworth is subject to customary restrictive covenants, including non-competition and non-solicitation covenants, during employment and for up to two years thereafter.
Columbia Banking System  I  2025 Proxy Statement          70

Merrywell Agreements And Unit Plans
Upon a termination of Mr. Merrywell’s employment, any unvested portion of the Merrywell Integration Award would have been forfeited, except that upon a Qualifying Termination, any unvested portion of the Merrywell Integration Award would have vested in full, subject to the execution and effectiveness of a release of claims. In addition, the Merrywell Letter Agreement also provided for a credit of $1,030,000 to a deferred compensation account, which was made in February 2023, with 50% of such amount vesting in each of February 2024 and 2025, subject to continued employment through each such date. Upon a termination of Mr. Merrywell’s employment at December 31, 2024, the unvested portion of this credited amount would have been forfeited, except that upon a
Qualifying Termination, any unvested portion would have vested in full, subject to the execution and effectiveness of a release of claims. Any vested amounts are payable in 24 monthly installments following a separation of service. If, prior to the payment of the final installment, Mr. Merrywell violates any restrictive covenant by which he is bound pursuant to the Merrywell Letter Agreement, the Company may, among other remedies, forfeit any amount not yet paid and claw back previously paid installments.
If Mr. Merrywell's employment had been terminated by the Company without “cause” in 2024, subject to the execution and effectiveness of a release of claims, any outstanding equity awards granted at or after the closing of the Merger would have vested in full with respect to any service-vesting requirement, and any awards subject to a performance-vesting condition would have remained outstanding and eligible to be earned in full based on the level of performance achieved.
Columbia Bank previously entered into two Unit Plans with Mr. Merrywell (one each in 2015 and 2018). The plans were provided primarily to supplement retirement benefits in lieu of a SERP. Each separate Unit Plan provides that Mr. Merrywell will begin receiving a monthly payment beginning the first month following the tenth anniversary of each plan, based on an annual aggregate payment of $25,000 per year for ten years. In the event Mr. Merrywell’s employment is terminated by Umpqua Bank without cause, he will be entitled to receive a payment based on the prorated portion of his term of employment, payable in monthly payments following the tenth anniversary of each plan. In the event Mr. Merrywell is terminated due to disability, he will be entitled to receive a payment equal to the net present value of the full benefit under the Unit Plan, payable in a lump sum following such disability. In the event the employment of Mr. Merrywell is terminated by Umpqua Bank without cause or by the executive for good reason, in each case following a change in control of Umpqua Bank, he will be entitled to receive a payment equal to the full benefit under each Unit
Plan if such termination occurs on or before the tenth anniversary of each plan, payable in monthly payments following the tenth anniversary of each plan. If Mr. Merrywell leaves the employment of Umpqua Bank prior to expiration of a plan during the applicable ten-year period, the entire amount under such plan is forfeited. In the event of Mr. Merrywell’s death before the tenth anniversary of a plan, his beneficiaries will receive a payment under such plan based on the prorated portion of his term of employment, payable in monthly installments following his death. There are non-competition and non-solicitation clauses that provide that Mr. Merrywell’s right to receive benefits terminates if he engages in certain competitive or solicitation activity during his employment or during the one-year period thereafter.
Columbia entered into a Participation Agreement with Mr. Merrywell on February 24, 2025, pursuant to the newly adopted
CIC Plan. The Participation Agreement became effective on March 1, 2025. Under the Participation Agreement and CIC Plan,
if Mr. Merrywell's employment is terminated without "cause" or he terminates employment for "good reason" following the effective date of the Participation Agreement (as each such term is defined in the CIC Plan), in each case not in connection with a change in control, he will be entitled to receive, subject to execution and non-revocation of a release of claims, cash severance equal to one year’s base salary. If he experiences such a termination within six months prior to, or within 24 months following a change in control, he will be entitled to receive, subject to execution and non-revocation of a release of claims, (1) cash severance equal to two times the sum of his annual base salary and target annual bonus, (2) a prorated target bonus for the year of termination,
(3) continued health and welfare benefits for 18 months, and (4) vesting of any outstanding equity awards granted in full with respect to any service-vesting requirement, and any awards subject to a performance-vesting condition will remain outstanding and eligible to be earned in full based on the level of performance achieved as if he had remained employed for the duration of the performance period. Mr. Merrywell is subject to customary restrictive covenants, including non-competition and non-solicitation covenants, during employment and for up to two years thereafter.
Columbia Banking System  I  2025 Proxy Statement          71

Nixon Agreements
Upon a termination of Mr. Nixon’s employment, any unvested portion of the Nixon Integration Award would have been forfeited, except that upon a Qualifying Termination, any unvested portion of the Nixon Integration Award would have vested in full, subject to the execution and effectiveness of a release of claims. In addition, the Nixon Letter Agreement also provided for an additional cash payment of $860,000 and a credit of $1,740,000 to a deferred compensation account, which deferred compensation contribution was made in February 2023, with 50% of each such amount vesting in each of February 2024 and 2025, subject to continued
employment through each such date. Upon a termination of Mr. Nixon's employment at December 31, 2024, the unvested portion of this credited amount would have been forfeited and Mr. Nixon would not have been entitled to receive the $430,000 cash payment due February 2025, except that upon a Qualifying Termination, any unvested portion would have vested in full, subject to the execution and effectiveness of a release of claims. Any vested amounts are payable in 24 monthly installments following a separation of service. If, prior to the payment of the final installment, Mr. Nixon violates any restrictive covenant by which he is bound pursuant to the Nixon Letter Agreement, the Company may, among other remedies, forfeit any amount not yet paid and claw back previously paid installments.
If Mr. Nixon’s employment had been terminated by the Company without “cause” in 2024, subject to the execution and effectiveness of a release of claims, any outstanding equity awards granted at or after the closing of the Merger would have vested in full with respect to any service-vesting requirement, and any awards subject to a performance-vesting condition would have remained outstanding and eligible to be earned in full based on the level of performance achieved.
Columbia entered into a Participation Agreement with Mr. Nixon on February 25, 2025, pursuant to the newly adopted CIC Plan.
The Participation Agreement became effective on March 1, 2025. Under the CIC Plan, if Mr. Nixon's employment is terminated without "cause" or he terminates employment for "good reason" following the effective date of the Participation Agreement (as each such term is defined in the CIC Plan), in each case not in connection with a change in control, he will be entitled to receive, subject to execution and non-revocation of a release of claims, cash severance equal to one year’s base salary. If he experiences such a termination within six months prior to, or within 24 months following a change in control, he will be entitled to receive, subject to execution and non-revocation of a release of claims, (1) cash severance equal to two times the sum of annual base salary and target annual bonus, (2) a prorated target bonus for the year of termination, (3) continued health and welfare benefits for 18 months, and (4) vesting of any outstanding equity awards granted in full with respect to any service-vesting requirement, and any awards subject to a performance-vesting condition will remain outstanding and eligible to be earned in full based on the level of performance achieved as if he had remained employed for the duration of the performance period. Mr. Merrywell is subject to customary restrictive covenants, including non-competition and non-solicitation covenants, during employment and for up to two years thereafter.
Columbia Banking System  I  2025 Proxy Statement          72

The tables below show the maximum amounts that could be paid to Messrs. Farnsworth, Merrywell, and Nixon under their respective agreements, which: (i) are based on the executive’s salary at December 31, 2024; and (ii) assume the triggering event occurred on December 31, 2024.

	2024 Termination/Change-in-Control Payments – Ron L. Farnsworth
	Death ($)	Disability ($)	Termination w/o Cause (Not Due to CIC) ($)	Termination Due to CIC ($)	Retirement ($)
Cash/Severance(1)	594,000	594,000	1,199,000	2,832,500	—
Deferred Compensation(2)	—	—	—	—	—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance	—	—	—	—	—
Bank-Owned Life Insurance(3)	1,915,000	—	—	—	—
Healthcare and Other Benefit(4)	—	—	—	51,842	—
FMV of Accelerated Equity Vesting(5)	2,015,513	2,015,513	2,178,843	2,178,843	—
Total	4,524,513	2,609,513	3,377,843	5,063,185	—

	2024 Termination/Change-in-Control Payments – Christopher M. Merrywell
	Death ($)	Disability ($)	Termination w/o Cause (Not Due to CIC) ($)	Termination Due to CIC ($)(1)	Retirement ($)
Cash/Severance(1)	330,000	330,000	330,000	330,000	—
Deferred Compensation(2)	515,000	515,000	515,000	515,000	—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance	41,666*	395,154*	41,458*	50,000*	50,000
Bank-Owned Life Insurance(3)	2,145,000	—	—	—	—
Healthcare and Other Benefit(4)	—	—	—	—	—
FMV of Accelerated Equity Vesting(5)	2,684,335	2,684,335	2,423,283	2,684,335	—
Total	5,716,001	3,924,489	3,309,741	3,579,335	50,000
* This reflects Mr. Merrywell’s two Unit Plans. See the “Merrywell Agreements and Unit Plans” section for more details regarding these benefits.
Columbia Banking System  I  2025 Proxy Statement          73

	2024 Termination/Change-in-Control Payments – Torran B. Nixon
	Death ($)	Disability ($)	Termination w/o Cause (Not Due to CIC) ($)	Termination Due to CIC ($)(1)	Retirement ($)
Cash/Severance(1)	562,000	562,000	562,000	562,000	—
Deferred Compensation(2)	870,000	870,000	870,000	870,000	—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance	—	—	—	—	—
Bank-Owned Life Insurance(3)	2,145,000	—	—	—	—
Healthcare and Other Benefit(4)	—	—	—	—	—
FMV of Accelerated Equity Vesting(5)	2,348,790	2,348,790	2,625,183	2,625,183	—
Total	5,925,790	3,780,790	4,057,183	4,057,183	—
(1)For Mr. Farnsworth, represents the sum of (a) (1) in the event of a voluntary termination for good reason or termination without cause not in connection with a change in control, one times annual base salary, payable in equal monthly installments over one year following termination; or (2) in the event of a voluntary termination for good reason or termination without cause after announcement of a proposed change in control or within 18 months following a change in control (including the
Merger), two times annual base salary, payable in equal monthly installments over two years following termination; (b) in the event of a voluntary termination for good reason or termination without cause in connection with a change in control, two times Mr. Farnsworth’s target annual incentive opportunity in the year of termination (or if greater, in the year of the change in control), payable in equal installments over two years following termination; and (c) in the event of death, disability, or a voluntary termination for good reason or termination without cause (both in connection and not in connection with a change in control), the unvested portion of a cash retention award, payable in a lump sum within 60 days after termination. For Mr. Merrywell, in the event of death, disability, or a voluntary termination for good reason or termination without cause (both in connection and not in connection with a change in control), represents the unvested portion of a cash retention award, payable in a lump sum within 60 days after termination. For Mr. Nixon, in the event of death, disability, or a voluntary termination for good reason or termination without cause
(both in connection and not in connection with a change in control), represents the unvested portion of two cash retention awards, payable in a lump sum within 60 days after termination.
(2)For Messrs. Merrywell and Nixon, in the event of death, disability, or a voluntary termination for good reason or termination without cause within two years following the Merger, represents vesting of deferred compensation accounts established for each NEO at the time of the Merger, payable in equal monthly installments over two years following termination.
(3)For Messrs. Farnsworth, Merrywell, and Nixon, in the event of death, represents the amount payable as of the date of death that would be due to each NEO’s beneficiaries under a BOLI policy payable by the insurer.
(4)For Mr. Farnsworth, in the event of a voluntary termination for good reason or termination without cause after announcement of a proposed change in control or within
18 months following a change in control, represents the value of reimbursement of certain COBRA premiums for 24 months following termination.
(5)For Messrs. Farnsworth and Nixon, (i) in the event of death or disability, represents the fair market value of unvested 2023 and 2024 equity awards with performance awards vesting at target performance; (ii) in the event of a voluntary termination for good reason or without cause, represents the fair market value of unvested 2022,
2023, and 2024 equity awards with performance awards shown at target (such performance awards ultimately vest based on actual performance); and (iii) in the event of a voluntary termination for good reason or without cause that occurs within 18 months following a change in control, represents the fair market value of unvested equity awards with performance awards shown at target (such performance awards ultimately vest based on actual performance).
For Mr. Merrywell, in the event of death, disability, or a voluntary termination for good reason or termination without cause on or within two years following a change in control, represents the fair market value of unvested equity awards with performance shown at target performance (in the event of death or disability, performance awards are deemed achieved at target, but in the event of a voluntary termination for good reason or termination without cause that occurs within two years following a change in control, performance awards ultimately vest based on the greater of target and actual performance as of the date of the change in control);
provided, however, that in the event of termination other than for cause within two years following March 1, 2023, with respect to equity awards granted in 2023 and
2024, represents the fair market value of unvested awards with performance awards shown at target (such performance awards ultimately vest based on actual performance), and the vesting in full of service based awards.
Columbia Banking System  I  2025 Proxy Statement          74

Other Compensation Plans
Employee Stock Purchase Plan
The ESPP was amended and restated in 2024 to increase shares allowable under the plan and to make certain administrative updates. The ESPP allows eligible associates to purchase shares of Columbia common stock at 90% of the lower of the market price at either the beginning or the end of each six-month offering period by means of payroll deductions. At December 31, 2024, there were 877,206 shares available for purchase under the ESPP.
CEO Pay Ratio
Set forth below is the total annual compensation for 2024 of Mr. Stein, the median of the total annual compensation of our associates (other than Mr. Stein) and the ratio of those two values:

CEO Total Annual Compensation as reported in the 2024 Summary Compensation Table ($) (A)	Median Total Annual Compensation of Our Associates ($) (B)	Ratio of (A) to (B)
6,340,928	74,509	82 to 1
To identify our median associate, we used our entire associate population as of December 31, 2024. We measured compensation based on total gross pay for 2024 as reported to the Internal Revenue Service on Form W-2 for 2024 and annualized the compensation of all regular associates hired, rehired, or on an unpaid leave of absence during 2024. In accordance with SEC rules, after identifying our median associate, we calculated 2024 total annual compensation for both our median associate and Mr. Stein using the same methodology that we used to determine our NEOs’ total annual compensation included in the "2024 Summary
Compensation Table" section. This calculation produced the ratio shown in the table above.
Pay Versus Performance
Pay Versus Performance Table
The Company believes in the importance of maintaining a strong link between executive pay and company performance. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K,
the following disclosure is provided about the relationship between executive compensation and the Company’s performance on select financial metrics. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For a complete description regarding the Company’s compensation program, please see the
“Compensation Discussion and Analysis” section. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs, including with respect to RSUs and PSUs.
The following table sets forth the compensation for our Chief Executive Officer and the average compensation for our other NEOs, each as reported in the "2024 Summary Compensation Table" section and with certain adjustments to reflect Compensation
Actually Paid, as defined and computed in accordance with SEC rules. The table also provides information with respect to
Company TSR, average TSR for the KRX, net income and the Company’s selected performance measure, operating PPNR.
Columbia Banking System  I  2025 Proxy Statement          75

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return(5) ($)	Net Income ($)	Operating PPNR* ($)
2024	6,340,928	9,698,516	3,605,691	4,667,476	84.22	128.85	533,675,000	870,663,000
2023	6,344,250	6,059,063	4,439,837	5,321,778	77.99	106.87	348,715,000	909,667,000
2022	4,617,338	3,995,926	1,294,835	1,241,284	82.88	110.67	250,128,000	344,995,000
2021	3,530,394	2,582,770	1,148,579	931,077	86.58	132.19	202,490,000	281,926,000
2020	3,574,309	2,927,968	1,167,507	809,584	92.24	92.50	153,532,000	278,400,000
(1)Represents total compensation for Mr. Stein as reported in the applicable Summary Compensation Table.
(2)The following supplemental table presents a reconciliation of Mr. Stein’s applicable Summary Compensation Table total to the Compensation Actually Paid, as defined and computed in accordance with Item 402(v) of Regulation S-K. However, not all of such amounts were actually earned or received by Mr. Stein during the applicable year.
(3)Includes the average total compensation for Messrs. Farnsworth, Merrywell, Nixon, and O’Haver in 2024; Messrs. Farnsworth, O’Haver, Merrywell, Nixon, and Aaron
James Deer in 2023; Messrs. Deer, Eric J. Eid, Merrywell, and Andrew L. McDonald in 2022 and 2021; and Messrs. Deer, Eid, Merrywell, McDonald and Gregory A.
Sigrist, and Ms. Kumi Y. Baruffi in 2020. Total compensation for non-PEO NEOs are as reported in the applicable Summary Compensation Table.
(4)The following supplemental table presents a reconciliation of the average non-PEO NEO applicable Summary Compensation Table total to the Compensation Actually
Paid, as defined and computed in accordance with Item 402(v) of Regulation S-K. However, not all of such amounts were actually earned or received by the non-PEO
NEOs during the applicable year.
(5)The peer group for this purpose is the KRX.
*A non-GAAP financial measure. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.

	Clint E. Stein
	2024	2023	2022	2021	2020
Summary Compensation Table Total ($)	6,340,928	6,344,250	4,617,338	3,530,394	3,574,309
Change in Pension Value in Summary Compensation Table ($)	—	(192,940)	—	(11,895)	(574,126)
Pension Service Cost ($)	74,372	67,004	116,334	122,839	90,492
Grant Date Fair Value of Option Awards and Stock Awards Granted in Covered Fiscal Year in Summary Compensation Table ($)	(3,173,878)	(3,042,229)	(2,068,190)	(1,481,188)	(1,277,308)
Fair Value at Covered Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Covered Fiscal Year ($)	5,926,434	3,033,973	1,443,589	729,368	1,147,057
Change in Fair Value from Prior Fiscal Year-End to Covered Fiscal Year- End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years ($)	654,021	(36,891)	(153,015)	(413,518)	(22,339)
Change in Fair Value as of Vesting Date from Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Covered Fiscal Year ($)	(123,361)	(114,104)	39,870	106,770	(10,117)
Compensation Actually Paid ($)	9,698,516	6,059,063	3,995,926	2,582,770	2,927,968
Columbia Banking System  I  2025 Proxy Statement          76

	Non-PEO NEO Averages
	2024	2023	2022	2021	2020
Summary Compensation Table Total ($)	3,605,691	4,439,837	1,294,835	1,148,579	1,167,507
Change in Pension Value in Summary Compensation Table ($)	—	60,815	—	(41,180)	(291,493)
Pension Service Cost ($)	—	—	55,668	56,288	54,442
Grant Date Fair Value of Option Awards and Stock Awards Granted in Covered Fiscal Year in Summary Compensation Table ($)	(1,297,046)	(1,055,436)	(375,805)	(344,728)	(284,028)
Fair Value at Covered Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Covered Fiscal Year ($)	2,421,912	1,721,588	278,227	185,874	277,804
Change in Fair Value from Prior Fiscal Year-End to Covered Fiscal Year- End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years ($)	269,073	(84,422)	(32,415)	(110,456)	(11,504)
Fair Value at Vesting of Option Awards and Stock Awards Granted in Covered Fiscal Year that Vested during Covered Fiscal Year ($)	—	246,481	—	—	—
Change in Fair Value as of Vesting Date from Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Covered Fiscal Year ($)	(332,154)	(7,085)	20,774	36,700	(6,109)
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions during Covered Fiscal Year ($)	—	—	—	—	(97,035)
Compensation Actually Paid ($)	4,667,476	5,321,778	1,241,284	931,077	809,584
Financial Performance Measures
As described in greater detail in the CD&A, Columbia's executive compensation program is rooted in a pay-for-performance philosophy to support the long-term growth of and the strategic direction for the Company. The metrics that Columbia uses for both our annual cash incentive and long-term incentive plans are selected based on the objective of creating a strong tie between NEO and shareholder financial interests through sustaining positive performance over a multi-year period. The most important financial performance measures used by the Compensation Committee to link Compensation Actually Paid to NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
▪Operating PPNR*;
▪ROTCE*; and
▪TSR.
* Non-GAAP financial measure. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.
Columbia Banking System  I  2025 Proxy Statement          77

Description of Relationship Between Pay and Performance
While the Company utilizes several performance measures to align executive compensation with performance, not all of those measures are presented in the Pay Versus Performance Table. Additionally, Columbia aims to incentivize long-term performance, and, as such, does not specifically align the Company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphic descriptions of the relationships between information presented in the Pay Versus Performance Table.
Columbia Banking System, Inc. Compensation Actually Paid Versus TSR
The following graph compares Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO NEOs, the Company's cumulative TSR and the KRX TSR over the five most recently completed fiscal years.
Columbia Banking System  I  2025 Proxy Statement          78

Columbia Banking System, Inc. Compensation Actually Paid Versus Net Income
Additionally, the following graph compares the trend in Compensation Actually Paid to net income over the five most recent fiscal years. This illustrates that our compensation generally moves directionally with our net income.
Columbia Banking System, Inc. Compensation Actually Paid Versus Operating PPNR
Finally, the graph below compares the trend in Compensation Actually Paid to operating PPNR* over the five most recent fiscal years.
* A non-GAAP financial measure. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.
Columbia Banking System  I  2025 Proxy Statement          79

Policies and Practices Related to the Grant of Certain Equity Awards
Close in Time to the Release of Material Nonpublic Information
In response to Item 402(x)(1) of Regulation S-K, we do not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant such awards, we will evaluate the appropriate steps to take in relation to the foregoing. In addition, we do not schedule equity award grants in anticipation of the release of material nonpublic information, nor do we time the release of material nonpublic information based on equity grant dates.
Information About Executive Officers
The following is information as of the Record Date about our executive officers who are not directors or nominees for director of
Columbia, including employment history for the last five years. All executive officers are appointed annually and serve at the discretion of the Board.
Drew K. Anderson, age 39, Executive Vice President, Chief Administrative Officer
Mr. Anderson has served as Chief Administrative Officer of Columbia since March 2023 and became Executive Vice President in May 2024. He has served as Executive Vice President, Chief Administrative Officer of Umpqua Bank since September 2022, and he served in that same role for Umpqua from September 2022 to February 2023. He served as Senior Vice President, Chief
Administrative Officer of Umpqua and of Umpqua Bank from June 2021 to September 2022. He joined Umpqua Bank in 2010 as an auditor, and has held a number of increasingly senior roles including Director of Investor Relations and Chief Data Officer.
Kumi Yamamoto Baruffi, age 54, Executive Vice President, General Counsel and Corporate Secretary
Ms. Baruffi has served as General Counsel and Corporate Secretary of Columbia since September 2014 and became Executive
Vice President in May 2024. She has served as Executive Vice President, General Counsel and Corporate Secretary of Umpqua
Bank since March 2023. She joined Columbia and Columbia Bank as Executive Vice President, General Counsel and Corporate
Secretary and served in that role from September 2014 to February 2023.
Aaron James Deer, age 56, Executive Vice President, Chief Strategy and Innovation Officer
Mr. Deer has served as Chief Strategy and Innovation Officer of Columbia since March 2023 and became Executive Vice President in May 2024. He has served as Executive Vice President, Chief Strategy and Innovation Officer of Umpqua Bank since March
2023. He joined Columbia and Columbia Bank as Executive Vice President, Chief Financial Officer and served in that role from
April 2020 to February 2023. Prior to Columbia, he was a Managing Director and Senior Research Analyst at Piper Sandler (and
previously at Sandler O’Neill + Partners), where he covered West Coast financial institutions since 2007.
Lisa K. Dow, age 65, Executive Vice President, Chief Risk Officer
Ms. Dow has served as Chief Risk Officer of Columbia since March 2018 and became Executive Vice President in May 2024.
She has served as Executive Vice President, Chief Risk Officer of Umpqua Bank since March 2023. She served as Executive Vice
President, Chief Risk Officer of Columbia and Columbia Bank from March 2018 to February 2023. Ms. Dow joined Columbia Bank as Senior Vice President, Credit Administrator in April 2013, when Columbia acquired West Coast Bancorp, where she served as
Senior Vice President, Regional Credit Administrator and Credit Services Manager.
Ron L. Farnsworth, age 54, Executive Vice President, Chief Financial Officer and Principal Financial Officer
Mr. Farnsworth has served as Chief Financial Officer and Principal Financial Officer of Columbia since March 2023 and became
Executive Vice President in May 2024. He has served as Executive Vice President, Chief Financial Officer of Umpqua Bank since
January 2008. He served as Executive Vice President, Chief Financial Officer of Umpqua from January 2008 to February 2023, and as Principal Financial Officer from May 2007 to February 2023.
Columbia Banking System  I  2025 Proxy Statement          80

Christopher M. Merrywell, age 59, Senior Executive Vice President and Umpqua Bank President of Consumer Banking
Mr. Merrywell has served as Senior Executive Vice President of Columbia and President of Consumer Banking of Umpqua Bank
since March 2023. He served as Executive Vice President, Chief Operating Officer of Columbia and Columbia Bank from January
2020 to February 2023. He served Columbia Bank as Executive Vice President, Chief Consumer Banking Officer from February
2017 to December 2019, and as Senior Vice President, Director of Wealth Management from October 2012 to February 2017.
David Moore Devine, age 47, Executive Vice President, Chief Marketing Officer
Mr. Moore Devine has served as Chief Marketing Officer of Columbia since March 2023 and became Executive Vice President in
May 2024. He has served as Executive Vice President, Chief Marketing Officer of Umpqua Bank since March 2023. He served as
Executive Vice President, Chief Marketing and Experience Officer of Columbia and of Columbia Bank from January 2020 to
February 2023. Prior to that, he served Columbia Bank as Executive Vice President, Chief Marketing Officer from April 2018 to
January 2020, and as Senior Vice President, Director of Marketing from March 2011 to April 2018.
Frank D. Namdar, age 59, Executive Vice President, Chief Credit Officer
Mr. Namdar has served as Chief Credit Officer of Columbia since March 2023 and became Executive Vice President in May 2024.
He has served as Executive Vice President, Chief Credit Officer of Umpqua Bank since November 2018. He served as Executive
Vice President, Chief Credit Officer of Umpqua from November 2018 to February 2023, and as a senior credit officer of Umpqua
Bank from 2012 to 2018.
Torran B. Nixon, age 63, Senior Executive Vice President and Umpqua Bank President of Commercial Banking
Mr. Nixon has served as Senior Executive Vice President of Columbia and as President of Commercial Banking of Umpqua Bank
since March 2023. He served Umpqua Bank as President from June 2020 to February 2023, as Senior Executive Vice President,
Chief Banking Officer from April 2018 to May 2020, as Executive Vice President, Head of Commercial and Wealth from October
2016 to April 2018, and as Executive Vice President, Commercial Banking from November 2015 to October 2016.
Andrew H. Ognall, age 53, Executive Vice President, Chief Human Resources Officer
Mr. Ognall has served as Executive Vice President, Chief Human Resources Officer of Columbia since May 2024 and of Umpqua
Bank since April 2024. He previously served as Integration Management Office General Counsel of Columbia and as Executive
Vice President, Integration Management Office General Counsel of Umpqua Bank since March 2023. He served as Executive Vice
President, General Counsel and Corporate Secretary of Umpqua and of Umpqua Bank from April 2014 to February 2023
Lisa M. White, age 42, Executive Vice President, Principal Accounting Officer and Corporate Controller
Ms. White has served as Principal Accounting Officer and Corporate Controller of Columbia since March 2023 and became
Executive Vice President in May 2024. She has served as Executive Vice President, Principal Accounting Officer and Corporate
Controller of Umpqua Bank since January 2020. She served as Executive Vice President, Principal Accounting Officer and
Corporate Controller of Umpqua from January 2020 to February 2023, and as Senior Vice President, Bank Controller of Umpqua
Bank from April 2015 to January 2020.
Columbia Banking System  I  2025 Proxy Statement          81

Stock Ownership
Beneficial Ownership of Directors and Executive Officers
The following table shows, as of March 17, 2025, the amount of Columbia common stock directly owned (unless otherwise indicated) by (a) each director and director nominee; (b) the executive officers named in the "2024 Summary Compensation Table"
section; and (c) all of our directors and executive officers (including those not named in the "2024 Summary Compensation Table"
section) as a group. Except as otherwise noted, we believe that the beneficial owners of the shares listed below, based on information furnished by such owners, has sole voting and investment power (or shares such power with their spouse) with respect to the shares set forth in the following table. Beneficial ownership is determined under the rules of the SEC.

Name	Position	Number of Shares	(1)	Percentage
Named Executive Officers
Clint E. Stein	Director, President and Chief Executive Officer	118,401		*
Ron L. Farnsworth	Executive Vice President, Chief Financial Officer	136,452		*
Christopher M. Merrywell	Senior Executive Vice President and Umpqua Bank President of Consumer Banking	37,518		*
Torran B. Nixon	Senior Executive Vice President and Umpqua Bank President of Commercial Banking	102,106	(2)	*
Cort L. O’Haver	Former Executive Chair**	314,059	(3)	*
Directors (excluding President and Chief Executive Officer and Former Executive Chair**)
Craig D. Eerkes	Lead Independent Director	35,346		*
Mark A. Finkelstein	Director	28,223		*
Eric S. Forrest	Director	29,020		*
Peggy Y. Fowler	Director	75,422	(4)	*
Randal L. Lund	Director	21,332	(5)	*
Luis F. Machuca	Director	67,733		*
S. Mae Fujita Numata	Director	33,731		*
Maria M. Pope	Director	44,187		*
John F. Schultz	Director	43,053		*
Elizabeth W. Seaton	Director	29,184		*
Hilliard C. Terry, III	Director	48,183		*
Anddria Varnado	Director	23,563		*
All directors and executive officers as a group (25 persons)		1,429,836	(6)
The address for our officers and directors is C/O Columbia Banking System, Inc., PO Box 2156, MS 3100, Tacoma, Washington
98401-2156.
* Represents less than 1% of outstanding common stock.
Columbia Banking System  I  2025 Proxy Statement          82

** The Executive Chair role was eliminated, and Mr. O'Haver's employment was terminated, effective March 31, 2025

(1)For all directors excluding Mr. O’Haver and Mr. Stein, includes 4,183 unvested time-based restricted stock awards for which the individual has voting but not investment power and that will vest within 60 days.
(2)For Mr. Nixon, includes 3,650 shares held in a family trust.
(3)For Mr. O’Haver, includes 55,363 unvested PSUs that will vest within 60 days.
(4)For Ms. Fowler, includes 71,239 shares held in a family trust.
(5)For Mr. Lund, includes 1,000 shares held in a family trust.
(6)Includes 12,173 unvested time-based restricted stock awards for which an executive has voting but not investment power.

Beneficial Owners of More Than Five Percent
As of March 17, 2025 (except as otherwise noted), the shareholders identified in the table below beneficially owned more than 5%
of the outstanding Columbia shares. To the Company’s knowledge, based on the public filings which beneficial owners of more than
5% of the outstanding shares of Columbia common shares are required to make with the SEC, there are no other beneficial owners of more than 5% of the outstanding Columbia common shares as of March 17, 2025. The percentage ownership data is based on
210,114,698 Columbia common shares outstanding as of March 17, 2025.

Name and Address	Number of Shares(1)	Percentage
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	21,753,210	10.35%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	18,472,440	8.79%
T. Rowe Price Investment Management, Inc.(4) 101 E. Pratt Street Baltimore, MD 21201	12,592,357	5.99%
State Street Corporation(5) One Congress Street, Suite 1 Boston, MA 02114	10,880,429	5.18%
(1)Pursuant to rules promulgated by the SEC, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, meaning the power to vote or direct the voting of the shares, or (ii) investment power, meaning the power to dispose of or direct the disposition of the shares.
(2)An amended Schedule 13G filed with the SEC on February 13, 2024 for holdings as of December 29, 2023, indicates that The Vanguard Group had sole voting power over zero shares, shared voting power over 100,246 shares, sole dispositive power over 21,430,110 shares, and shared dispositive power over 323,100 shares. The
Vanguard Group, Inc.'s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, had the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported. No one other person's interest in the securities reported was more than 5%.
(3)An amended Schedule 13G filed with the SEC on January 25, 2024 for holdings as of December 31, 2023, indicates that BlackRock, Inc. had sole voting power over
17,790,403 shares, shared voting power over zero shares, sole dispositive power over 18,472,440 shares, and shared dispositive power over zero shares. Various persons had the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of Columbia. No one person’s interest in the common stock of Columbia was more than 5% of the total outstanding Columbia common shares.
(4)A Schedule 13G filed with the SEC on November 14, 2024 for holdings as of September 30, 2024, indicates that T. Rowe Price Investment Management, Inc. had sole voting power over 12,537,596 shares, shared voting power over zero shares, sole dispositive power over 12,592,537 shares, and shared dispositive power over zero shares. Price Investment Management did not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client's custodian or trustee bank had the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. Except as may be indicated if this was a joint filing with one of the registered investment companies sponsored by Price Investment Management which it also serves as investment adviser, not more than 5% of the class of such securities was owned by any one client subject to the investment advice of Price Investment Management.
(5)A Schedule 13G filed with the SEC on February 4, 2025 for holdings as of December 31, 2024, indicates that State Street Corporation had sole voting power over zero shares, shared voting power over 1,291,678 shares, sole dispositive power over zero shares, and shared dispositive power over 10,880,429 shares.
Columbia Banking System  I  2025 Proxy Statement          83

Delinquent Section 16(A) Reports
To our knowledge, and based solely on a review of the filings made with the SEC and written representations that no other reports were required, we believe that during the year ended December 31, 2024, our officers and directors timely filed all reports required by Section 16(a) of the Exchange Act, except that one inadvertent late Form 4 was filed on behalf of Mr. Schultz with respect to a gifting of Company shares.
Audit Committee Report
The Audit Committee of the Board makes the following report, which notwithstanding anything to the contrary set forth in any of
Columbia’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.
The Audit Committee consists of the directors listed below. The Board has determined that the membership of the Audit
Committee meets the independence requirements as defined under Nasdaq listing standards.
The Audit Committee is governed by a charter. A copy of the charter is available in the “Overview - Governance Documents”
section of our website at www.columbiabankingsystem.com. Such information is not part of or incorporated by reference into this Proxy Statement. The charter was last amended effective April 24, 2024. The Audit Committee held eight meetings during fiscal year 2024.
Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for overseeing Columbia’s financial reporting processes on behalf of the Board. With respect to fiscal year 2024, the Audit Committee has:
(1)reviewed and discussed the audited financial statements with management, and management represented to the Audit Committee that
Columbia’s consolidated financial statements were prepared in accordance with generally accepted accounting principles;
(2)discussed with Deloitte & Touche LLP ("Deloitte") the matters required to be discussed by the applicable requirements of the Public Company
Accounting Oversight Board ("PCAOB") and the SEC;
(3)received from Deloitte the written communications required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte that firm’s independence;
(4)discussed with Columbia’s internal and independent accountants the overall scope and plans for their respective audits; and
(5)met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Columbia’s internal controls, and the overall quality of Columbia’s financial reporting.
The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit
Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s financial statements and internal control over financial reporting have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance and independence of the
Company’s independent auditor and determines whether to re-engage the current independent auditor. In doing so, the Audit
Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ capabilities, and the auditors’
technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee has
Columbia Banking System  I  2025 Proxy Statement          84

retained Deloitte as the Company’s independent auditor for 2025. Deloitte has been the independent auditor for Columbia since 2018.
The members of the Audit Committee and the Board believe that, due to Deloitte’s knowledge of the Company and its industry, it is in the best interests of the Company and its shareholders to continue retention of Deloitte to serve as the Company’s independent auditor.
Although the Audit Committee has sole authority to appoint the independent auditor, the Audit Committee will continue to recommend that the Board ask the shareholders, at the Annual Meeting, to ratify the appointment of the independent auditors.
Based on the review and discussions referred to in items (1) through (5) above, the Audit Committee has recommended to the
Board that the audited financial statements be included in Columbia’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2024, for filing with the SEC.
Audit Committee Members

Randal L. Lund (Chair)	Elizabeth W. Seaton
Eric S. Forrest	Hilliard C. Terry, III
S. Mae Fujita Numata	Anddria Varnado
John F. Schultz
Proposal 3 – Ratification of Appointment of Independent
Registered Public Accounting Firm
Deloitte currently serves as our independent registered public accounting firm, and that firm has conducted the audits of our financial statements since the fiscal year ended December 31, 2018. The Audit Committee has appointed Deloitte to serve as the
Company’s independent registered public accounting firm to conduct an audit of the financial statements for fiscal year 2025.
Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of our shareholders for approval or ratification. However, upon the recommendation of the Audit Committee, the Board has determined to submit the appointment of auditors to our shareholders for ratification. In the event our shareholders do not vote to ratify the appointment, the Audit Committee may reconsider whether to retain Deloitte, and may retain Deloitte or another firm without re-
submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s and its shareholders’ best interest.
Representatives of Deloitte are expected to be present virtually at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.
Columbia Banking System  I  2025 Proxy Statement          85

Vote Required and Board Recommendation
Ratification of the appointment of Deloitte as our independent registered public accounting firm requires that the votes cast "FOR"
the proposal exceed the votes cast "AGAINST" at the virtual Annual Meeting or by proxy and voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
The Board of Directors unanimously recommends a vote “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Independent Registered Public Accounting Firm
Fees Paid To Independent Registered Public Accounting Firm
The following table sets forth the aggregate fees charged to Columbia by Deloitte for audit services rendered in connection with the audited consolidated financial statements and reports for the 2024 and 2023 fiscal years and for other services rendered during the
2024 and 2023 fiscal years.

Fee Category	Fiscal 2024	% of Total	Fiscal 2023	% of Total
Audit Fees	$3,169,000	94.3%	$6,129,552	93.7%
Audit-Related Fees	97,000	2.9%	56,000	0.9%
Tax Fees	92,967	2.8%	353,736	5.4%
All Other Fees	2,066	0.1%	2,066	—%
Total Fees	$3,361,033	100%	$6,541,354	100%
Audit Fees
Consists of fees billed to Columbia for professional services rendered by Deloitte in connection with the audit of our financial statements included in Columbia’s Annual Report on Form 10-K, review of financial statements included in Columbia’s Quarterly
Reports on Form 10-Q, or services to Columbia in connection with statutory or regulatory filings or engagements, including consents. Amount includes $120,000 for expenses.
Audit-Related Fees
Audit-related fees for 2024 represent billings by Deloitte for services provided during the 12 months ended December 31, 2024, including the audit of the 401(k) Plan for the plan year ended December 31, 2023, which was audited during 2024.
Tax Fees
Consists of tax compliance, tax advice, and tax consulting services.
All Other Fees
Consists of accounting research subscriptions. In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed
Columbia Banking System  I  2025 Proxy Statement          86

these services with Deloitte and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement Sarbanes-Oxley, as well as the American Institute of
Certified Public Accountants.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of
Independent Auditors
The Audit Committee pre-approved services performed by Deloitte in 2024 and 2023 in accordance with the pre-approval policy outlined in the Audit Committee’s adopted charter. The policy specifies that pre-approval of all permissible auditing and non-auditing services to be provided by the Company’s independent auditors is the sole responsibility of the Audit Committee. Prior to commencing such services, pre-approval is required by the Audit Committee or as delegated to the Audit Committee Chair by the Audit Committee.
Certain Relationships and Related Transactions
Transactions between Columbia or its affiliates and related persons (including directors and executive officers of Columbia and
Umpqua Bank, or their immediate family members) must generally be approved by the Audit Committee, in accordance with the policies and procedures set forth in the Related Party Transaction Policy adopted by the Board. Under the Related Party
Transaction Policy, a transaction with a “related person” will be consummated only if the Audit Committee, or a majority of the disinterested independent members of the Board, approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.
During 2024 and continuing through the date of this Proxy Statement, certain directors and executive officers of Columbia and
Umpqua Bank, and their immediate family members, were customers of Umpqua Bank, and it is anticipated that such individuals will continue to be customers of Umpqua Bank in the future. All transactions between Umpqua Bank and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.
Annual Report to Shareholders and Form 10-K
Columbia’s 2024 Annual Report and Form 10-K for the year ended December 31, 2024 (which is not a part of Columbia’s proxy soliciting materials) have been filed with the SEC and are also available on our website. Copies of the 2024 Annual Report and
Form 10-K will be furnished to shareholders upon request and can be requested by writing to Columbia Banking System, Inc., Attn:
Investor Relations, 1301 A Street, Tacoma, Washington 98402-4200, by emailing shareholders@umpquabank.com, or by calling
(503) 727-4100.
Delivery Of Documents To Shareholders Sharing An Address
In some cases, only one copy of the Proxy Statement or Notice, as applicable, is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement or Notice, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a shareholder may submit a written or oral request to the Corporate Secretary at the address and number written above. Additionally, any shareholders who are presently sharing an address and receiving multiple copies of the Proxy Statement, annual reports or the
Notice and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.
Columbia Banking System  I  2025 Proxy Statement          87

Other Business
The Board knows of no other matters to be brought before shareholders at the Annual Meeting. If other matters are properly presented for a vote at the meeting, the proxy holders will vote shares represented by proxies at their discretion in accordance with their judgment on such matters. At the meeting, management will report on our business and shareholders will have the opportunity to ask questions.
Questions and Answers About Voting and the Meeting
When is the annual meeting?
The Annual Meeting will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/
COLB2025 at 10:00 a.m. Pacific Time on Thursday, May 15, 2025.
The Board set March 17, 2025 as the record date for the meeting (the “Record Date”). Shareholders who owned Columbia common stock at the close of business on that date are entitled to vote at the Annual Meeting, with each share entitled to one vote for each matter to be voted on at the meeting. There were 210,114,698 shares of Columbia common stock outstanding on the Record Date.
Under the rules of the SEC, we are furnishing proxy materials to our shareholders on the Internet, rather than mailing paper copies of the materials (including the 2024 Annual Report) to each shareholder. As a result, unless you previously elected to receive paper copies or request them this year, you will not receive paper copies of these proxy materials. We are sending to our shareholders
(other than those that previously elected to receive paper copies) a copy of the Notice, which will instruct you as to how you may access and review the proxy materials online. The Notice will also instruct you as to how you may access your proxy card to vote your shares by telephone or online. If you would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.
The Notice was mailed, and the accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being made available, to shareholders on April 3, 2025.
For additional information regarding the matters to be voted on at the Annual Meeting including, among others, who is entitled to vote at the Annual Meeting, how to vote, and the minimum vote required for each proposal, please see the “Questions and Answers
About Voting and the Meeting” section.
How can I be admitted and participate?
You will be able to participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/COLB2025. To be admitted into the virtual Annual Meeting and to participate, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you misplace your 16-digit control number and your shares are held in street name, please contact your broker for assistance. If you are the registered holder of your shares and misplace your 16-digit control number, please contact shareholders@umpquabank.com. Contact 1-844-986-0822 (toll-free) if you have any technical difficulties or trouble accessing the virtual meeting.
How can I ask a question?
Prior to the meeting, questions pertinent to meeting matters can be submitted to shareholders@umpquabank.com or mailed to:
Columbia Banking System, Inc., Attn: Corporate Secretary, 1301 A Street, Tacoma, Washington 98402-4200. During the meeting questions pertinent to meeting matters can only be submitted in the question box provided at: www.virtualshareholdermeeting.com/
COLB2025. We reserve the right to edit or reject questions we deem inappropriate, and to consolidate similar questions into one.
Pertinent questions will be answered during the meeting, subject to time limitations.
Will a replay be available?
A link to a replay of the virtual Annual Meeting will be posted as soon as practical at: www.columbiabankingsystem.com.
Columbia Banking System  I  2025 Proxy Statement          88

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?
Instead of mailing a printed copy of our proxy materials to each shareholder of record, the SEC permits us to furnish proxy materials to our shareholders over the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received the Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice for requesting such materials.
We mailed the Notice on April 3, 2025 to all shareholders entitled to vote at the Annual Meeting. As of the date of mailing of the
Notice, all shareholders and beneficial owners have the ability to access all of our proxy materials on a website referred to in the
Notice. These proxy materials are available free of charge.
How can I receive e-delivery in the future?
Prefer to receive an email instead? While voting on www.proxyvote.com, be sure to click “Delivery Settings.” Opting for e-delivery of proxy materials is a voluntary choice that reduces environmental impact. By choosing email notifications and electronic delivery of annual meeting materials, you help conserve natural resources, reduce paper waste, and lower carbon emissions associated with printing and mailing.
What is being voted on at the Annual Meeting?
At the Annual Meeting you will be asked to vote on the following items of business:
▪Proposal 1: Election of 11 nominees for director to serve on the Board until the 2026 annual meeting of shareholders or until their successors have been elected and have qualified;
▪Proposal 2: Advisory (non-binding) vote on the compensation of the Company's named executive officers; and
▪Proposal 3: Ratification (non-binding) of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Who is entitled to vote?
Only shareholders who owned Columbia common stock, either directly or beneficially, as of the close of business on the Record
Date are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.
How do I vote?
▪By Internet. For shares registered in your name, you may go to www.proxyvote.com to transmit a proxy to vote your shares by means of the
Internet. You will be required to provide our number and the control number, both of which are contained on the Notice or the proxy card, as applicable. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and you will be prompted to submit or revise them as desired. We must receive votes submitted via the Internet for shares held by common shareholders by 11:59 p.m. Eastern Time on May 14, 2025, and for shares held in an employee benefit plan sponsored by the Company by 11:59 p.m. Eastern Time on May 13, 2025.
▪By telephone. For shares registered in your name, you may grant a proxy to vote your shares by telephone by calling 1-800-690-6903.
Please see the instructions on the Notice or the proxy card, as applicable. The telephone voting procedures are designed to authenticate your identity, to allow you to grant a proxy to vote your shares, and to confirm that your instructions have been recorded properly. We must receive votes submitted via telephone for shares held by common shareholders by 11:59 p.m. Eastern Time on May 14, 2025, and for shares held in an employee benefit plan sponsored by the Company by 11:59 p.m. Eastern Time on May 13, 2025.
▪By mail. For shares registered in your name, shareholders who ask for and receive a paper proxy card may vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed envelope that will accompany the delivery of the paper proxy card.
Proxy cards submitted by mail must be received by the date and time of the Annual Meeting in order for your shares to be voted.
▪At the virtual meeting. For shares registered in your name, you may vote online at the Annual Meeting at
www.virtualshareholdermeeting.com/COLB2025. Shares held beneficially in “street name” may be voted by you online at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares, giving you the right to vote the shares. Have the legal proxy available when you access the virtual meeting web page. A technical assistance phone number will be made available on the virtual meeting registration page starting 15 minutes prior to the start time of the Annual Meeting to assist with any difficulties you might have while accessing the virtual meeting during the check-in or meeting time.
Columbia Banking System  I  2025 Proxy Statement          89

▪For shares registered in the name of a broker or bank. Most beneficial owners, whose stock is held in “street name,” receive instructions for granting proxies from their banks, brokers or other agents, rather than a proxy card. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and as the beneficial owner, you have the right to direct your broker on how to vote.
A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions, Inc. that offers the means to grant proxies to vote shares over the Internet and telephone. If your shares are held in an account with a broker or bank participating in the
Broadridge program, you may grant a proxy to vote those shares by visiting the website or calling the telephone number shown on the instruction form received from your broker or bank.
▪For shares in an employee benefit plan sponsored by the Company. You will be given the opportunity to instruct the trustee of the 401(k)
Plan and the Supplemental Retirement and Deferred Compensation Plan how to vote the shares that you hold in your account. To the extent that you do not timely give such instructions, the trustee will vote all unvoted shares held in the 401(k) Plan in proportion to the voted shares, and the trustee will vote the unvoted shares in the Supplemental Retirement and Deferred Compensation Plan as directed by the plan sponsor as recommended by the Board.
Can I revoke my proxy and/or change my vote?
Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Columbia’s Corporate
Secretary a notice of revocation, voting again by Internet or telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted), signing and returning a new proxy card with a later date, obtaining a legal proxy from the broker or other agent that holds your shares, or attending the virtual Annual Meeting and voting online. The powers of the proxy holders will be suspended if you attend the Annual Meeting and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the Board’s recommendations?
The Board recommends a vote (i) FOR the election of the director nominees listed in this Proxy Statement, (ii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and (iii) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending
December 31, 2025.
If you indicate when voting by Internet or by telephone that you wish to vote as recommended by the Board, or if you sign and return a proxy card without specific instructions as to how to vote, Ms. Pope and Mr. Stein, as the persons named as proxy holders on the proxy card, will vote as recommended by the Board. If any other matters are considered at the meeting, Ms. Pope and Mr.
Stein will vote as recommended by the Board. If the Board does not give a recommendation, Ms. Pope and Mr. Stein will have discretion to vote as they think best.
Will my shares be voted if I do not vote?
If your shares are registered in your name and you do not vote by Internet, by telephone, by mail, or at the virtual meeting, your shares will not be voted.
If your shares are held in “street name” and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting on the ratification of the appointment of the independent registered public accounting firm only. If no instructions are given with respect to the election of directors or the advisory vote on the compensation of the Company’s NEOs, your broker cannot vote your shares on these proposals.
How many votes are needed to hold the Annual Meeting?
A majority of Columbia’s outstanding shares as of the Record Date (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes online at the virtual meeting or has properly submitted a proxy card. As of the Record Date for the Annual Meeting, 210,114,698 shares of
Columbia common stock were outstanding and eligible to vote. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.
Columbia Banking System  I  2025 Proxy Statement          90

What vote is required to elect directors?
In an uncontested election, a nominee for election to a position on the Board will be elected as a director if such nominee receives a majority of the votes cast. The term of any director who does not receive a majority of votes cast in an election held under that standard terminates on the earliest to occur of: (i) 90 days after the date election results are certified; (ii) the date the director resigns; and (iii) the date the Board fills the position. Our Bylaws provide that an election is considered “contested,” and will be held under a plurality standard, if there are shareholder nominees for director pursuant to the advance notice provision in Section 1.17 of our Bylaws who are not withdrawn by the advance notice deadline set forth in that section. You may vote For, Against, or Abstain from voting for the listed nominees. The following will not be votes cast and will have no effect on the election of any director nominee: (i) a share whose ballot is marked as abstain; (ii) a share otherwise present at the meeting but for which there is an abstention; and (iii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction.
Shareholders may not cumulate their votes in the election of directors.
What vote is required to approve the advisory resolution on the compensation of the Company’s named executive officers?
The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers will be adopted if the votes cast For this proposal exceed the votes cast Against at the virtual Annual Meeting or by proxy and voting on this proposal.
You may vote For, Against or Abstain from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
What vote is required to ratify the appointment of the Company's independent registered public accounting firm?
The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm will be adopted if votes cast For this proposal exceed the votes cast Against at the virtual Annual Meeting or by proxy and voting on this proposal. You may vote For, Against or Abstain from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Can I vote on other matters?
We have not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and the Board does not know of any other matters to be brought before the Annual Meeting.
Who is soliciting my proxy and who is paying the cost of solicitation?
The Board is soliciting proxies for use at the Annual Meeting. Certain directors, officers and associates of Columbia and its banking subsidiary, Umpqua Bank, may solicit proxies by mail, telephone, facsimile, or in person.
We will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of our common stock.
However, management may, if it determines it necessary to obtain the requisite shareholder vote, retain the services of a proxy solicitation firm.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website at www.columbiabankingsystem.com, the SEC’s website at www.sec.gov, or by writing to: Columbia Banking
System, Inc., Attn: Corporate Secretary, 1301 A Street, Tacoma, Washington 98402-4200.
Columbia Banking System  I  2025 Proxy Statement          91

When are proposals and director nominations for the 2026 Annual Meeting due?
In order to be considered for inclusion in our proxy statement and proxy card, proposals by shareholders to transact business at
Columbia’s 2026 Annual Meeting must be delivered to Columbia’s Corporate Secretary no later than December 4, 2025 and should contain such information as is required under our Bylaws. Such proposals will also need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Columbia-sponsored proxy materials. In order for a shareholder proposal to be raised from the floor during next year’s annual meeting, or for a shareholder to nominate a person or persons for a director, written notice must be received by us no earlier than the 150th day and no later than the 120th day prior to the first anniversary of the 2025
Annual Meeting (meaning no earlier than December 16, 2025, and no later than January 15, 2026), and should contain such information as required under our Bylaws. However, if the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the 2025 Annual Meeting, notice must be delivered no earlier than the 150th day and no later than the 120th day prior to the date of the 2026 Annual Meeting or, if the first public announcement of the 2026 Annual Meeting date is less than ten days before the meeting date, notice must be delivered no later than the tenth day following the date of the
Company’s first public announcement of the 2026 Annual Meeting date.
In addition to satisfying the foregoing requirements, to comply with the new universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Columbia’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026. To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or director nominee as described in our Bylaws. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.
Notice of intention to present proposals at the 2026 Annual Meeting, or to obtain a copy of the detailed procedures regarding notice requirements for proposals or director nominations, should be directed to: Columbia Banking System, Inc., Attn: Corporate
Secretary, 1301 A Street, Tacoma, Washington 98402-4200.
WE URGE YOU TO VOTE VIA THE INTERNET OR TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE NOTICE OR
REQUEST A PROXY CARD AND SIGN AND RETURN IT WHEN RECEIVED AS PROMPTLY AS POSSIBLE, WHETHER OR
NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY
THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
Columbia Banking System  I  2025 Proxy Statement  A-1
Appendix A
Non-GAAP Financial Measures
The Company considers its operating PPNR, PPNR return on average assets, ROTCE and operating ROTCE to be important measurements as they reflect the ongoing operating leverage of the Company. Additionally, presentation of these measures allow readers to compare certain aspects of the Company’s financial success to other organizations, and the Company also uses operating PPNR and ROTCE as part of our incentive compensation program for our executive officers. Despite the importance of these measures to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of operating PPNR:

	Twelve Months Ended December 31,
Operating PPNR:	2024	2023*	2022*	2021*	2020*
	($ in thousands)
Net Income	$533,675	$348,715	$336,752	$420,300	$(1,523,420)
Exit and disposal costs	3,993	10,218	6,805	12,763	2,588
Merger-related expense	23,713	171,659	17,356	15,183	—
FDIC special assessment	5,732	32,923	—	—	—
Mortgage servicing rights hedge loss	8,603	4,693	14,476	—	—
Change in fair value of mortgage servicing rights due to valuation inputs or assumptions	(5,229)	6,122	(57,537)	(11,089)	53,423
Change in fair value of certain loans held for investment	10,476	(2,630)	58,464	(3,032)	—
(Gain) loss on swap derivatives	(1,667)	4,597	(16,249)	(8,395)	9,409
Loss (gain) on investment securities	368	(2,313)	7,097	1,503	(959)
Goodwill impairment	—	—	—	—	1,784,936
Tax effect of adjustment	(11,497)	(52,567)	(7,479)	1,014	(475,913)
Operating earnings	568,167	521,417	359,685	428,247	(149,936)
Provision (recapture) for credit losses	105,924	213,199	84,016	(42,651)	204,861
Provision for income taxes (excluding tax effect of adjustments above)	196,572	175,051	121,305	136,846	542,913
Operating PPNR	$870,663	$909,667	$565,006	$522,442	$597,838
*Financial results for periods ended prior to February 28, 2023 reflect Umpqua results on a standalone basis.
Columbia Banking System  I  2025 Proxy Statement  A-2
The following table reconciles the Company’s calculation of Operating PPNR return on average assets:

	Twelve Months Ended December 31,
PPNR return on average assets:	2024	2023*	2022*	2021*	2020*
	($ in thousands)
Operating PPNR (numerator)	$870,663	$909,667	$565,006	$522,442	$597,838
Average assets (denominator)	$51,915,054	$49,496,319	$30,817,396	$30,267,372	$29,211,733
Operating PPNR return on average assets (numerator / denominator)	1.68%	1.84%	1.83%	1.73%	2.05%
*Financial results for periods ended prior to February 28, 2023 reflect Umpqua results on a standalone basis.
The following table reconciles the Company’s calculation of ROTCE and operating ROTCE:

ROTCE and operating ROTCE:	2024	2023*	Q1 2024	Q4 2024
	($ in thousands)
Total average shareholders' equity	$5,060,365	$4,466,725	$4,985,875	$5,226,290
Less: Average goodwill and intangibles	$1,573,712	$1,423,075	$1,619,134	$1,528,431
Average tangible common shareholders' equity (denominator)	$3,486,653	$3,043,650	$3,366,741	$3,697,859
Net income (numerator 1)	$533,675	$348,715	$124,080	$143,269
Return on average tangible common equity (numerator 1 / denominator)	15.31%	11.46%	14.82%	15.41%
Operating earnings (numerator 2)	$568,167	$521,417	$134,940	$149,745
Operating return on average tangible common equity (numerator 2 / denominator)	16.30%	17.13%	16.12%	16.11%
*Financial results for periods ended prior to February 28, 2023 reflect Umpqua results on a standalone basis.

COLUMBIA BANKING SYSTEM

COLUMBIA BANKING SYSTEM, INC
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 14, 2025 for common shareholders and by 11:59 p.m. Eastern Time on May 13, 2025 for shares held in an employee benefit plan sponsored by Columbia Banking System, Inc. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/COLB2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 14, 2025 for common shareholders and by 11:59 p.m. Eastern Time on May 13, 2025 for shares held in an employee benefit plan sponsored by Columbia Banking System, Inc. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received by the date and time of the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71052-P23326

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COLUMBIA BANKING SYSTEM, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Maria M. Pope	☐	☐	☐
1b. Mark A. Finkelstein	☐	☐	☐
1c. Eric S. Forrest	☐	☐	☐
1d. Randal L. Lund	☐	☐	☐
1e. Luis F. Machuca	☐	☐	☐
1f. S. Mae Fujita Numata	☐	☐	☐
1g. John F. Schultz	☐	☐	☐
1h. Elizabeth W. Seaton	☐	☐	☐
1i. Clint E. Stein	☐	☐	☐
1j. Hilliard C. Terry, III	☐	☐	☐
1k. Anddria Varnado	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of Columbia Banking System, Inc.'s named executive officers.	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche LLP as Columbia Banking System, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, Notice of Internet Availability of Proxy Materials, and annual report to shareholders are available at www.proxyvote.com.

V71053-P23326

COLUMBIA BANKING SYSTEM, INC.
Annual Meeting of Shareholders
May 15, 2025 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned shareholder of COLUMBIA BANKING SYSTEM, INC. ("Columbia") hereby nominates, constitutes and appoints Maria M. Pope and Clint E. Stein, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and to vote all of the Common Stock of Columbia standing in my name and on its books on March 17, 2025 at the Annual Meeting of Shareholders to be held live via webcast at www.virtualshareholdermeeting.com/COLB2025 on May 15, 2025 at 10:00 AM Pacific Time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as shown on the reverse side.

The undersigned hereby acknowledges access to or receipt of the Notice of Annual Meeting of Shareholders for the May 15, 2025 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED AND "FOR" PROPOSALS 2 AND 3.

Continued and to be signed on reverse side